UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 30, 2022

BITMIS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-214469	98-1310024
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1-17-1 Zhaojia Road
Xinglongtai District
Panjin City, Liaoning Province
People’s Republic of China	124000
(Address of principal executive offices)	(Zip Code)

+86 15842767931

(Registrant’s telephone number, including area code)

400 Blake St. Apt 3401, New Haven, Connecticut 06515

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

i

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any historical results and future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” and the following factors:

●	Our independent registered auditors have expressed substantial doubt about our ability to continue as a going concern.

●	We may continue to incur losses in the future, and may not be able to return to profitability, which may cause the market price of our shares to decline.

●	Our business plan is based on a relatively new model that may not be successful and we may not successfully implement our business strategies.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

ii

USE OF CERTAIN DEFINED TERMS

In addition, unless the context otherwise requires and for the purposes of this report only, references to:

●	“we,” “us,” “our,” “Bitmis,” or “our company,” are to the combined business of Bitmis Corp. a Nevada corporation, and its subsidiaries and other consolidated entities;

●	“Cambell International” are to Cambell International Holding Limited, a British Virgin Islands company and wholly-owned subsidiary of Bitmis Corp.;

●	“Win&win” are to Win&win Industrial Development Company Ltd, a British Virgins Islands company and wholly-owned subsidiary of Cambell;

●	“BJK Holding” are to BJK Holding Group Limited, a Hong Kong company and wholly-owned subsidiary of Win&win;

●	“Baijiakang Consulting” or “WFOE” are to Baijiakang (Liaoning) Health Information Consulting Services Co., Ltd. (WFOE) a limited liability company organized under the laws of the PRC, which is wholly-owned by BJK Holding;

●	“Liaoning Kangbaier” or “VIE” are to Liaoning Kangbaier Biotechnology Development Co., Ltd, a limited liability company organized under the laws of the PRC, which we control via a series of contractual arrangements (the VIE Agreements) among WFOE, Liaoning Kangbaier and shareholders of Liaoning Kangbaier;

●	“China” and “PRC” refer to the People’s Republic of China, excluding, for the purposes of this report only, Hong Kong, Macau and Taiwan;

●	“our PRC operating entities” are to our mainland China-based subsidiary, the VIE and the VIE’s subsidiaries

●	PRC laws and regulations are to the laws and regulations of China;

●	“Renminbi” and “RMB” refer to the legal currency of China;

●	“U.S. dollars, “dollars” and “$” refer to the legal currency of the United States;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“Securities Act” are to the Securities Act of 1933. As amended;

●	“VIE” are to variable interest entity or Liaoning Kangbaier, as the case may be;

●	“VIE Agreements” are to a series of contractual arrangements, including the “Consulting Service Agreement”, the “Business Operation Agreement”, the “Proxy Agreement”, the “Equity Disposal Agreement” and “Equity Pledge Agreement”, as described herein.

MARKET DATA AND FORECAST

Unless otherwise indicated, information in this current report on Form 8-K concerning economic conditions and our industry is based on information from independent industry analysts and publications, as well as our estimates. Except where otherwise noted, our estimates are derived from publicly available information released by third-party sources, as well as data from our internal research, and are based on such data and knowledge of our industry, which we believe to be reasonable. None of the independent industry publications used in this report was prepared on our or our affiliates’ behalf. We acknowledge our responsibility for all disclosures in this report, but caution readers that we have not independently verified the underlying information in such publications and reports.

This report also contains data related to the elderly care industry. These market data include estimates and projections that are based on a number of assumptions. If any one or more of the assumptions underlying the market data turn out to be incorrect, actual results may differ significantly from the projections.

iii

Item 1.01. Entry into a Material Definitive Agreement

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The Share Exchange with Cambell International Holding Limited

On December 30, 2022, we entered into a share exchange agreement (“Share Exchange Agreement”) with (i) Cambell International Holding Limited (“Cambell International”), a limited liability company incorporated in British Virgin Islands on September 23, 2020 and (ii) the shareholders of Cambell International (the “Cambell Shareholders”) to acquire all the issued and outstanding capital stock of Cambell International in exchange for the issuance to the Cambell Shareholders of an aggregate of 1,000,000 shares (the “Shares”) of our common stock and the transfer by Ms. Xiaoyan to the Cambell Shareholders of 9,000,000 shares of our Series A Preferred Stock owned by her (“Reverse Acquisition”). The Reverse Acquisition was closed on December 30, 2022.

None of Cambell International’s stockholders is a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and Cambell International acquired our shares in the Reverse Merger outside of the United States.

In issuing these securities to Cambell International’s stockholders, we relied upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and/or Regulation S promulgated by the U.S. Securities and Exchange Commission (the “SEC”). Among other things, the offer or sale was made in an offshore transaction and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, each of the recipients of the shares certified that he/she/it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

Accounting Treatment; Change of Control

Pursuant to the “Reverse Acquisition,” Cambell International is deemed to be the acquirer. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Business Combination will be those of Cambell International and its consolidated subsidiaries and will be recorded at the historical cost basis of Cambell International, and the consolidated financial statements after consummation of the Business Combination will include the assets and liabilities of Cambell International and its subsidiaries and VIE, historical operations of Cambell International and its subsidiaries and VIE, and operations of Bitmis Corp. from the Closing Date of the Reverse Acquisition.

Pursuant to the Business Combination, a change of control of Bitmis Corp. occurred as of the Closing Date. Except as described in this Report, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of our Board and, to our knowledge, no other arrangements exist that might result in a change of control of the Bitmis Corp.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, following the Reverse Acquisition.

DESCRIPTION OF BUSINESS

Corporate History and Structure

Bitmis Corp.

Bitmis Corp. was founded in the State of Nevada on June 6, 2016. The Company originally intended to commence operations in the business of consulting in Thailand, but it was not successful. On February 24, 2020, Anna Varlamova, the president, treasurer, secretary, and director of Bitmis Corp. sold 5,000,000 shares of the Company’s common stock, representing 80% of its total issued and outstanding shares of common stock, in a private transaction to Li Wen Chen (1,250,000 shares), Bi Feng Zhao (1,000,000 shares), Heng Jian Yang (1,000,000 shares), Kin Chiu Leung (1,000,000 shares), Jin Jia Mai (750,000 shares) and Zhong Xiong Chen (500,000) (collectively, the “Purchasers”) for an aggregate purchase price of $395,000. The share ownership of the Purchasers represented, respectively, 20%, 16%, 16%, 12%, 8% and 8% of the total issued and outstanding shares of common stock of the Company.

In December 2019, a novel strain of coronavirus, causing a disease referred to as COVID-19, was reported to have surfaced in Wuhan, China which spread all over China and throughout the world. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic which resulted in quarantines, travel restrictions, shelter-in-place, and other restrictions. The global economy was materially negatively affected by COVID-19 and the Company’s business and results of operations were negatively impacted by its inability to visit and meet clients in China for potential merger and acquisition projects as well as a significant disruption of global financial markets, reducing the Company’s ability to access capital, potentially negatively affecting the Company’s liquidity.

On July 8, 2020, the Board of Directors received resignation letters from Mr. Zhong Xiong Chen, a member of the Board, and Ms. Li Wen Chen, a member of the Board and Chief Financial Officer of the Company, both citing personal reasons and both effective on July 8, 2020.

The Company has been dormant since July 2020.

On April 12, 2022, the Eighth Judicial District Court in Clark County, Nevada Case No: A-22-849683-B appointed Custodian Ventures, managed by David Lazar as the Company’s custodian. Upon his appointment all former officers and directors of the Company resigned.

David Lazar, 31, a private investor, has been CEO and Chairman of the Company since December 9, 2021. Mr. Lazar has been a partner at Zenith Partners International since 2013, where he specializes in research and development, sales, and marketing. From 2014 through 2015, he was the Chief Executive Officer of Dico, Inc., which was then sold to Peekay Boutiques. Since February of 2018, Mr. Lazar has been the managing member of Custodian Ventures LLC, where he specializes in assisting distressed public companies. Since March 2018, he has acted as the managing member of Activist Investing LLC, which specializes in active investing in distressed public companies. Mr. Lazar has a diverse knowledge of financial, legal, and operations management, public company management, accounting, audit preparation, due diligence reviews, and SEC regulations.

On September 22, 2022, as a result of a private transaction, 10,000,000 shares of the Company’s Series A Preferred Stock, $0.001 par value per share, were transferred from Custodian Ventures LLC, a Wyoming limited liability company, to Yuan Xiaoyan (the “Purchaser”) for a cash consideration of $430,000 constituting personal funds of the Purchaser. As a result, the Purchaser became the holder of 90% of the voting rights of the issued and outstanding share capital of the Company.

On September 22, 2022, David Lazar, resigned as the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and a director. Concurrently and effective on the date of the transfer, Yuan Xiaoyan consented to act as the Company’s Chief Executive Officer, President, Chief Financial Officer, and a director and also assumed the positions of Secretary and Treasurer.

Ms. Xiaoyan Yuan (age 34). Ms. Yuan, from 2020 to 2022 served as the assistant to the Chairman of the overseas listing group of small and medium-sized enterprises, mainly engaged in listing advisory services, and responsible for assisting enterprises to complete various preparations before listing. From 2016 to 2020, she worked as the project manager of China Enterprise Finance (Beijing) Investment Fund Co., LTD., responsible for the implementation of the matters in the establishment and operation of the fund, the post-investment tracking of the invested projects, and the regular analysis of the fund and project ROI and valuation changes. From 2013 to 2016, she served as the administrative officer of United Business Association Beijing Representative Office, assisting in the preparation of various meetings and documents, and maintaining close contact with member units. Ms. Yuan attended Haibin College, Beijing Jiaotong University.

Cambell International Holding Limited

Cambell International Holding Limited (“Cambell International”) was incorporated in the British Virgin Islands on September 23, 2020.

On December 30, 2022, Cambell International entered into the Share Exchange Agreement with Bitmis Corp. and the shareholders of Cambell International to acquire all the issued and outstanding capital of Cambell International in exchange for the issuance by Bitmis Corp. of an aggregate of 1,000,000 shares of our common stock to those shareholders (“Reverse Acquisition”). As a condition of closing of the Reverse Acquisition, Ms. Xiaoyan Yuan transferred to the Cambell Shareholders 9,000,000 shares of Bitmis’ Series A Preferred Stock, $0.001 par value per share (the “Preferred Shares”) owned by her. After the Reverse Acquisition, Cambell International became a wholly-owned subsidiary of Bitmis Corp. on December 30, 2022.

Win&win Industrial Development Company Ltd.

Win&win Industrial Development Company Ltd, a British Virgins Island company formed on November 3rd, 2020, (“Win&win”), is a wholly owned subsidiary of Cambell International which was established in connection with the Company’s intent to become listed.

BJK Holding Group Limited

BJK Holding Group Limited, a Hong Kong company, (“BJK Holding”) is a wholly owned subsidiary of Win&win formed on November 30, 2020., originally incorporated as Yangtze River Holding Group Limited, it changed its name to Baijiakang Holding Group Limited on August 31, 2021.

Baijiakang (Liaoning) Health Information Consulting Services Co., Ltd.

Baijiakang (Liaoning) Health Information Consulting Services Co., Ltd. (“Baijiakang Consulting”) a wholly owned subsidiary of BJK Holding was formed on February 16, 2022 as a limited company pursuant to PRC law (WFOE).

Liaoning Kangbaier Biotechnology Development Co., Ltd

Liaoning Kangbaier Biotechnology Development Co., Ltd., (“Liaoning Kangbaier”), the VIE, was formed under the laws of the PRC on September 22, 2015. We operate our research, development, production, and marketing business of Natural B-carotene based nutritional products through Liaoning Kangbaier and its wholly owned subsidiaries, Doron Kangbaier Biotechnology Co. Ltd., and Liaoning BaiJiaKang Health Technology Co. Ltd., in China.

Pursuant to PRC law, each entity formed under PRC law must have a business scope as submitted to the Administration for Market Regulation or its local counterpart. Depending on the particular business scopes, approval by the relevant competent regulatory agencies may be required prior to commencement of business operations. Since the sole business of WFOE is to provide Liaoning Kangbaier with technical support, consulting services and other management services relating to its day-to-day business operations and management in exchange for a service fee approximately equal all pre-tax profits of Liaoning Kangbaier and its subsidiaries (minus any accumulated losses (if any) of Liaoning Kangbaier and its subsidiaries in the previous fiscal year, and the amount required for operating funds, expenditures, taxes and other statutory contributions in any particular fiscal year), such business scope is appropriate under PRC law. Liaoning Kangbaier on the other hand, is also able to, pursuant to its business scope, conduct manufacturing business of nutritional products. Liaoning Kangbaier is approved by the Market Regulation Bureau of Panjin to engage in its business.

We control Liaoning Kangbaier through a series of contractual arrangements, or “VIE Agreements”, which are described under “Contractual Arrangements among WFOE, Liaoning Kangbaier and Liaoning Kangbaier Shareholders.” The VIE Agreements are designed so that the operations of the VIE are solely for the benefit of WFOE and ultimately, the Company. As such, under U.S. GAAP, the Company is deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIE for accounting purposes only and must consolidate the VIE because we meet the conditions under the U.S. GAAP to consolidate the VIE.

The following diagram illustrates our corporate structure as of the date of this Report:

(1)	Consulting Service Agreement
(2)	Business Operation Agreement
(3)	Proxy Agreement
(4)	Equity Disposal Agreement
(5)	Equity Pledge Agreement

Contractual Arrangements among WFOE, Liaoning Kangbaier and Liaoning Kangbaier’s Shareholders

While we do not have any equity interest in our consolidated affiliated entities, we have been and are expected to continue to be dependent on them to operate our business as long as there is limitation or prohibition in the interpretation and application by local governments of regulations concerning foreign investments in companies such as our consolidated affiliated entities. We rely on our consolidated affiliated entities to maintain or renew their respective qualifications, licenses or permits necessary for our business in China. We believe that under the VIE Agreements, we have substantial control over our consolidated affiliated entities and their respective shareholders to renew, revise or enter into new contractual arrangements prior to the expiration of the current arrangements on terms that would enable us to continue to operate our business in China after the expiration of the current arrangements, or pursuant to certain amendments and changes of the current applicable PRC laws, regulations and rules on terms that would enable us to continue to operate our business in China legally. While we currently do not anticipate any changes to PRC laws in the near future that may impact our ability to carry out our business in China, no assurances can be made in this regard. See “Risk Factors—Risks Related to Doing Business in China—Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.” and “Risk Factors—Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system could adversely affect us.” For a detailed description of the risks associated with our corporate structure and the contractual arrangements that support our corporate structure, see “Risk Factors—Risks Related to Our Corporate Structure.”

The following is a summary of the VIE Agreements among the WFOE, Liaoning Kangbaier and Liaoning Kangbaier’s Shareholders.

On November 27, 2022, Baijiakang Consulting, Liaoning Kangbaier and Liaoning Kangbaier’s Shareholders. entered into a series of contractual agreements for Liaoning Kangbaier to qualify as variable interest entity or VIE (the “VIE Agreements”). The VIE Agreements are summarized as follows:

Consulting Service Agreement

Pursuant to the terms of the Exclusive Consulting and Service Agreement dated November 27, 2022, between Baijiakang Consulting and Liaoning Kangbaier (the “Consulting Service Agreement”), Baijiakang Consulting is the exclusive consulting and service provider to Liaoning Kangbaier to provide business-related software research and development services; design, installation, and testing services; network equipment support, upgrade, maintenance, monitor, and problem-solving services; employees training services; technology development and sublicensing services; public relations services; market investigation, research, and consultation services; short to medium term marketing plan-making services; compliance consultation services; marketing events and membership related activities planning and organizing services; intellectual property permits; equipment and rental services; and business-related management consulting services. Pursuant to the Consulting Service Agreement, the service fee is the remaining amount after Liaoning Kangbaier’s profit before tax in the corresponding year deducts Liaoning Kangbaier’s losses, if any, in the previous year, the necessary costs, expenses, taxes, and fees incurred in the corresponding year, and the withdraws of the statutory provident fund. Liaoning Kangbaier agreed not to transfer its rights and obligations under the Consulting Service Agreement to any third party without prior written consent from Baijiakang Consulting. In addition, Baijiakang Consulting may transfer its rights and obligations under the Consulting Service Agreement to Baijiakang Consulting’s affiliates without Liaoning Kangbaier’s consent, but Baijiakang Consulting shall notify Liaoning Kangbaier of such transfer. This Agreement is valid for a term of 10 years subject to any extension requested by Baijiakang Consulting unless terminated by Baijiakang Consulting unilaterally prior to the expiration.

The foregoing summary of the Consulting Service Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Consulting Service Agreement, which is filed as Exhibit 10.2 to this Form 8-K.

Business Operation Agreement

Pursuant to the terms of the Business Operation Agreement dated November 27, 2022, among Baijiakang Consulting, Liaoning Kangbaier and the shareholders of Liaoning Kangbaier (the “Business Operation Agreement”), Liaoning Kangbaier has agreed to subject the operations and management of its business to the control of Baijiakang Consulting. According to the Business Operation Agreement, Liaoning Kangbaier is not allowed to conduct any transactions that has substantial impact upon its operations, assets, rights, obligations, and personnel without the Baijiakang Consulting’s written approval. The shareholders of Liaoning Kangbaier and Liaoning Kangbaier will take Baijiakang Consulting’s advice on appointment or dismissal of directors, employment of Liaoning Kangbaier’s employees, regular operation, and financial management of Liaoning Kangbaier. The shareholders of Liaoning Kangbaier have agreed to transfer any dividends, distributions, or any other profits that they receive as the shareholders of Liaoning Kangbaier to Baijiakang Consulting without consideration. The Business Operation Agreement is valid for a term of 10 years or longer upon the request of Baijiakang Consulting prior to the expiration thereof. The Business Operation Agreement might be terminated earlier by Baijiakang Consulting with a 30-day written notice.

The foregoing summary of the Business Operation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Business Operation Agreement, which is filed as Exhibit 10.3 to this Form 8-K.

Proxy Agreement

Pursuant to the terms of the Proxy Agreements dated November 27, 2022, among Baijiakang Consulting, and the shareholders of Liaoning Kangbaier (each, the “Proxy Agreement”, collectively, the “Proxy Agreements”), each shareholder of Liaoning Kangbaier has irrevocably entrusted his/her shareholder rights as Liaoning Kangbaier’s shareholder to Baijiakang Consulting , including but not limited to, proposing the shareholder meeting, accepting any notices with regard to the convening of shareholder meeting and any other procedures, conducting voting rights, and selling or transferring the shares held by such shareholder, for 10 years or earlier if the Business Operation Agreement was terminated for any reasons.

The foregoing summary of the Proxy Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the Proxy Agreements, which are filed as Exhibit 10.4 to this Form 8-K.

Equity Disposal Agreement

Pursuant to the terms of the Equity Disposal Agreement dated November 27, 2022, among Baijiakang Consulting, Liaoning Kangbaier , and the shareholders of Liaoning Kangbaier (the “Equity Disposal Agreement”), the shareholders of Liaoning Kangbaier granted Baijiakang Consulting or its designees an irrevocable and exclusive purchase option (the “Option”) to purchase Liaoning Kangbaier’s all or partial equity interests and/or assets at the lowest purchase price permitted by PRC laws and regulations. The option is exercisable at any time at Baijiakang Consulting’s discretion in full or in part, to the extent permitted by PRC law. The shareholders of Liaoning Kangbaier agreed to give Liaoning Kangbaier the total amount of the exercise price as a gift, or in other methods upon Baijiakang Consulting’s written consent to transfer the exercise price to Liaoning Kangbaier. The Equity Disposal Agreement is valid for a term of 10 years or longer upon the request of Baijiakang Consulting.

The foregoing summary of the Equity Disposal Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Equity Disposal Agreement, which is filed as Exhibit 10.5 to this Form 8-K.

Equity Pledge Agreement

Pursuant to the terms of the Equity Pledge Agreement dated November 27, 2022, among Baijiakang Consulting and the shareholders of Liaoning Kangbaier (the “Pledge Agreement”), the shareholders of Liaoning Kangbaier pledged all of their equity interests in Liaoning Kangbaier to Baijiakang Consulting, including the proceeds thereof, to guarantee Liaoning Kangbaier’s performance of its obligations under the Business Operation Agreement, the Consulting Service Agreement and the Equity Disposal Agreement (each, an “Agreement”, collectively, the “Agreements”). If Liaoning Kangbaier or its shareholders breach its respective contractual obligations under any Agreements, or cause to occur one of the events regards as an event of default under any Agreements, Baijiakang Consulting, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interest in Liaoning Kangbaier. During the term of the Pledge Agreement, the pledged equity interests cannot be transferred without Baijiakang Consulting’s prior written consent. The Pledge Agreement is valid until all the obligations due under the Agreements have been fulfilled.

The foregoing summary of the Equity Pledge Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Equity Pledge Agreement, which is filed as Exhibit 10.6 to this Form 8-K.

BUSINESS

Overview

We are a U.S. holding company incorporated in Nevada on June 6, 2016, which operates through its wholly owned subsidiary, Cambell International, a company incorporated in the British Virgin Islands on September 23,2020. Cambell International, through a series of wholly owned subsidiaries incorporated in the British Virgin Islands, Hong Kong and the PRC, conducts our operations through our VIE established in the People’s Republic of China. We do not have any equity ownership of our VIE; instead, we control and receive the economic benefits of our VIE’s business operations through certain contractual arrangements, or “VIE Agreements”, which are used to replicate foreign investment in China-based companies where Chinese law has certain restrictions on direct foreign investment in the Chinese operating companies.

Our China-based VIE, Liaoning Kangbaier Biotechnology Development Co., Ltd., (“Liaoning Kangbaier”), and its subsidiaries, are focused on the research and development of extraction processes of natural β -carotene, as well as the production, distribution marketing and sales of natural β -carotene health food products. Natural β -carotene is a safe source of vitamin A which is an essential nurturant important for vision, growth, cell division, reproduction and immunity as well as containing antioxidant properties which offer protection from diabetes, heart disease and cancer.

The Chinese government is committed to improving the health and life expectancy of its populous which has seen dramatic increases in the spread of diseases resulting in reduced life expectancy and premature mortality. These are the result of a number of factors including industrialization, urbanization, population aging, and the changes of ecological environment. To actively respond to these health issues the government has adopted and implemented a number of programs to promote health awareness and improve the medical and health system. These initiatives, together with the global outbreak of COVID-19, have increased the public’s awareness and demand for health products and nutritious and healthy food.

To address this demand and market potential the Company has developed a line of natural β -carotene health products, including natural β -carrot juice, natural β -carrot powder, and natural β -carotene noodles. The Company is continuing to develop a variety of carotene products, such as carotene milk, carotene biscuits, carotene jelly, carotene enzyme, etc. These products are distributed, marketed and sold in China through sales companies, regional agents and franchised Baijiakang Healthy Lifestyle Supermarket.

To date, all of Liaoning Kangbaier’s products are distributed through qualified dealers in the markets where it operates. Liaoning Kangbaier has a stable and well-established distribution network, which has helped it grow its sales and expand its markets. As of the date of this report, Liaoning Kangbaier has established relationships with over fifty distributors in China. Our management is constantly looking to add and build long term relationships with qualified and reputable distributors to our network.

Our Strengths

We believe that the following strengths enable us to capture business opportunities and differentiate us from our competitors:

Our Mission is in Harmony with Government Initiatives

Our mission to provide high quality nutritional health products under the "Kangbaier" brand is in harmony with recent government initiatives to improve the health conditions of its citizens.

The Healthy China Action (2019-2030) was formulated in 2019 to actively respond to the prominent health problems of Chinese people by implementing effective intervention measures to improve the quality of life by providing improved health at a lower cost, with emphasis on the elderly.

In 2019, the Law of the People's Republic of China on Basic Medical and Health Care and Health Promotion was adopted to promote health awareness and improve the medical and health system. This legislation emphasized prevention and promoted non-medical health nutrition as a method to significantly reduce the cost of health and treatment.

To help promote healthy lifestyles and physical strength, the Chinese government has produced a new revised version of the Dietary Guidelines for Chinese Residents (2022) as guidance for dietary intake among its population concluding that a high quality diet is believed to play a functional role in promoting the healthy growth of mankind and preventing many kinds of chronic degenerative diseases, including cancer, cardiovascular disease, diabetes, and obesity.

The Company’s natural β -carotene health products address our customers’ requirements for nutritional products that can improve one’s health.

Well Established Distribution Network

We have a stable and well-established distribution network, which has helped us grow our sales and expand our market share. Our distribution network consists of sales companies, regional agents and Baijiakang Healthy Lifestyle Supermarkets which are being developed on a franchise model. These markets provide a comprehensive platform for one-stop shopping, physiotherapy, and health services for the middle-aged and elderly. We are constantly looking to add qualified and reputable distributors to our network and have built long-term relationships with a number of them.

Strong Focus on Research and Development

Our research and development (“R&D”) capability has always been a cornerstone of our success. Our R&D department has pioneered natural β -carotene extraction technology that increases the extraction rate from raw materials from 25% to 65%-70% with an absorption rate as high as 92%. To meet customers’ needs, our R&D department is continuously developing additional natural β -carotene health products.

Vertically Integrated Production

Liaoning Kangbaier is mainly engaged in the research, development, and sale of nutritional products. The relevant nutritional products are manufactured under contract with an independent company, entrusted by Liaoning Kangbaier, which holds a Food Production License. We benefit by controlling the quality of production, while ensuring timely delivery of products.

Our Strategies

We plan to pursue the following strategies to further grow our business:

Focus On Our Health-Themed Physical Life Service Supermarkets

Create community one-stop health value added service portals based on the Baijiakang Healthy Lifestyle Supermarket concept which promotes our natural β -carotene series products and integrates health evaluation and consultation, health therapy, health classroom, daily necessities to offer comprehensive health services to our customers.

Expand Product Offering by Adding New Products

We believe there are opportunities for us to expand our sales by adding additional natural β -carotene products to our product offerings.

Enhance Our Distribution Network

As of the date of this Report, our products have been sold to [5] provinces and cities nationwide. We plan to cooperate with more institutions and well-known enterprises as well as to add more local agents to further strengthen and expand our distribution network and supermarket chains and expand our market to other parts of China.

Improve Brand Awareness

We intend to develop brand awareness by promoting our products and expanding our marketing by offering our β -carotene product as a health product or nutritional supplement ("Little Blue Cap") and selling our products to more chain stores and agents in China.

Selectively seek out strategic acquisitions

As the market competition intensifies, those small and medium-sized producers with weak research and development capabilities are under great pressure. We are a biotechnology company focusing on natural vitamin extraction technology, and our technology can be applied to the extraction of nutrients in many categories of products. In the future, we may integrate and acquire small and medium-sized manufacturers that meet our quality standards to improve our competitiveness.

Our Products and Markets

We, through our China-based VIE, Liaoning Kangbaier and its subsidiaries, produce, market, and sell Natural β -carotene based health products. Natural β -carotene is a safe source of vitamin A and has high nutritional and medicinal value. A substantial number of scientific research data, care and clinical trials at home and abroad have verified that Natural β -carotene plays a significant role in supplementing vitamin A, acts as antioxidant, maintains cell vitality, anti-cancer, vision protection, blood glucose regulation, body immunity improvement, intestinal microecological protection, cardiovascular and cerebrovascular disease prevention, delay of aging and other aspects.

Natural β -Carotene is widely used in the health food, health products, dietary supplements, cosmetics and feed industries, and the global market application scale is steadily growing. According to Technavio data, the global β -carotene market size reached $370 million in 2015 and reached $460 million in 2020, with a compound annual growth rate of 4.5%. The market size is expected to reach us $650 million by 2026.

At present, we mainly develop natural β -carotene series of health products, including natural β -carrot juice, natural β -carrot powder, natural β -carotene noodles. In the future, we will continue to develop a variety of forms of carotene series of products, such as carotene milk, carotene biscuits, carotene jelly, carotene enzyme, etc., so that the carotene series of products on the public table has become the norm.

Our Production Process

The following figure explains our process from raw material procurement to production and processing:

Our contract production provider currently has 4 production lines consisting of four stages, with an annual production capacity of 2,600 tons of β carrot powder.

Processing, and Quality Control

Our goal is to provide high-quality products to our consumers. We strive to achieve this goal by establishing a quality control system and recruiting research and development personnel. In addition, our carrot raw material source is reliable, the quality is guaranteed, the whole manufacturing process is strictly in accordance with the internal quality control supervision standards.

Following the acceptance, selection and procurement of raw materials, carrots, first undergo two cleanings, and then are, peeled, cooked, pulped, and homogenization into carrot juice. Using the nonenzymatic method to fully destroy the interstitium and using the physical method to separate the cell space and eventually completely break down the cell wall, the carotene nucleic acid material separation process takes the β -carotene extraction rate from 25% of the traditional process to 65% -70%. In the filling process, a three-in-one cold and hot filling system is adopted. The filling operation is smooth and fast. During the filling process, the inspection related personnel will monitor each link in time and use aseptic high-temperature filling. After the filling, the sterilization can effectively avoid the secondary contamination of the bottle mouth. The whole process is highly automated, with only a small part adjustment to achieve the conversion of parallel.

In China, every food manufacturer is required to comply with the applicable quality control and safety requirements. Our products are produced under contract with a company that has obtained the food production license from the State Food and Drug Administration, which meets the safety requirements stipulated in the Food Safety Law of the People's Republic of China. Currently, we have 3 professionals performing technology-related functions, including product development and quality control.

By November 30,2022, we have owned 25,000 mu of carrot planting base, with an annual output of 125,000 tons of carrots. For the year ended June 30, 2022 and 2021, our revenue is $829,371 and $771,755, respectively, whereas the revenue for the three months ended September 30, 2022 was $68,035. The market repeat purchase rate is 80%. According to the consumer satisfaction survey in recent years, the satisfaction index of carotene series products is relatively high. According to consumer feedback, the product is excellent in improving vision, intestines, immunity and reducing the pain of chemoradiotherapy. Our products are mainly sold in the form of solid and liquid drinks.

Our β -Carotene Products

The following are detailed description of some of the Company’s products:

Our main products are β-carotene series products. In order to introduce our products to the public table quickly and widely, we have developed and designed various forms of products, such as liquid, powder, pasta and so on, taking into account the convenience of product transportation, appearance and portability, and catering to the different preferences of consumers. The amount of carotene in these different forms of products is slightly different. Our Natural Beta carotene drink contains 4mg of beta carotene per 100ml; the powdered beta-carotene content was ≥24.5mg per 100g.

While we strictly control the quality of our products, we will also continue to enrich the product categories. We will target the mass consumer market, covering different groups such as infants, young and middle-aged, and the elderly. In the next step, through the establishment of cooperation with China Polypeptide Industry Group, based on the cooperation of clear protein polypeptide powder, it is committed to the development of peptide products and other new products with carrot based as raw materials. In the future, through international product certification, it will enter the global market, face global consumers, meet more people who need to improve their physical condition, provide people with healthy and nutritional products, and at the same time, enhance their life vitality and shape a healthy life.

Research and Development

We believe our research and development capabilities are essential to ensure the success and competitiveness of our business.

At present, the international carrot fresh juice extraction process follows the fruit juice extraction process and equipment. This juice extraction process equipment is only suitable for fruit pulp of parenchyma cells and concentrated juice products aiming to extract water-soluble ingredients, while carrot is a root vegetable with developed intercellular cell and solid cell wall. Carotene is a fat-soluble component rather than a water-soluble component, so the carrot is processed by fruit processing technology and equipment.

Our natural β -carotene extraction technology using non-enzymatic method to destroy the interstitium, using physical method to separate the cell space and eventually completely break the cell wall, the cell wall and carotene nucleic acid sufficient separation process, takes the β -carotene extraction rate from 25% to 65% -70%, with an absorption rate as high as 92%. This production process, without adding any harmful ingredients, such as spices, pigment, or preservatives, increases the shelf life to more than 12 months.

Our natural β -carotene drinks contain a β -carotene content of 4mg per 100ml; the powder β -carotene content is per 100g≥24.5mg.

Quality Certifications and Accreditations

In a continuous effort to meet various international production and quality manufacturing standards, Liaoning Kangbaier has obtained ISO and JIS certificate certifications: (1) to show evidence of high quality manufacturing standards applied to the production and management processes; and (2) to access domestic and foreign markets. The management believes that maintaining objectively verifiable quality standards fosters consumer confidence and loyalty and maximizes customer satisfaction and recognition.

Raw Materials and Suppliers

All of our raw materials (carrots) are either grown on our own property or sourced through cooperative arrangements with local farmers. Farmers with whom we cooperate are selected based on several criteria including but not limited to quality, farm location, delivery cycle, and price. As we have a variety of options for suppliers, we do not anticipate difficulties in obtaining suppliers to produce our products. The prices for these raw materials are subject to market forces largely beyond our control, including weather and growing cycles, market demand, economy trend, and freight costs. The prices for raw materials have fluctuated in the past and may fluctuate significantly in the future.

Our quality control system starts from procurement. Before entering our production flow, we inspect the farms to confirm that no harmful insecticides and chemical fertilizers are used, and the raw materials must be certified for quality. We also perform quality reexaminations and unannounced inspections on raw materials in the production process. We review the performance of our suppliers based on the defective percentage of their supplies and adjust the amount of procurement from them accordingly. Our supplier agreements usually contain a quality control clause, under which we may seek remedies against our suppliers, such as damages and rectification, in the event the supplies fall below por quality standard or exceed minimum defective percentage.

Production Facilities

We exclusively entrust a third party contract manufacturer to process and produce our products, and we have established a long-term cooperative relationship. We provide standardized production process and technical support for contract manufacturer, and they produce in full accordance with our standards. This enterprise has the relevant production license qualification.

Sales and Marketing

The Ministry of Commerce and other 12 departments issued "opinions on promoting the construction of 15-minute urban convenient life circles" put forward, a quarter of an hour for the convenience of life circle in community residents as the service object, service radius for about 15 minutes’ walk, in order to meet the residents' daily life basic consumption and quality consumption as the goal, with more forms agglomeration formation of community business circle.

The Ministry of Commerce and other 13 departments issued "guidance on promoting the brand chain convenience store to speed up the development" is put forward, to improve the urban public service infrastructure, weave dense for the convenience of consumption grid, optimize the convenience store business environment, promote convenience store brand, chain, intelligent development, better play to the convenience store service the important role of the people's livelihood and promote consumption.

The Company’s product marketing and distribution strategy has been developed in accordance with the national policy guidance issued by the Ministry of Commerce which encouraged “the construction of an urban convenient life circle”, by “promoting brand name convenience stores” so that all of a resident’s basic daily needs can be satisfied within a fifteen walk from their home to centrally located convenience stores developed through comprehensive urban planning. Consistent with this guidance and to address market needs, the Company targets community residents and ensure sales growth expanding the scope of services provided.

The Company’s distribution channels consist of sales companies, regional agents (provincial, urban and county) and the franchising of Baijiakang Healthy Lifestyle Supermarkets which are divided into flagship and community stores. Localized agents have the advantage of familiarity of local resources as well as the ability to identify a potential franchisee for the Baijiakang Healthy Lifestyle Supermarkets.

The Company collects agency fees from agents at all levels across the country, collects franchise fees from Baijiakang Healthy Lifestyle Supermarkets nationwide, to which it provides products nationwide.

As of November 30, 2022, we have more than 5 sales companies, 15 agents and 55 Baijiakang Healthy Lifestyle Supermarkets, including 13 BaiJiaKang flagship stores and 42 community stores. These are concentrated in Shenyang City, Fushun City, Panjin City, Fuxin City, Inner Mongolia Autonomous Region, Liaoyang City, Anshan City, Kaiyuan City, Yingkou City, Jilin City, as well as in Jilin, Hebei, Shandong, and Guangxi Provinces.

According to statistics, the average number of members of each flagship store is 500, the average number of members of each community store is 200, and the total number of members is about 15,000. Some of our agents and franchisees are also transformed from our members. After experiencing our products and services, the members have improved their physical health. They are willing to establish a deeper partnership with us, which also enhances the stickiness between us and our members and strengthens the close relationship between us and our agents and Baijiakang Healthy Lifestyle Supermarkets.

We provide marketing plans, sales support, and personnel training for all Baijiakang Healthy Lifestyle Supermarkets using our extensive sales network which has effectively promoted our sales and enhanced our brand image.

According to the civil affairs statistics of the third quarter of 2022 released by the official data of the Ministry of Civil Affairs of the NPC, PRC, there are 38,586 townships, towns, and streets, and 531,541 community service centers and service stations nationwide. According to the calculation of one community store serving 10 communities, we plan to expand the scale of Baijiakang Healthy Lifestyle Supermarket to more than 10,000 in five years. With the gradual improvement of the service system, the service project escalating, each store membership will have a lot of growth space, is expected to keep [70%] growth rate every year, build conform to the trend of healthy life multiple formats integration development of community business circle, reach the last kilometer connectivity, finally establish people and community ecological civilization health circle, for the people's healthy life to create sustainable circulation of ecological community alliance.

The Baijiakang Healthy Lifestyle Supermarket Concept

The Baijiakang Healthy Lifestyle Supermarket, offered as a franchise, is intended to serve the middle-aged and elderly residents in the community by providing a comprehensive platform for one-stop shopping, physiotherapy, integrated health evaluation and consultation, health therapy, health classroom and related health services. The goal is to meet the basic needs of the residents for a healthy life based upon natural β -carotene series products. Each store is equipped with professional health testing instruments, so that customers can participate in health evaluations and consultations. A personal profile is created for each member, recording their personal health data in detail, which, together with an analysis of the results of health testing instruments, can provide health-related disease prevention recommendations and health-related products.

BaiJiaKang APP (www.baijiakang.wx.chinakbegf.com), provides technical support for offline stores, enabling stores, where customers can register free as “members” through the mobile link, purchase goods and enjoy other benefits. The mobile link also connects supply chains, distributors, franchisees, allied merchants, users, with sales volume, customers, distributors, revenue, channels, and valuable customers, Win&win, community alliance and inter-connected ecosystem.

We will provide pre-sales and after-sales tracking, maintenance, feedback, and emergency response services for store members. A consumer satisfaction evaluation system is employed to continuously improve our customer’s shopping experience, strengthen customer stickiness and their repurchase rate

Competition

At present, the well-known brands familiar to consumers, such as Huiyuan, Weiquan, and Meiyuan, occupy most of the market share in the field of fruit juice drinks. Most of their products are made up of concentrated fruit juice and pure inlet water and mixed together. The fruit juice content is about 10%, and the main element that is helpful to the human body is VC. Our ultra-thick carrot juice, fruit juice content is as high as 85%, rich in VC, and every 100ml of ultra-thick carrot juice contains 4mg of β carotene, β -carotene can be converted in the human body into VA, VA has a good effect on the human eyes, skin, immunity, anti-aging and other aspects. So, most of their products contain food additives, and in terms of nutrients, these brands are not absolutely focused on health nutrition.

As a biotech company, we have been focusing on extracting natural β -carotene from carrots. The continuous r & d investment and continuous technological innovation have increased our extraction cost, which has also led to the higher price of our products than the chemically synthesized carotene products on the market. But the nutritional health value of our natural β -carotene series is much higher than similar products in other markets.

With the continuous growth of the market demand for carrot deep processing products and the further development of the development industry, the domestic and foreign market competition has accelerated. Quality, technology, and cost form a huge network of relationships between enterprises and customers. We believe that the company's products should focus on customers more accurately, quickly gain a foothold in the market and occupy a certain share, and then continue to develop and grow, otherwise we will face the double pressure from the international and domestic markets. If the company has the following situations, such as the decision-making mistakes, poor market expansion, unable to maintain the advanced technology and production level, or the market supply and demand situation has undergone significant adverse changes, we will face an adverse market competition situation.

We believe that our ability to compete depends on many factors within and outside our control, including:

●	promote agriculture by applying scientific and technological advances

●	Large-scale planting base

●	Continuous R & D investment and continuous technological innovation

●	Stable R & D team

●	Excellent professional management team

●	Continuous marketing and promotion

●	Market-oriented adjustment of the product structure

●	Consumer trust and loyalty to the products

●	Our brand advantage over our competitors in the market

We also work with regional and globally renowned health product business partners and health organizations:

●	Cooperated with Hong Xinghua, a researcher from Shijiazhuang Institute of Agricultural Modernization, Chinese Academy of Sciences, to create a production project with high carotene content.

●	Establish cooperation with China Polypeptide Industry Group and devote ourselves to the development of carrot-based peptide products based on the cooperation of clear protein polypeptide powder.

●	China Polypeptide Industry Group is the first polypeptide research base in China, the forward-looking leader in China's polypeptide industry, and the most professional polypeptide application commercial organization in Asia. At present, it has established a government-funded professional peptide application research institute (Development and Application Research Center) and the only albumin polypeptide raw material production base in China, which is the polypeptide research base of Chinese Society of Health Science and Technology (national). Participated in the formulation of national industry standards for albumin polypeptide and soybean polypeptide.

●	Cooperate with Professor Zhu Beiwei of Dalian University of Technology to develop fruit and vegetable deep processing products.

Intellectual Property

Protection of our intellectual property is a strategic priority for our business. We rely on a combination of patent, trademark, and trade secret laws, as well as confidentiality agreements, to establish and protect our proprietary rights. We do not rely on third-party licenses of intellectual property for use in our business.

In order to protect our intellectual property rights, we have filed trademark registration applications in China, including but not limited to the following:

Brand Name	Figure	Trademark No	Trademark category
Kangbaier		1666988 30505039	32 30
Ao Wei Jian AWAYK	Text without graphics	10502470	30
AWAYK; Ovian Health	Text without graphics	4614729	30
Eagle bright god jiongjiong	Text without graphics	41401770	5
BaiJia kang garden	Text without graphics	67601794	44
BaiJia kang garden	Text without graphics	67621263	35
Bai Jia Kang		58482246	44

Pending patent filings:

Country	Patent Number	Patent Name	Document Serial Number	Proposer
China	202223232350.X	A beverage-processing device	2022120400695070	Liaoning Kangbaier Biotechnology Development Co., Ltd.
China	202223225332.9	A beverage processing and blending device	2022120300320500	Liaoning Kangbaier Biotechnology Development Co., Ltd.
China	202223238634.X	A residue filter device for beverage processing	2022120500916620	Liaoning Kangbaier Biotechnology Development Co., Ltd.
China	202223232363.7	An integrated beverage capping system for processing	2022120400700010	Liaoning Kangbaier Biotechnology Development Co., Ltd.
China	202223231375.8	A beverage processing and storage dustproof device	2022120400296310	Liaoning Kangbaier Biotechnology Development Co., Ltd.
China	202223231536.3	A carrot juice beverage processing with raw material mixing equipment	2022120400367610	Liaoning Kangbaier Biotechnology Development Co., Ltd.
China	202223238640.5	A water treatment device used for beverage processing	2022120500915880	Liaoning Kangbaier Biotechnology Development Co., Ltd.
China	202223215658.3	A filter device for processing fruit and vegetable drinks	2022120200953210	Liaoning Kangbaier Biotechnology Development Co., Ltd.

While we highly value our intellectual properties and related assets, we do not believe that our market position and competitiveness are heavily dependent on them, or that our operations are dependent upon any single patent or group of related patents to manufacture our products. We nevertheless face intellectual property-related risks.

Seasonality

We have not experienced, and do not expect to experience, any seasonal fluctuations in our results of operations for either our wheelchair business or living aids products business.

Insurance

Liaoning Kangbaier and its subsidiaries maintain certain insurance policies to safeguard against risks and unexpected events. For example, Liaoning Kangbaier and its subsidiaries provide social security insurance including pension insurance, unemployment insurance, work-related injury insurance and medical insurance for employees. Liaoning Kangbaier and its subsidiaries also maintain property insurance for fixed assets and inventories. Liaoning Kangbaier and its subsidiaries are not required to maintain business interruption insurance or product liability insurance in China under PRC laws and do not maintain key man insurance, insurance policies covering damages to network infrastructures or information technology systems nor any insurance policies for properties. During the fiscal years 2021 and 2021, Liaoning Kangbaier and its subsidiaries did not file any material insurance claims in relation to their businesses.

Regulations

Because all of our operating entities are located in the PRC, we are regulated by the national and local laws of the PRC. This section summarizes the major PRC regulations relating to our business.

PRC Laws and Regulations Relating to Food Industry.

The food manufacturing industry in China is highly regulated. The primary regulatory authority is the State Administration for Market Regulation (SAMR), including its provincial and local branches. As a manufacturer of food, we are subject to regulation and oversight by the SAMR and its provincial and local branches. The Food Safety Law of the People’s Republic of China (2021 Amendment, Food Safety Law) provides the basic legal framework for the administration of the production and sales of food in China and covers the processing, sales, trading, storage, transport, safety management and other supervisory regulations on food. These regulations set forth detailed rules with respect to the administration of food safety in China. We are also subject to other PRC laws and regulations that are applicable to business operators, distributors in general.

PRC Licenses for Food Manufacturers and Operators.

Pursuant to the Food Safety Law, China implements a licensing system for the food production and operation. A person or a legal person who engages in food production, food selling, or catering services shall obtain the Food Production License and/or Food Operation License from the food safety administrations of local people’s governments at the county level or above in accordance with the law. Our Food Production License was issued on July 6, 2018 by the former authority named Food and Drug Administration of Liu An City and will be valid until July 5, 2023. Our Food Operation License was issued by the Food and Drug Administration of Shu Cheng County on September 5, 2016 and will be expired after September 4, 2021.

PRC Laws and Regulations Regarding Foreign Investment

Investment activities in the PRC by foreign investors were principally governed by the Catalogue for the Guidance of Foreign Investment Industries, or the Catalogue, which was promulgated and is amended from time to time by the Ministry of Commerce (the “MOFCOM”) and the NDRC. Industries listed in the Catalogue were divided into three categories: encouraged, restricted, and prohibited. Industries not listed in the Catalogue were generally deemed as constituting a fourth “permitted” category. The Catalog was replaced by the Special Administrative Measures for Access of Foreign Investment (Negative List) and the Catalogue of Industries for Encouraging Foreign Investment in 2018 and 2019, respectively. On December 27, 2021, the NDRC and MOFCOM issued the latest Special Administrative Measures for Access of Foreign Investment (Negative List) (2021 Edition) (the “Negative List 2021”), which came into effect on January 1, 2022. The Negative List 2021 sets out the areas where foreign investment is prohibited and the areas where foreign investment is allowed only on certain conditions. Foreign investment in areas not listed in the Negative List 2021 is treated equally with domestic investment and the relevant provisions of the Negative List for Market Access shall apply to domestic and foreign investors on a unified basis. Moreover, according to Negative List 2021, PRC entities which engage in any field forbidden by the Negative List 2021 for access of foreign investment shall be approved by competent PRC authorities when they seek listing offshore, and foreign investors shall not participate in operation and management and their shareholding ration shall be in compliance with PRC laws. As of the date of this report Liaoning Kangbaier’s online sales services fall into the value-added telecommunications services which is considered restricted. To comply with PRC laws and regulations, we conduct our online sales services in China through Liaoning Kangbaier, based on the VIE structure and a series of VIE Agreements by and among WFOE, Liaoning Kangbaier and the Registered Shareholders.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law of the PRC, or the Foreign Investment Law, which came into effect on January 1, 2020, repealing simultaneously the Law of the PRC on Sino-foreign Equity Joint Ventures, the Law of the PRC on Wholly Foreign-owned Enterprises, and the Law of the PRC on Sino-foreign Cooperative Joint Ventures. The Foreign Investment Law adopts the management system of pre-establishment national treatment and negative list for foreign investment. Policies in support of enterprises shall apply equally to foreign-funded enterprises according to laws and regulations. Foreign investment enterprises shall be guaranteed that they could equally participate in the setting of standards, and the compulsory standards formulated by the State shall be equally applied. Fair competition for foreign investment enterprises to participate in government procurement activities shall be protected. The Foreign Investment Law also stipulates the protection on intellectual property rights and trade secrets. The State also establishes information reporting system and national security review system according to the Foreign Investment Law.

PRC Laws and Regulations on Wholly Foreign-owned Enterprises

The establishment, operation, and management of corporate entities in China are governed by the PRC Company Law, which was promulgated by the SCNPC on December 29, 1993, and became effective on July 1, 1994. It was last amended on October 26, 2018, and the amendments became effective on October 26, 2018. Under the PRC Company Law, companies are generally classified into two categories, namely, limited liability companies and joint stock limited companies. The PRC Company Law also applies to limited liability companies and joint stock limited companies with foreign investors. Where there are otherwise different provisions in any law on foreign investment, such provisions shall prevail.

The Foreign Investment Law of the PRC was promulgated on March 15, 2019 and became effective on January 1, 2020. Implementation Regulations for the Foreign Investment Law of the People’s Republic of China were promulgated by the State Council on December 26, 2019 and became effective on January 1, 2020. Measures on Reporting of Foreign Investment Information were promulgated by MOFCOM on December 30, 2019 and became effective on January 1, 2020. The above-mentioned laws form the legal framework for the PRC Government to regulate WFOEs. These laws and regulations govern the establishment, modification, including changes to registered capital, shareholders, corporate form, merger and split, dissolution and termination of WFOEs.

According to the above regulations, a WFOE should submit an initial report through the Enterprise Registration System at the time of completion of establishment registration for the foreign investment enterprise. Baijiakang Consulting is a WFOE since established and has submit an initial report. Its establishment and operation are in compliance with the above-mentioned laws.

PRC Laws and Regulations on Intellectual Property Rights

Regulations on Trademarks

The Trademark Law of the PRC was adopted at the 24th meeting of the SCNPC on August 23, 1982. Four amendments were made on February 22, 1993, October 27, 2001, August 30, 2013 and April 23, 2019. The Regulations on the Implementation of the Trademark Law of the PRC were promulgated by the State Council of the People’s Republic of China on August 3, 2002, which took effect on September 15, 2002. It was revised on April 29, 2014 and became effective as of May 1, 2014. According to the Trademark Law and the implementing regulations, a trademark which has been approved and registered by the trademark office is a registered trademark, including a trademark of goods, services, collective trademark, and certification trademark. The trademark registrant shall enjoy the exclusive right to use the trademark and shall be protected by law. The trademark law also specifies the scope of registered trademarks, procedures for registration of trademarks and the rights and obligations of trademark owners. We are currently holding five registered trademarks in China and enjoy the corresponding rights.

Regulations on Patents

Pursuant to the Patent Law of the PRC, promulgated by the SCNPC on March 12, 1984, as latest amended on October 17, 2020, and became effective on June 1, 2021, and the Implementation Rules of the Patent Law of the PRC, promulgated by the State Council on June 15, 2001 and latest amended on January 9, 2010, there are three types of patent in the PRC: invention patent, utility model patent and design patent. The protection period is 20 years for invention patent and 10 years for utility model patent and design patent, commencing from their respective application dates. Any individual or entity that utilizes a patent or conducts any other activity in infringement of a patent without prior authorization of the patentee shall pay compensation to the patentee and is subject to a fine imposed by relevant administrative authorities and, if constituting a crime, shall be held criminally liable in accordance with the law. In the event that a patent is owned by two or more co-owners without an agreement regarding the distribution of revenue generated from the exploitation of any co-owner of the patent, such revenue shall be distributed among all the co-owners. As of the date of this report, we have filed 8 patent applications with the Patent Administration Department of the PRC. To our knowledge, we do not violate the existing patent rights of any third party.

Regulations on Domain Names

The Ministry of Industry and Information Technology of the PRC, or the MIIT, promulgated the Measures on Administration of Internet Domain Names, or the Domain Name Measures, on August 24, 2017, which took effect on November 1, 2017, and replaced the Administrative Measures on China Internet Domain Name promulgated by the MIIT on November 5, 2004. According to the Domain Name Measures, the MIIT is in charge of the administration of PRC internet domain names. The domain name registration follows a first-to-file principle. Applicants for registration of domain names shall provide true, accurate and complete information of their identities to domain name registration service institutions. The applicant will become the holder of such domain names upon completion of the registration procedure. As of the date of this report, we have completed registration for our domain name of www.chinakbegf.com.

PRC Laws and Regulations Regarding Foreign Exchange

General Administration of Foreign Exchange

The principal regulation governing foreign currency exchange in the PRC is the Administrative Regulations of the PRC on Foreign Exchange (the “Foreign Exchange Regulations”), which were promulgated on January 29, 1996, became effective on April 1, 1996, and were last amended on August 5, 2008. Under these rules, Renminbi is generally freely convertible for payments of current account items, such as trade- and service-related foreign exchange transactions and dividend payments, but not freely convertible for capital account items, such as capital transfer, direct investment, investment in securities, derivative products, or loans unless prior approval by competent authorities for the administration of foreign exchange is obtained. Under the Foreign Exchange Regulations, foreign-invested enterprises in the PRC may purchase foreign exchange without the approval of SAFE to pay dividends by providing certain evidentiary documents, including board resolutions, tax certificates, or for trade- and services-related foreign exchange transactions, by providing commercial documents evidencing such transactions.

Circular No. 37 and Circular No. 13

Circular 37 was released by SAFE on July 4, 2014, and abolished Circular 75 which had been in effect since November 1, 2005. Pursuant to Circular 37, a PRC resident should apply to SAFE for foreign exchange registration of overseas investments before it makes any capital contribution to a special purpose vehicle, or SPV, using his or her legitimate domestic or offshore assets or interests. SPVs are offshore enterprises directly established or indirectly controlled by domestic residents for the purpose of investment and financing by utilizing domestic or offshore assets or interests they legally hold. Following any significant change in a registered offshore SPV, such as capital increase, reduction, equity transfer or swap, consolidation or division involving domestic resident individuals, the domestic individuals shall amend the registration with SAFE. Where an SPV intends to repatriate funds raised after completion of offshore financing to the PRC, it shall comply with relevant PRC regulations on foreign investment and foreign debt management. A foreign-invested enterprise established through return investment shall complete relevant foreign exchange registration formalities in accordance with the prevailing foreign exchange administration regulations on foreign direct investment and truthfully disclose information on the actual controller of its shareholders.

If any shareholder who is a PRC resident (as determined by the Circular No. 37) holds any interest in an offshore SPV and fails to fulfil the required foreign exchange registration with the local SAFE branches, the PRC subsidiaries of that offshore SPV may be prohibited from distributing their profits and dividends to their offshore parent company or from carrying out other subsequent cross-border foreign exchange activities. The offshore SPV may also be restricted in its ability to contribute additional capital to its PRC subsidiaries. Where a domestic resident fails to complete relevant foreign exchange registration as required, fails to truthfully disclose information on the actual controller of the enterprise involved in the return investment or otherwise makes false statements, the foreign exchange control authority may order them to take remedial actions, issue a warning, and impose a fine of less than RMB 300,000 on an institution or less than RMB 50,000 on an individual.

Circular 13 was issued by SAFE on February 13, 2015 and became effective on June 1, 2015. Pursuant to Circular 13, a domestic resident who makes a capital contribution to an SPV using his or her legitimate domestic or offshore assets or interests is no longer required to apply to SAFE for foreign exchange registration of his or her overseas investments, instead, he or she shall register with a bank in the place where the assets or interests of the domestic enterprise in which he or she has interests are located if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate domestic assets or interests; or he or she shall register with a local bank at his or her permanent residence if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate offshore assets or interests.

Circular 19 and Circular 16

Circular 19 was promulgated by SAFE on March 30, 2015 and became effective on June 1, 2015. According to Circular 19, the foreign exchange capital in the capital account of foreign-invested enterprises, meaning the monetary contribution confirmed by the foreign exchange authorities or the monetary contribution registered for account entry through banks, shall be granted the benefits of Discretional Foreign Exchange Settlement (“Discretional Foreign Exchange Settlement”). With Discretional Foreign Exchange Settlement, foreign capital in the capital account of a foreign-invested enterprise for which the rights and interests of monetary contribution have been confirmed by the local foreign exchange bureau, or for which book-entry registration of monetary contribution has been completed by the bank, can be settled at the bank based on the actual operational needs of the foreign-invested enterprise. The allowed Discretional Foreign Exchange Settlement percentage of the foreign capital of a foreign-invested enterprise has been temporarily set to be 100%. The Renminbi converted from the foreign capital will be kept in a designated account and if a foreign-invested enterprise needs to make any further payment from such account, it will still need to provide supporting documents and to complete the review process with its bank.

Furthermore, Circular 19 stipulates that foreign-invested enterprises shall make bona fide use of their capital for their own needs within their business scopes. The capital of a foreign-invested enterprise and the Renminbi it obtained from foreign exchange settlement shall not be used for the following purposes:

●	directly or indirectly used for expenses beyond its business scope or prohibited by relevant laws or regulations;

●	directly or indirectly used for investment in securities unless otherwise provided by relevant laws or regulations;

●	directly or indirectly used for entrusted loan in Renminbi (unless within its permitted scope of business), repayment of inter-company loans (including advances by a third party) or repayment of bank loans in Renminbi that have been sub-lent to a third party; or

●	directly or indirectly used for expenses related to the purchase of real estate that is not for self-use (except for foreign-invested real estate enterprises).

Circular 16 was issued by SAFE on June 9, 2016. Pursuant to Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. Circular 16 provides an integrated standard for conversion of foreign exchange capital items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis applicable to all enterprises registered in the PRC. Circular 16 reiterates the principle that an enterprise’s Renminbi capital converted from foreign currency-denominated capital may not be directly or indirectly used for purposes beyond its business scope or purposes prohibited by PRC laws or regulations, and such converted Renminbi capital shall not be provided as loans to non-affiliated entities.

Taxation

PRC Enterprise Income Tax

The Enterprise Income Tax Law of the People’s Republic of China (the “EIT Law”) was promulgated by the Standing Committee of the National People’s Congress on March 16, 2007, and became effective on January 1, 2008, and was last amended on December 29, 2018. The Implementation Rules of the EIT Law (the “Implementation Rules”) were promulgated by the State Council on December 6, 2007 and amended on April 23, 2019. According to the EIT Law and the Implementation Rules, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises shall pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC shall pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises whose incomes having no substantial connection with their institutions in the PRC, shall pay enterprise income tax on their incomes obtained in the PRC at a reduced rate of 10%.

The Arrangement between the PRC and Hong Kong Special Administrative Region for the Avoidance of Double Taxation the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Arrangement”) was promulgated by the State Administration of Taxation (“SAT”) on August 21, 2006 and came into effect on January 1, 2007. According to the Arrangement, a company incorporated in Hong Kong will be subject to withholding tax at the lower rate of 5% on dividends it receives from a company incorporated in the PRC if it holds a 25% interest or more in the PRC company. Announcement of the State Administration of Taxation on Issues Relating to “Beneficial Owner” in Tax Treaties (the “Notice”) was promulgated by SAT on February 3, 2018 and became effective on April 1, 2018. According to the Notice, a beneficial ownership analysis will be used based on a substance-over-form principle to determine whether or not to grant tax treaty benefits.

Value-added Tax

Pursuant to the Provisional Regulations on Value-added Tax of the PRC, or the VAT Regulations, which were promulgated by the State Council on December 13, 1993, took effect on January 1, 1994, and were amended on November 10, 2008, February 6, 2016, and November 19, 2017, respectively, and the Rules for the Implementation of the Provisional Regulations on Value-added Tax of the PRC, which were promulgated by the MOF on December 25, 1993, and were amended on December 15, 2008, and October 28, 2011, respectively, entities and individuals that sell goods or labor services of processing, repair or replacement, sell services, intangible assets, or immovables, or import goods within the territory of the People’s Republic of China are taxpayers of value-added tax. The VAT rate is 17% for taxpayers selling goods, labor services, or tangible movable property leasing services or importing goods, except otherwise specified; 11% for taxpayers selling services of transportation, postal, basic telecommunications, construction, and lease of immovable, selling immovable, transferring land use rights, selling and importing other specified goods including fertilizers; 6% for taxpayers selling services or intangible assets.

According to the Notice on the Adjustment to the Value-added Tax Rates issued by the SAT and the MOF on April 4, 2018, where taxpayers make VAT taxable sales or import goods, the applicable tax rates shall be adjusted from 17% to 16% and from 11% to 10%, respectively. Subsequently, the Notice on Policies for Deepening Reform of Value-added Tax was issued by the SAT, the MOF and the General Administration of Customs on March 20, 2019 and took effective on April 1, 2019, which further adjusted the applicable tax rate for taxpayers making VAT taxable sales or importing goods. The applicable tax rates shall be adjusted from 16% to 13% and from 10% to 9%, respectively.

Business license

Any company that conducts business in the PRC must have a business license that covers a particular type of work. Other than regular business licenses that we have already obtained, there is no special license or permit required for us to engage in the current businesses under PRC laws and regulations.

Any company that conducts business in the PRC must have a business license that covers the scope of the business in which such company is engaged. Following the Share Exchange, we conduct our business through our control of Liaoning Kangbaier. Each of Doron Kangbaier and Liaoning Health holds a business license that covers its present business.

The business license of Doron Kangbaier was issued on June 9, 2022. The scope of registered business of Doron Kangbaier includes agricultural technology development, research and manufacture and sale of carrot-related beverages, food products and plant extracts, food production technology development, consultation, transfer and promotion services; sale of edible agricultural products, acquisition, processing and sale of agricultural and sideline products.

The business license of Liaoning Health was issued on April 16, 2021. The scope of registered business of Liaoning Health includes research and manufacture and sale of carrot-related beverages.

Dividend Distributions

Under applicable PRC regulations, FIEs in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a FIE in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

After-tax profits/losses with respect to the payment of dividends out of accumulated profits and the annual appropriation of after-tax profits as calculated pursuant to PRC accounting standards and regulations do not result in significant differences as compared to after-tax earnings as presented in our financial statements. However, there are certain differences between PRC accounting standards and regulations and U.S. generally accepted accounting principles, arising from different treatment of items such as amortization of intangible assets and change in fair value of contingent consideration rising from business combinations.

In addition, under the EIT Law, the Notice of the State Administration of Taxation on Negotiated Reduction of Dividends and Interest Rates, which was issued on January 29, 2008, the Arrangement between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion, which became effective on December 8, 2006, and the Announcement of the State Administration of Taxation on Issues Relating to “Beneficial Owner” in Tax Treaties, which became effective on April 1, 2018, dividends from our PRC operating subsidiaries paid to us through our Hong Kong subsidiary may be subject to a withholding tax at a rate of 10%, or at a rate of 5% if our Hong Kong subsidiary is considered a “beneficial owner” that is generally engaged in substantial business activities and entitled to treaty benefits under the Arrangement between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion

PRC Laws and Regulations Related to Employment and Labor Protection

On June 29, 2007, the National People’s Congress promulgated the Employment Contract Law of PRC (“Employment Contract Law”), which became effective as of January 1, 2008 and amended on December 28, 2012. The Employment Contract Law requires employers to provide written contracts to their employees, restricts the use of temporary workers and aims to give employees long-term job security.

Pursuant to the Employment Contract Law, employment contracts lawfully concluded prior to the implementation of the Employment Contract Law and continuing as of the date of its implementation shall continue to be performed. Where an employment relationship was established prior to the implementation of the Employment Contract Law but no written employment contract was concluded, a contract must be concluded within one month after its implementation.

On September 18, 2008, the State Council promulgated the Implementing Regulations for the PRC Employment Contract Law which came into effect immediately. These regulations interpret and supplement the provisions of the Employment Contract Law.

Pursuant to the PRC Labor Law and the PRC Labor Contract Law, employers must execute written labor contracts with full-time employees. All employers must comply with local minimum wage standards. Violations of the PRC Labor Contract Law and the PRC Labor Law may result in the imposition of fines and other administrative and criminal liability in the case of serious violations.

Our standard employment contract complies with the requirements of the Employment Contract Law and its implementing regulations. We have entered into written employment contracts with all of our employees.

Social Insurance and Housing Fund

Pursuant to the Social Insurance Law of the PRC, which was promulgated by the Standing Committee of the NPC on October 28, 2010 and last amended on December 29, 2018, employers in the PRC shall provide their employees with welfare schemes covering basic pension insurance, basic medical insurance, unemployment insurance, maternity insurance, and occupational injury insurance. The employer shall apply to the local social insurance agency for social insurance registration within 30 days from the date of its formation. And it shall, within 30 days from the date of employment, apply to the social insurance agency for social insurance registration for the employee. Any employer who violates the regulations above shall be ordered to make correction within a prescribed time limit; if the employer fails to rectify within the time limit, the employer and its directly liable person will be fined.

In accordance with the Regulations on Management of Housing Provident Fund, which were promulgated by the State Council on April 3, 1999 and last amended on March 24, 2019, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employers and employees are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time. Any entity that fails to make deposit registration of the housing accumulation fund or fails to open a housing accumulation fund account for its employees shall be ordered to complete the relevant procedures within a prescribed time limit. Any entity failing to complete the relevant procedure within the time limit will be fined RMB10,000 to RMB50,000. Any entity fails to make payment of housing provident fund within the time limit or has shortfall in payment of housing provident fund will be ordered to make the payment or make up the shortfall within the prescribed time limit, otherwise, the housing provident management center is entitled to apply for compulsory enforcement with the People’s Court.

Employees

As of December 1, 2022, we had 11 employees. The following table sets forth the number of our employees by function as of December 1, 2022:

Department	Number of Employees
Department of Technology and Production	3
Market Operations	2
Accounting Department	2
Planning Product Publicity	1
Administration	2
Total	11

We have entered into employment contracts with our full-time employees.

As required by regulations in China, Liaoning Kangbaier and its subsidiaries participate in various employee social security plans that are organized by municipal and provincial governments for our PRC-based full-time employees, including pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance, and housing insurance. Liaoning Kangbaier and its subsidiaries are required under PRC law to make contributions from time to time to employee benefit plans for PRC-based full-time employees at specified percentages of the salaries, bonuses, and certain allowances of such employees, up to a maximum amount specified by the local governments in China. For more details, please see “Regulations - PRC Laws and Regulations Related to Employment and Labor Protection”

None of our employees belong to a union or are a party to any collective bargaining or similar agreement. We consider our relationships with our employees to be good.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below, together with all of the other information set forth in this report, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks described below and, in the sections, and documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our common stock if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan.

Our financial statements appearing at the end of this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s ability to operate profitably, to generate cash flows from operations, and to pursue financing arrangements to support its working capital requirements.

Our ability to continue as a going concern depends on our ability to raise additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of our business plan, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. if we cannot continue as a going concern the holders of our common stock and our shareholders could lose all or a part of their investment. In such situations, our business, prospects, financial condition and results of operations would be materially and adversely affected.

We operate in highly competitive markets, and the scale and resources of some of our competitors may allow them to compete more effectively than we can, which could result in a loss of our market share and a decrease in our net revenues and profitability.

The market for health products is highly competitive and we compete in various aspects, including brand recognition, value for money, user experience, breadth of product and service offerings, product quality, sales and distribution, supply chain management, customer loyalty, and talents, among others. Intensified competition may result in pricing pressures and reduced profitability and may impede our ability to achieve sustainable growth in our revenues or cause us to lose market share. Our competitors may also engage in aggressive and negative marketing or public relations strategies which may harm our reputation and increase our marketing expenses. Any of these results could substantially harm our results of operations.

Some of our existing and potential competitors enjoy substantial competitive advantages, including longer operating history, access to larger and broader user bases, greater brand recognition, greater financial, research and development, marketing, distribution, and other resources. We cannot assure you that we will compete with them successfully.

A disruption, termination, or alteration of the supply of raw materials due to natural disasters, political and economic turmoil, and widespread disease or pandemics (such as the recent COVID-19 pandemic) could materially adversely affect the sales of our products.

Our business depends on the supply of raw materials, and we are reliant on a consistent supply of raw materials and components in order to maintain our production capability. If our suppliers experience delays in delivering raw materials, , or if the quality does not meet our standards we could incur substantive costs or disruptions to our business, which could have a material adverse effect on our net sales, financial condition, profitability and cash flows.

Further, conditions such as public health crises could impair our ability to procure necessary materials. Such public health crises may also increase the cost of these materials. For example, an outbreak of a new strain of coronavirus in Wuhan, China (“COVID-19”) has resulted in widespread quarantines and travel bans issued by the Chinese government for a certain period of time in 2020. Such quarantines and travel bans have had a substantial impact on our corporate operations in China and our operational results and our revenues in 2021 were materially and adversely impacted. There has been a resurgence of the COVID-19 pandemic in China since early 2022, which has caused disruptions in our operations and we expect that our financial results may be negatively impacted as a result,

Increases in the price of raw materials or impact of currency value fluctuations could impact our ability to sustain and grow earnings.

Our manufacturing processes consume substantive amounts of raw materials, the costs of which may be subject to supply and demand factors, as well as other factors beyond our control such as financial market trends. Raw material price fluctuations may adversely affect our results.

Our business depends on the performance of sales companies, regional agents and our branded supermarkets and disruptions within our distribution network could have a negative effect on our business.

We sell our products through a network of sales companies, regional agents and our branded supermarkets and our business is therefore affected by our ability to establish new relationships and maintain relationships with our existing distribution channels. We can provide no assurance that we will be able to maintain such goodwill with our sales companies and agents and renew our existing agreements on favorable terms, if at all.

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy and R&D efforts will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; delay some of our development and clinical or marketing efforts; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

Our inability to obtain sufficient additional financing would have a material adverse effect on our ability to implement our business plan and, as a result, could require us to significantly curtail or potentially cease our operations. As of September 30, 2022, we had cash of $167,364, total current assets of $2,249,299 and total current liabilities of $5,018,577. We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our common stock and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition, and results of operations.

Our future business and results of operations depend in significant part upon the continued contributions of our management, marketing, and technical personnel. They also depend in significant part upon our ability to attract and retain additional qualified management, technical, marketing and sales and support personnel for our operations. As China is building its powerful technology industry and enhancing its market-oriented economic system, competition for talents becomes increasingly fierce. Many of our potential competitors have greater financial, personnel, technical, manufacturing, marketing, sales, and other resources than we do. If we lose a key employee or if a key employee fails to perform in his or her current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. We depend on the skills and abilities of these key employees in managing the technical, marketing and sales aspects of our business, any part of which could be harmed by further turnover.

Our success depends on our ability to protect our intellectual property.

We rely on or intend to rely on our trademarks, trade names and brand names to distinguish our products from the products of our competitors and have registered or will apply to register a number of these trademarks. However, third parties may oppose our trademark applications or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition and could require us to devote resources to advertising and marketing these new brands. Further, our competitors may infringe our trademarks, or we may not have adequate resources to enforce our trademarks.

If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on product quality and adhere to stringent quality control measures and have obtained quality control certifications for our products. To meet our customers’ requirements and expectations for the quality and safety of our products, we have adopted a stringent quality control system to ensure that every step of the production process is strictly monitored and managed. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our products or cancellation or loss of purchase orders from our customers. Moreover, our reputation could be impaired. As a result, our business and results of operations could be materially and adversely affected.

We rely on third-party logistics service providers to deliver our products. Disruption in logistics may prevent us from meeting customer demand and our business, results of operations and financial condition may suffer as a result.

We engage third-party logistics service providers to deliver our products from our warehouses to our distributors and retail outlets. Disputes with or termination of our contractual relationships with one or more of our logistics service providers could result in delayed delivery of products or increased costs. There can be no assurance that we can continue or extend relationships with our current logistics service providers on terms acceptable to us, or that we will be able to establish relationships with new logistics service providers to ensure accurate, timely and cost-efficient delivery services. If we are unable to maintain or develop good relationships with our preferred logistics service providers, it may inhibit our ability to offer products in sufficient quantities, on a timely basis, or at prices acceptable to our consumers. If there is any breakdown in our relationships with our preferred logistics service providers, we cannot assure you that no interruptions in our product delivery occur or that they would not materially and adversely affect our business, prospects, and results of operations.

As we do not have any direct control over these logistics service providers, we cannot guarantee their quality of service. In addition, services provided by these logistics service providers could be interrupted by unforeseen events beyond our control, such as poor handling provided by these logistics service providers, natural disasters, pandemics, adverse weather conditions, riots and labor strikes. If there is any delay in delivery, damage to products or any other issue, we may lose customers and sales and our brand image may be tarnished.

Our production facilities may be unable to maintain efficiency, encounter problems in ramping up production or otherwise have difficulty meeting our production requirements.

The relevant nutritional products are manufactured under contract with a company entrusted by Liaoning Kangbaier “which holds a Food Production License. Our future growth will depend upon our ability to maintain efficient operations at their existing production facilities and our ability to expand their production capacity as we require. The average utilization rate of our production lines was __ %, and __% for the fiscal years 2021 and 2020, respectively. The utilization rate of our production facilities depends primarily on the demand for our products and the availability and maintenance of our equipment but may also be affected by other factors, such as the availability of employees, seasonal factors and changes in environmental laws and regulations. In order to meet our customers’ demands and advancements in technology, we maintain and upgrade our equipment periodically. If we are unable to maintain our production facilities’ efficiency, we may be unable to fulfill our purchase orders in a timely manner, or at all. This would negatively impact our reputation, business, and results of operations.

The global coronavirus COVID-19 pandemic has caused significant disruptions in our business, which may continue to materially and adversely affect our results of operations and financial condition.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. Many businesses and social activities in China and other countries and regions were severely disrupted in 2020, including those of our suppliers, customers, and employees. This pandemic has also caused market panics, which materially and negatively affected the global financial markets, such as the plunge of global stocks on major stock exchanges in March 2020. Such disruption and slowdown of the world’s economy in 2020 and beyond had, and may continue to have, a material adverse effect on our results of operations and financial condition. We and our customers experienced significant business disruptions and suspension of operations due to quarantine measures to contain the spread of the pandemic, which caused shortage in the supply of raw materials, reduced our production capacity, increased the likelihood of default from our customers and delayed our product delivery. All of these had resulted in a material adverse effect on our results of operations and financial condition in the fiscal year 2021. The extent to which the COVID-19 pandemic may impact our business, operations and financial results will depend on numerous evolving factors that the Company cannot accurately predict at this time, including the uncertainty on the potential resurgence of the COVID-19 cases in China, and the instability of local government policies and restrictions. We are closely monitoring the development of the COVID-19 pandemic and continuously evaluating any further potential impact on our business, results of operations and financial condition. If the pandemic persists or escalates, we may be subject to further negative impact on our business operations and financial condition.

Risks Related to Our Corporate Structure

We control and receive the economic benefits of the business operations of the VIE through the VIE Agreements among our WFOE, the VIE and the VIE’s shareholders to operate our business solely because we met the conditions for consolidation of the VIE under U.S. GAAP for accounting purpose; however, the VIE Agreements have not been tested in a court of law and are subject to significant risks, as set forth in the following risk factors.

If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties and our common stock may decline in value or become worthless if we are unable to assert our contractual control rights over the assets of our PRC operating entities that conduct all of our operations.

We are a holding company incorporated in the British Virgin Islands and operate our business through Liaoning Kangbaier, a VIE entity, via a series of contractual arrangements, as a result of which, under United States generally accepted accounting principles, the assets and liabilities of Liaoning Kangbaier are treated as our assets and liabilities and the results of operations of Liaoning Kangbaier are treated in all aspects as if they were the results of our operations. For a description of these contractual arrangements, see “Business— Contractual Arrangements among WFOE, Liaoning Kangbaier and Liaoning Kangbaier’s Shareholders”.

In the opinion of our PRC legal counsel, based on its understandings of the relevant PRC laws and regulations, (i) the ownership structures of Liaoning Kangbaier and WFOE, are not in violation of applicable PRC laws and regulations currently in effect; and (ii) the VIE Agreements among WFOE, Liaoning Kangbaier and its shareholders is legal, valid, binding, and enforceable in accordance with its terms and applicable PRC laws. However, our PRC legal counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. Accordingly, the PRC regulatory authorities may ultimately take a view contrary to the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or Liaoning Kangbaier are found to be in violation of any PRC laws or regulations, if the contractual arrangements among WFOE, Liaoning Kangbaier and its shareholders are determined as illegal or invalid by the PRC court, arbitral tribunal or regulatory authorities, or if we or Liaoning Kangbaier fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including without limitation to:

●	revoking the business and/or operating licenses of WFOE or Liaoning Kangbaier;

●	discontinuing or restricting the operations of WFOE or Liaoning Kangbaier;

●	imposing conditions or requirements with which we, WFOE, or Liaoning Kangbaier may not be able to comply;

●	requiring us, WFOE, or Liaoning Kangbaier to restructure the relevant ownership structure or operations which may significantly impair the rights of the holders of our common stock in the equity of Liaoning Kangbaier; and

●	imposing fines.

The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of Liaoning Kangbaier in our consolidated financial statements, if the PRC government authorities were to find our legal structure and contractual arrangements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of Liaoning Kangbaier or our right to receive substantially all the economic benefits for accounting purposes and residual returns from Liaoning Kangbaier and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of Liaoning Kangbaier in our consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on us in this event, would have a material adverse effect on our financial condition and results of operations and cause our Common stock to decline in value or become worthless.

We rely on contractual arrangements with our variable interest entity and its subsidiaries in China for our business operations, which may not be as effective in providing operational control or enabling us to derive economic benefits as through ownership of controlling equity interests.

We rely on and expect to continue to rely on our wholly owned PRC subsidiary’s contractual arrangements with Liaoning Kangbaier and its shareholders to operate our business. These contractual arrangements may not be as effective in providing us with control over Liaoning Kangbaier as ownership of controlling equity interests would be in providing us with control over or enabling us to derive economic benefits from the operations of Liaoning Kangbaier. Under the current contractual arrangements, as a legal matter, if Liaoning Kangbaier or any of its shareholders executing the VIE Agreements fails to perform its, his or her respective obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. For example, if shareholders of a variable interest entity were to refuse to transfer their equity interests in such variable interest entity to us or our designated persons when we exercise the purchase option pursuant to these contractual arrangements, we may have to take a legal action to compel them to fulfill their contractual obligations.

If (i) the applicable PRC authorities invalidate these contractual arrangements for violation of PRC laws, rules and regulations, (ii) any variable interest entity or its shareholders terminate the contractual arrangements or (iii) any variable interest entity or its shareholders fail to perform their obligations under these contractual arrangements, our business operations in China would be materially and adversely affected, and the value of your common stock would substantially decrease. Further, if we fail to renew these contractual arrangements upon their expiration, we would not be able to continue our business operations unless the then current PRC law allows us to directly operate businesses in China.

In addition, if any variable interest entity or all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of the variable interest entities undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third- party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business and our ability to generate revenues.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our PRC operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations.

Liaoning Kangbaier Shareholders may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The equity interests of Liaoning Kangbaier are held by a total of six shareholders. Their interests may differ from the interests of our Company as a whole. They may breach, or cause Liaoning Kangbaier to breach, or refuse to renew the existing VIE Agreements, which would have a material adverse effect on our ability to effectively control Liaoning Kangbaier and receive economic benefits from them through the VIE Agreements. Pursuant to the VIE Agreements, the VIE shall pay service fees equal to all of its net profit after tax payments to WFOE, while WFOE has the power to direct the activities of the VIE, which can significantly impact the VIE’s economic performance and has the right to receive substantially all of the economic benefits of the VIE. Such contractual arrangements are designed so that the operations of the VIE are solely for the benefit of WFOE and, ultimately, the Company. As such, under U.S. GAAP, the Company is deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIE for accounting purposes and must consolidate the VIE because it met the conditions under U.S. GAAP to consolidate the VIE.

The Liaoning Kangbaier Shareholders may be able to cause the VIE Agreements to be performed in a manner adverse to us by, among other things, failing to remit payments due under the VIE Agreements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our Company, or such conflicts will be resolved in our favor.

Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our Company, except that we could exercise our purchase option under the Equity Disposal Agreement and Equity Pledge Agreement with these shareholders to request them to transfer all of their equity interests in Liaoning Kangbaier to a PRC entity or individual designated by us, to the extent permitted by PRC laws. If we cannot resolve any conflict of interest or dispute between us and the Liaoning Kangbaier Shareholders, we would have to rely on legal proceedings, which could result in the disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Contractual arrangements in relation to our variable interest entity may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC variable interest entity owe additional taxes, which could negatively affect our results of operations and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. The PRC enterprise income tax law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We may face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements between our WFOE, our variable interest entity Liaoning Kangbaier and the Liaoning Kangbaier Shareholders were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust Liaoning Kangbaier’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by Liaoning Kangbaier for PRC tax purposes, which could in turn increase their tax liabilities without reducing WFOE’s tax expenses. In addition, if WFOE requests the of Liaoning Kangbaier Shareholders to transfer their equity interests in Liaoning Kangbaier at nominal or no value pursuant to these contractual arrangements, such transfer could be viewed as a gift and subject WFOE to PRC income tax. Furthermore, the PRC tax authorities may impose late payment fees and other penalties on Liaoning Kangbaier for the adjusted but unpaid taxes according to the applicable regulations. Our results of operations could be materially and adversely affected if Liaoning Kangbaier’s tax liabilities increase or if they are required to pay late payment fees and other penalties.

If we exercise the option to acquire equity ownership of Liaoning Kangbaier, the ownership transfer may subject us to certain limitation and substantial costs.

Pursuant to the contractual arrangements, WFOE has the exclusive right to purchase all or any part of the equity interests in Liaoning Kangbaier from Liaoning Kangbaier Shareholders for a nominal price, unless the relevant government authorities or then applicable PRC laws request that a minimum price amount be used as the purchase price, in such case the purchase price shall be the lowest amount under such request. The shareholders of Liaoning Kangbaier will be subject to PRC individual income tax on the difference between the equity transfer price and the then current registered capital of Liaoning Kangbaier. Additionally, if such a transfer takes place, the competent tax authority may require WFOE to pay enterprise income tax for ownership transfer income with reference to the market value, in which case the amount of tax could be substantial.

We may lose the ability to use and enjoy assets held by Liaoning Kangbaier that are material to the operation of certain portion of our business if Liaoning Kangbaier goes bankrupt or become subject to a dissolution or liquidation proceeding.

As part of our contractual arrangements with Liaoning Kangbaier, Liaoning Kangbaier and its subsidiaries hold certain assets that are material to the operation of certain portion of our business, including intellectual property and licenses. If Liaoning Kangbaier goes bankrupt and all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. Under the contractual arrangements, Liaoning Kangbaier may not, in any manner, sell, transfer, mortgage or dispose of their assets or legal or beneficial interests in the business without our prior consent. If Liaoning Kangbaier undergoes a voluntary or involuntary liquidation proceeding, independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

The custodians or authorized users of our tangible assets, including chops and seals, may fail to fulfill their responsibilities, or misappropriate or misuse these assets, all of which may jeopardize our control over our PRC subsidiary and the VIE.

Under the PRC law, legal documents for corporate transactions, including agreements and contracts are usually executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with relevant PRC market regulation administrative authorities.

In order to secure the use of our chops and seals, we have established internal control procedures and rules for using these chops and seals. In any event that the chops and seals are intended to be used, the responsible personnel will submit the application through our office automation system and the application will be verified and approved by authorized employees in accordance with our internal control procedures and rules. In addition, in order to maintain the physical security of our chops, we generally have them stored in secured locations accessible only to authorized employees. Although we monitor such authorized employees, the procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that our employees could abuse their authority, for example, by entering into a contract not approved by us or seeking to gain control of one of our PRC subsidiaries or the VIE entity. If any employee obtains, misuses, or misappropriates our chops and seals or other controlling non-tangible assets for whatever reason, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve and divert management from our operations.

Risks Related to Doing Business in China

A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

Although the Chinese economy expanded well in the last two decades, the rapid growth of the Chinese economy has slowed down since 2012, and there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the People’s Bank of China and financial authorities of some of the world’s leading economies, including the United States and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe, and Africa, which have resulted in volatility in oil and other markets. There have also been concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC operating entities.

As an offshore holding company with PRC entities, we may transfer funds to our PRC subsidiary or finance our PRC operating entities by means of loans or capital contributions. Any capital contributions or loans that we, as an offshore entity, make to our PRC subsidiary, including from the proceeds of this offering, are subject to PRC regulations. Any loans to our PRC subsidiary, which is a foreign-invested enterprise, cannot exceed statutory limits, and shall be registered with China’s State Administration of Foreign Exchange (“SAFE”), or its local counterparts. Furthermore, for any capital increase contributions we make to our PRC subsidiary, we shall submit a change report through relevant system to China’s Ministry of Commerce (“MOFCOM”), or its local counterparts. If we are not able to conform to these government requirements on a timely basis, our ability to make equity contributions or provide loans to our PRC operating entities or to fund their operations may be negatively affected, which may adversely affect their liquidity and ability to fund their working capital and expansion projects and meet their obligations and commitments. As a result, our liquidity and our ability to fund and expand our business may be negatively affected.

We must remit the offering proceeds to China before they may be used to benefit our business in China, and this process may take several months to complete.

The proceeds of this offering must be sent back to China, and the process for sending such proceeds back to China may take as long as six months after the closing of this offering. In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our PRC operating entities (our PRC subsidiary, the VIE and the VIE’s subsidiaries), we may make loans to our PRC subsidiary, or we may make additional capital contributions to our PRC subsidiary. Any loans to our PRC subsidiary are subject to PRC regulations. For example, loans by us to our subsidiary in China, Erhua, which is a foreign-invested enterprise, to finance its activities cannot exceed statutory limits and must be registered with SAFE.

To remit the proceeds of the offering, we must take the following steps:

●	First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to the banks at the place of registration certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments of the domestic residents, and the relevant business registration certificate of the invested company.

●	Second, we will remit the offering proceeds into this special foreign exchange account.

●	Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to the banks at the place of registration certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different banks and SAFE branches can vary significantly. Ordinarily the process takes several months but is required by law to be accomplished within 180 days of application.

If we decide to finance our PRC operating entities by means of capital contributions, we are required to apply for an enterprise change registration to the relevant market supervision authority, and a change report of capital contributions must be submitted at the time of completion of enterprise change registration. We cannot assure you that we will be able to obtain these government approvals or complete the necessary government registrations on a timely basis, if at all, with respect to future capital contributions by us to our subsidiaries. If we fail to complete such registrations or receive such approvals, our ability to use the proceeds of this offering and to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are currently located in China. Accordingly, our business, financial condition, results of operations, and prospects may be influenced to a significant degree by political, economic, and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, including the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government, or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, reduce demand for our products, and weaken our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustments, to control the pace of economic growth. These measures may cause decreased economic activities in China, which may adversely affect our business and operating results.

Furthermore, we and our PRC operating entities, as well as our investors, face uncertainty about future actions by the Chinese government that could significantly affect our financial performance and operations, including the enforceability of the VIE contractual arrangements. If future laws, administrative regulations, or provisions mandate further actions to be taken by companies with respect to existing VIE contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to adapt to any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

As a result of this transaction, we became subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our Company, because these parties are not always subject to our control.

Although we believe to date, we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct all of our business through our subsidiary and variable interest entities in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiary and variable interest entities are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any loans to our PRC subsidiary are subject to PRC regulations. For example, loans by us to our subsidiary in China, which is a foreign invested entity (“FIE”), to finance its activities cannot exceed statutory limits and must be registered with SAFE. On March 30, 2015, SAFE promulgated Hui Fa [2015] No. 19, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB. The foreign exchange capital, for which the monetary contribution has been confirmed by the foreign exchange authorities (or for which the monetary contribution has been registered for account entry) in the capital account of a foreign-invested enterprise may be settled at a bank as required by the enterprise’s actual management needs. Foreign-invested enterprises with investment as their main business (including foreign-oriented companies, foreign-invested venture capital enterprises and foreign-invested equity investment enterprises) are allowed to, under the premise of authenticity and compliance of their domestic investment projects, carry out based on their actual investment scales direct settlement of foreign exchange capital or transfer the RMB funds in the foreign exchange settlement account for pending payment to the invested enterprises’ accounts.

On May 10, 2013, SAFE released Circular 21, which came into effect on May 13, 2013. According to Circular 21, SAFE has simplified the foreign exchange administration procedures with respect to the registration, account openings and conversions, settlements of FDI-related foreign exchange, as well as fund remittances.

Circular 21 may significantly limit our ability to convert, transfer and use the net proceeds from any offering of additional equity securities in China, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

We may also decide to finance our PRC operating entities by means of capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart, which usually takes no more than 30 working days to complete. We may not be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our PRC subsidiaries. If we fail to receive such approvals, we will not be able to capitalize our PRC operations, which could adversely affect our liquidity and our ability to fund and expand our business.

Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our proposed offering.

On December 28, 2021, the CAC, together with 12 other governmental departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which became on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries.

On November 14, 2021, the CAC published the Security Administration Draft, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The deadline for public comments on the Security Administration Draft was December 13, 2021.

As of the date of this Report, we have not received any notice from any authorities identifying any of our PRC subsidiaries or the VIE as a CIIOs or requiring us to go through cybersecurity review or network data security review by the CAC. We believe that our listing in the U.S. will not be affected by the Cybersecurity Review Measures or Security Administration Draft, and our PRC operations are not subject to cybersecurity review or network data security review by the CAC, because our PRC subsidiaries are not CIIOs or data processing operators with personal information of more than 1 million users. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretations related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we will not be subject to cybersecurity review or network data security review in the future.

The Chinese government exerts substantial influence over the manner in which we must conduct our business and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Common stock to significantly decline or be worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property, and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

As such, our business is subject to various government and regulatory interferences. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry, which could result in a material change in our operation and the value of our Common stock.

There are uncertainties regarding the enforcement of laws and rules and regulations in China, which can change quickly with little advance notice, and there is a risk that the Chinese government may exert more oversight and control over offerings that are conducted overseas, which could materially and adversely affect our business and hinder our ability to offer or continue our operations and cause the value of our securities to significantly decline or become worthless.

The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. There are uncertainties regarding the enforcement of PRC laws, and rules and regulations in China can change quickly with little advance notice. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas could materially and adversely affect our business and hinder our ability to offer or continue our operations and cause the value of our securities to significantly decline or become worthless. For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that company’s app be removed from smartphone app stores. In December 2021, DIDI announced that it would delist from the New York Stock Exchange less than six months after its initial public offering.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. In fact, the PRC legal system is evolving rapidly, and the interpretations of many laws, regulations and rules may contain inconsistencies and enforcement of these laws, regulations and rules involves uncertainties. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. Furthermore, if China adopts more stringent standards with respect to environmental protection or social issues, which are increasingly becoming the focus globally, we may incur increased compliance cost or become subject to additional restrictions in our operations. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the PRC legal system than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this announcement is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on companies like us. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder your ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Our contractual arrangements with Liaoning Kangbaier are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these contractual arrangements.

As all of our contractual arrangements with Liaoning Kangbaier are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. Disputes arising from these contractual arrangements between us, and Liaoning Kangbaier will be resolved through arbitration in China, although these disputes do not include claims arising under the United States federal securities law and thus do not prevent you from pursuing claims under the United States federal securities law. The legal environment in the PRC is not as developed as in the United States. As a result, uncertainties in the PRC legal system could further limit our ability to enforce these contractual arrangements, through arbitration, litigation and other legal proceedings remain in China, which could limit our ability to enforce these contractual arrangements and exert effective control over Liaoning Kangbaier. Furthermore, these contracts may not be enforceable in China if PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over Liaoning Kangbaier, and our ability to conduct our business may be materially and adversely affected.

We are a holding company, and we rely for funding on dividend payments from our PRC operating entities, which are subject to restrictions under PRC laws.

We are a holding company incorporated in the British Virgin Islands, and we operate our core businesses through the VIE and its subsidiaries in the PRC. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from the VIE and its subsidiaries. If the VIE and its subsidiaries incur debt or losses, their ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of our PRC entities calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiaries may enter into in the future may also restrict the ability of our subsidiaries to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness.

Our business may be materially and adversely affected if any of our PRC operating entities declare bankruptcy or become subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

Our PRC operating entities hold certain assets that are important to our business operations. If any of our PRC operating entities undergoes a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

According to SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective May 13, 2013, if any of our PRC operating entities undergoes a voluntary or involuntary liquidation proceeding, prior approval from SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

The EIT Law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules promulgated under the EIT Law define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance, and assets of an enterprise.

In April 2009, the State Administration of Taxation, or SAT, issued the Circular on Issues Concerning the Identification of Chinese- Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the Actual Standards of Organizational Management, known as SAT Circular 82, which has been revised by the Decision of the State Administration of Taxation on Issuing the Lists of Invalid and Abolished Tax Departmental Rules and Taxation Normative Documents on December 29, 2017 and by the Decision of the State Council on Cancellation and Delegation of a Batch of Administrative Examination and Approval Items on November 8, 2013. Circular 82 has provided certain specific criteria for determining whether the “de facto management bodies” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises.

According to SAT Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal, salary and wages) are made or need to be made by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that Cambell International is not a resident enterprise for PRC tax purpose. Cambell Internationals is not controlled by a PRC enterprise or PRC enterprise group, and we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets, and records of Cambell International, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located, and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body”.

If we are deemed as a PRC “resident enterprise” by PRC tax authorities, we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25%, although dividends distributed to us from our existing PRC subsidiary and any other PRC subsidiaries which we may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material and adverse effect on our overall effective tax rate, our income tax expenses and our net income. Furthermore, dividends, if any, paid to our shareholders may be decreased as a result of the decrease in distributable profits. In addition, if we were considered a PRC “resident enterprise”, any dividends we pay to our non-PRC investors, and the gains realized from the transfer of our common stock may be considered income derived from sources within the PRC and be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). It is unclear whether holders of our common stock would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. This could have a material and adverse effect on the value of your investment in us and the price of our common stock.

Substantial uncertainties exist with respect to the interpretation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance, and business operations.

On March 15, 2019, the National People’s Congress (“NPC”) promulgated the PRC Foreign Investment Law, which took effect on January 1, 2020. Since it is relatively new, substantially uncertainties exist in relation to its interpretation and implementation. The PRC Foreign Investment Law does not explicitly classify whether consolidated affiliated entities based on contractual arrangements would be deemed as foreign invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or other methods prescribed by the State Council. Therefore, it still leaves leeway for future laws, administrative regulations, or provisions of the State Council to provide for contractual arrangements as a form of foreign investment, at which time it will be uncertain whether the contractual arrangements will be deemed to be in violation of the market access requirements for foreign investment in the PRC and if yes, how the VIE Agreements should be dealt with.

The PRC Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the Negative List (2021). The PRC Foreign Investment Law provides that (i) foreign-invested entities operating in “restricted” industries are required to obtain market entry clearance and other approvals from relevant PRC government authorities; and (ii) foreign investors shall not invest in any industries that are “prohibited” under the Negative List (2021). If VIE Agreements with Liaoning Kangbaier are deemed as foreign investment in the future, and any business of Liaoning Kangbaier is “restricted” or “prohibited” from foreign investment under the Negative List (2021) effective at the time, we may be deemed to be in violation of the PRC Foreign Investment Law, the VIE Agreements with Liaoning Kangbaier may be deemed as invalid and illegal, and we may be required to unwind such VIE Agreements and/or restructure our business operations, any of which may have a material adverse effect on our business operation.

Furthermore, if future laws, administrative regulations, or provisions mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, business operations and the value of our Ordinary Shares.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our initial public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our Common stock or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Government control in currency conversion may adversely affect our financial condition, our ability to remit dividends, and the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our British Virgin Islands holding company may rely on dividend payments from our PRC operating entities to fund any cash and financing requirements we may have.

Under existing PRC foreign exchange regulations, Renminbi cannot be freely converted into any foreign currency, and conversion and remittance of foreign currencies are subject to PRC foreign exchange regulations. It cannot be guaranteed that under a certain exchange rate, we will have sufficient foreign exchange to meet our foreign exchange requirements. Under the current PRC foreign exchange control system, foreign exchange transactions under the current account conducted by us, including the payment of dividends, do not require advance approval from SAFE, but we are required to present documentary evidence of such transactions and conduct such transactions at designated foreign exchange banks within China that have the licenses to carry out foreign exchange business. Foreign exchange transactions under the capital account conducted by us, however, must be approved in advance by SAFE.

Under existing foreign exchange regulations, we are able to pay dividends in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, we cannot assure you that these foreign exchange policies regarding payment of dividends in foreign currencies will continue in the future.

In fact, in light of the flood of capital outflows of China in 2016 due to the weakening Renminbi, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement including overseas direct investment. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. If any of our shareholders regulated by such policies fails to satisfy the applicable overseas direct investment filing or approval requirement timely or at all, it may be subject to penalties from the relevant PRC authorities. The PRC government may at its discretion further restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the Common stock. Our capital expenditure plans, and our business, operating results and financial condition may be materially and adversely affected.

To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, or of the VIE is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.

The transfer of funds and assets among Cambell International, its subsidiaries and the VIE is subject to governmental control and restriction. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of mainland China. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to enterprises who are not mainland China resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the enterprises that are not mainland China resident enterprises are tax resident.

As of the date of this report, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, or of the VIE is in mainland China or Hong Kong, such funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the competent government to the transfer of cash or assets.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The currently effective PRC Labor Contract Law, or the Labor Contract Law was first adopted on June 29, 2007 and later amended on December 28, 2012. The PRC Labor Contract Law has reinforced the protection of employees who, under the Labor Contract Law, have the right, among others, to have written employment contracts, to enter into employment contracts with no fixed term under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Furthermore, the Labor Contract Law sets forth additional restrictions and increases the costs involved with dismissing employees. To the extent that we need to significantly reduce our workforce, the Labor Contract Law could adversely affect our ability to do so in a timely and cost-effective manner, and our results of operations could be adversely affected. In addition, for employees whose employment contracts include noncompetition terms, the Labor Contract Law requires us to pay monthly compensation after such employment is terminated, which will increase our operating expenses.

We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing the prices of our products, our financial conditions and results of operations would be materially and adversely affected.

We may be subject to penalties if we are not in compliance with the PRC’s regulations relating to employee’s social insurance and housing funds.

Pursuant to the Social Security Law of the PRC, or the Social Security Law, which was promulgated by the Standing Committee of the National People’s Congress (“SCNPC”) on October 28, 2010, and amended on December 29, 2018, employers shall pay the basic pension insurance, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance for all eligible employees. Liaoning Kangbaier and its subsidiaries have been making social security premium payments at least at the minimum wage level for all eligible employees.

In accordance with the Regulations on Management of Housing Provident Fund (the “Regulations of HPF”), which were promulgated by the PRC State Council on April 3, 1999, and last amended on March 24, 2002, employers must register at the designated administrative centers and open bank accounts for employees’ housing funds deposits. Employers and employees are also required to pay and deposit housing funds, in an amount no less than 5% of the monthly average salary of each of the employees in the preceding year in full and on time. Liaoning Kangbaier and its subsidiaries have opened bank accounts for its employees’ housing funds deposits, and deposited housing funds at least at the minimum wage level for all eligible employees.

Liaoning Kangbaier did not make contributions in full for the social insurance fund and housing provident fund for its employees as required under the relevant PRC laws and regulations. Although Liaoning Kangbaier has not received any order or notice from the local authorities nor any claims or complaints from its current and former employees regarding its non-compliance in this regard, Liaoning Kangbaier cannot assure you that Liaoning Kangbaier will not be subject to any order to rectify non-compliance in the future, nor can Liaoning Kangbaier assures you that there are no, or will not be any, employee complaints regarding social insurance payment or housing provident fund contributions against Liaoning Kangbaier, or that it will not receive any claims in respect of social insurance payment or housing provident fund contributions under the PRC laws and regulation. In addition, Liaoning Kangbaier may incur additional costs to comply with such laws and regulations by the PRC Government or relevant local authorities. Any such development could materially and adversely affect its business, financial condition and results of operations.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter, which could harm our business operations, this offering, and our reputation, and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our stock could be rendered worthless.

You may face difficulties in protecting your interests and exercising your rights as a shareholder since we conduct substantially all of our operations in China, and almost all of our officers and directors reside outside the U.S.

Although we are incorporated in the British Virgin Islands, we conduct substantially all of our operations in China. All of our current officers and almost all of our directors reside outside the U.S. and substantially all of the assets of those persons are located outside of the U.S. It may be difficult for you to conduct due diligence on the Company or such directors in your election of the directors and attend shareholders meeting if the meeting is held in China. We plan to have one shareholder meeting each year at a location to be determined, potentially in China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the U.S.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our patents, trademarks, domain names, trade secrets, proprietary technologies, and other intellectual property as critical to our business. We rely on a combination of intellectual property laws and contractual arrangements to protect our proprietary rights. It is often difficult to register, maintain, and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality agreements and license agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Policing any unauthorized use of our intellectual property is difficult and costly and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition, and results of operations.

Risks Related to Our Common Stock

Our common stock is quoted on the OTC market, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC market. The OTC market is a significantly more limited market than the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTC market may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

We are subject to penny stock regulations and restrictions, and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

Since our CEO owns at least 49% of our Common Stock, she could have the ability to elect directors and approve matters requiring shareholder approval by way of resolutions of members.

Ms. Sun Xiuzhi, our Chief Executive Officer, after the completion of the reverse merger, owns 850,640, or 12% of our outstanding common stock and also beneficially owns 7,655,760 shares of our Series A Preferred Shares (“Preferred Shares”) which are convertible into 7,655,760 shares of our common stock. Therefore, if she converts all of her preferred shares into common shares, she will own 8,506,400 shares of our common stock or 49% and therefore could have the power to elect all directors and approve all ordinary resolutions requiring a simple majority shareholder. She would also have significant influence over any decision to enter into any corporate transaction and the ability to prevent any transaction that requires the approval of shareholders, regardless of whether or not our other shareholders believe that such transaction is in the Company’s best interests. Such concentration of voting power could have the effect of delaying, deterring, or preventing a change of control or other business combination, which could, in turn, have an adverse effect on the market price of our common stock or prevent our shareholders from realizing a premium over the then-prevailing market price for their common stock.

If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Common stock may be materially and adversely affected.

Prior to this transaction, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in preparing our consolidated financial statements as of and for the fiscal years ended 2022 and 2021, we and our independent registered public accounting firm have identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the Public Company Accounting Oversight Board of the United States, or “PCAOB,” and other control deficiencies. The material weaknesses identified included (i) a lack of accounting staff and resources with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements; (ii) a lack of formal internal controls over financial closing and reporting processes; and (iii) a lack of independent directors and an audit committee. Following the identification of the material weaknesses and control deficiencies, we plan to continue to take remedial measures including (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; (iii) setting up an internal audit function as well as engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control; and (iv) appointing independent directors, establishing an audit committee, and strengthening corporate governance. However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Common stock, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

As a public company in the United States, we are subject to the Sarbanes-Oxley Act of 2002. Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weaknesses in internal control over financial reporting could result in financial statement errors which, in turn, could lead to errors in our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, we will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by British Virgin Islands’ requirements. In addition, our officers, directors, and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Common stock.

The newly enacted “Holding Foreign Companies Accountable Act” and the “Accelerating Holding Foreign Companies Accountable Act” passed by the U.S. Senate, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the Public Company Accounting Oversight Board of the United States (the “PCAOB”). These developments could add uncertainties to our offering and listing on the Nasdaq Capital Market and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor, which may cause the value of our securities to decline or become worthless.

On April 21, 2020, SEC and PCAOB released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor.

On December 18, 2020, the “Holding Foreign Companies Accountable Act” was signed by President Donald Trump and became law. This legislation requires certain issuers of securities to establish that they are not owned or controlled by a foreign government. Specifically, an issuer must make this certification if the PCAOB is unable to audit specified reports because the issuer has retained a foreign public accounting firm not subject to inspection by the PCAOB. Furthermore, if the PCAOB is unable to inspect the issuer’s public accounting firm for three consecutive years beginning in 2021, the issuer’s securities are banned from trade on a national exchange or through other methods.

On June 22, 2021, the U.S. Senate passed the “Accelerating Holding Foreign Companies Accountable Act”, which, if passed by the U.S. House of Representatives and signed into law by the President, would decrease the number of non-inspection years for foreign companies to comply with PCAOB audits from three to two years, thus reducing the time period before their securities may be prohibited from trading or delisted.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the “Holding Foreign Companies Accountable Act”. Rule 6100 provides a framework for the PCAOB to use to determine whether it is unable to inspect or investigate registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, The SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act (HFCAA). The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate.

If the PCAOB is prevented from fully evaluating audits and quality control procedures of the auditors, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors to lose confidence in audit procedures and reported financial information and the quality of financial statements of China-based companies.

On December 16, 2021, the PCAOB issued a report on its determination that the PCAOB is unable to inspect or investigate completely PCAOB- registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the People’s Republic of China (PRC), because of positions taken by PRC authorities in those jurisdictions (the “Determination”). The Board made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the Holding Foreign Companies Accountable Act (HFCAA).

On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the Holding Foreign Companies Accountable Act (the “HFCA Act”), and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by decreasing the number of non-inspection years from three years to two, thus reducing the time period before our common stock may be prohibited from trading or delisted. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange.

Any lack of access to the PCAOB inspection in China may prevent the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors to lose confidence in audit procedures and reported financial information and the quality of financial statements of China-based companies.

Our auditor, an independent registered public accounting firm that issues the audit report included elsewhere in this Report, is headquartered in San Mateo, California and registered with the PCAOB. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards and has been inspected by the PCAOB on a regular basis. As such, as of the date of this report, our auditor is not subject to the Determinations announced by the PCAOB and our listing is not affected by the Holding Foreign Companies Accountable Act and related regulations. However, the recent developments would add uncertainties to our continued listing, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as related to the audit of our financial statements. Furthermore, there is a risk that our auditor cannot be inspected by the PCAOB in the future. The lack of inspection could cause trading in our securities to be prohibited on a national exchange or in the over-the-counter trading market under the Holding Foreign Companies Accountable Act, and, as a result, Nasdaq may determine to delist our securities, which may cause the value of our securities to decline or become worthless.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, which may limit the information publicly available to our investors and afford them less protection than if we were an U.S. issuer.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq Stock Market listing rules that allow us to follow British Virgin Islands law for certain governance matters. Certain corporate governance practices in the British Virgin Islands may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, British Virgin Islands law has no corporate governance regime which prescribes specific corporate governance standards. When our common shares are listed on the Nasdaq Capital Market, we intend to continue to follow British Virgin Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq Stock Market in respect of the following: (i) the majority independent director requirement under Section 5605(b)(1) of the Nasdaq Stock Market listing rules, (ii) the requirement under Section 5605(d) of the Nasdaq Stock Market listing rules that a compensation committee comprised solely of independent directors governed by a compensation committee charter oversee executive compensation, (iii) the requirement under Section 5605(e) of the Nasdaq Stock Market listing rules that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors and (iv) the requirement under Section 5605(b)(2) of the Nasdaq Stock Market listing rules that our independent directors hold regularly scheduled executive sessions. British Virgin Islands law does not impose a requirement that our board of directors consist of a majority of independent directors. Nor does British Virgin Islands law impose specific requirements on the establishment of a compensation committee or nominating committee or nominating process. Therefore, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. We are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination with respect to our status will be made on ___________. We would lose our foreign private issuer status if, for example, more than 50% of our common stock are directly or indirectly held by residents of the U.S. and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms beginning on ________, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short- swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq Stock Market listing rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

The laws of the British Virgin Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our memorandum and articles of association, by the BVI Business Companies Act (Revised 2020) of the British Virgin Islands and by the common law of the British Virgin Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law in the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands and from English common law. which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Because we are a British Virgin Islands company and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain, and the U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

We are incorporated in the British Virgin Islands and conduct our operations primarily in China. Substantially all of our assets are located outside of the United States and the proceeds of this offering will primarily be held in banks outside of the United States. In addition, the majority of our directors and officers reside outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands and of China may not permit you to enforce a judgment against our assets or the assets of our directors and officers.

The SEC, the U.S. Department of Justice and other U.S. authorities may also have difficulties in bringing and enforcing actions against us or our directors or executive officers in the PRC. The SEC has stated that there are significant legal and other obstacles to obtaining information needed for investigations or litigation in China. China has recently adopted a revised securities law, and Article 177 of which provides, among other things, that no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without governmental approval in China, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators, which could present significant legal and other obstacles to obtaining information needed for investigations and litigation conducted in China.

Provisions in our charter documents and under Nevada law could discourage a takeover that stockholders may consider favorable.

Provisions in our articles of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our board of directors has the right to determine the authorized number of directors and to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to control the size of or fill vacancies on our board of directors. In addition, we are authorized to issue up to 40,000,000 shares of common stock, in one or more classes or series as may be determined by our board of directors. The issuance of shares of common stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

British Virgin Islands law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our articles of association allow our shareholders holding shares representing in aggregate not less than 10% of our voting share capital in issue, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least twenty-one clear days is required for the convening of our annual general shareholders’ meeting and at least 14 clear days’ notice any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of the total issued shares carrying the right to vote at a general meeting of the Company.

General Risk Factors

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire these personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

We must attract, recruit, and retain a sizeable workforce of technically competent employees. Competition for senior management and personnel in the PRC is intense and the pool of qualified candidates in the PRC is limited. We may not be able to retain the services of our senior executives or personnel or attract and retain high-quality senior executives or personnel in the future. This failure could materially and adversely affect our future growth and financial condition.

Our success depends on our ability to increase awareness of our brands and develop customer loyalty.

Our portfolio of nutritional products is comprised of quality products. Our brands are integral to our sales and marketing efforts. We believe that maintaining and enhancing our brand name recognition in a cost-effective manner is critical to achieving widespread acceptance of our current and future products and is an important element in our effort to increase our customer base. Successful promotion of our brand names will depend largely on our marketing efforts and ability to provide reliable and quality products at competitive prices. Brand promotion activities may not necessarily yield increased revenue, and even if they do, any increased revenue may not offset the expenses we will incur in marketing activities. If we fail to successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brands, we may fail to attract new customers or retain our existing customers, in which case our business, operating results and financial condition, would be materially adversely affected.

We require various approvals, licenses, permits and certifications to operate our business. If we fail to obtain or renew any of these approvals, licenses, permits or certifications, it could materially and adversely affect our business and results of operations.

In accordance with the laws and regulations in the jurisdictions in which we operate, we are required to maintain various approvals, licenses, permits and certifications in order to operate our business or engage in the business we plan to enter into. Complying with such laws and regulations may require substantial expenses, any non-compliance may expose us to liability. In the event of that government authorities consider us to be in non-compliance, we may have to incur significant expenses and divert substantial management time to rectify the incidents. If we fail to obtain all the necessary approvals, licenses, permits and certifications, we may be subject to fines or the suspension of operations of the facilities that do not have the requisite approvals, licenses, permits or certifications, which would adversely affect our reputation, business and results of operations. See “Regulation” for further details on the requisite approvals license permits and certifications.

Adverse publicity associated with our products, materials, or network marketing program, or those of similar companies, could harm our financial condition and operating results.

The results of our operations may be significantly affected by the public’s perception of our product and similar companies. This perception is dependent upon opinions concerning:

●	the safety and quality of our products;

●	the safety and quality of similar products distributed by other companies; and

●	our downstream dealers.

Adverse publicity concerning any actual or purported failure to comply with applicable laws and regulations regarding product claims and advertising, good manufacturing practices, or other aspects of our business, whether or not resulting in enforcement actions or the imposition of penalties, could have an adverse effect on our goodwill and could negatively affect our sales and ability to generate revenue. In addition, our consumers’ perception of the safety and quality of products and ingredients as well as similar products and distributed by other companies can be significantly influenced by media attention, publicized scientific research or findings, widespread product liability claims and other publicity concerning our products or ingredients, or similar products and ingredients distributed by other companies. Adverse publicity, whether or not accurate or resulting from consumers’ use or misuse of our products, that associates consumption of our products or ingredients or any similar products or ingredients with illness or other adverse effects, questions the benefits of our or similar products or claims that any such products are ineffective, inappropriately labeled or have inaccurate instructions as to their use, could negatively impact our reputation or the market demand for our products.

An active, liquid, and orderly trading market for our common stock may not r be maintained, and our stock price may be volatile.

An active, liquid, and orderly trading market for our common stock which usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders may not be maintained. The market price of our common stock may vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our common stock, you could lose a substantial part or all of your investment in our common stock.

The following factors could affect our share price:

●	our operating and financial performance;

●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;

●	the public reaction to our press releases, our other public announcements and our filings with the SEC;

●	strategic actions by our competitors;

●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

●	speculation in the press or investment community;

●	the failure of research analysts to cover our common stock;

●	sales of our common stock by us or other shareholders, or the perception that such sales may occur;

●	changes in accounting principles, policies, guidance, interpretations or standards;

●	additions or departures of key management personnel;

●	actions by our shareholders;

●	domestic and international economic, legal and regulatory factors unrelated to our performance; and

●	the realization of any risks described under this “Risk Factors” section.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition, or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

There have been recent instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater share price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our common stock may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any share run-up, may be unrelated to our actual or expected operating performance, financial condition, or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock. In addition, investors of our common stock may experience losses, which may be material, if the price of our common stock declines after investors purchase common stock prior to any price decline.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business, operating results and financial condition.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, President Obama signed into law the JOBS Act. We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Common stock to be less attractive as a result, there may be a less active trading market for our Common stock and our stock price may be more volatile.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal, accounting, and financial compliance costs and investor relations and public relations costs, make some activities more difficult, time- consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results as well as proxy statements.

As a result of disclosure of information in this report and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains certain statements that may be deemed “forward-looking statements” within the meaning of United States of America securities laws. All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate and similar expressions or future conditional verbs such as will, should, would, could or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

These statements include, without limitation, statements about our anticipated expenditures, including those related to general and administrative expenses; the potential size of the market for our services, future development and/or expansion of our services in our markets, our ability to generate revenues, our ability to obtain regulatory clearance and expectations as to our future financial performance. Our actual results will likely differ, perhaps materially, from those anticipated in these forward-looking statements as a result of various factors, including: our need and ability to raise additional cash. The forward-looking statements included in this report are subject to a number of additional material risks and uncertainties, including but not limited to the risks described in our filings with the Securities and Exchange Commission.

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and the related notes to those statements included in this filing. In addition to historical financial information, this discussion may contain forward-looking statements reflecting our current plans, estimates, beliefs and expectations that involve risks and uncertainties. As a result of many important factors, particularly those set forth under “Special Note Regarding Forward-Looking Statements”, our actual results and the timing of events may differ materially from those anticipated in these forward-looking statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and the notes to those consolidated financial statements appearing elsewhere in this report.

Certain statements in this report constitute forward-looking statements. These forward-looking statements include statements, which involve risks and uncertainties, regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategy, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for, and use of, working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plan,” “potential,” “project,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend,” or the negative of these words or other variations on these words or comparable terminology. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Overview

Following the consummation of the Share Exchange, we engage in the research and development of extraction processes of natural β -carotene, the planting and harvesting of raw materials as well as the production, distribution marketing and sales of natural β -carotene health food products. Natural β -carotene is a safe source of vitamin A which is an essential nurturant important for vision, growth, cell division, reproduction and immunity as well as containing antioxidant properties which offer protection from diabetes, heart disease and cancer.

Bitmis Corp., or Bitmis, owns 100% of the issued and outstanding capital stock of Cambell International Holding Limited, which was incorporated on September 23, 2020 under the law of British Virgin Islands. Cambell International Holding Limited is a holding company holding the following entities:

Win&win Industrial Development Limited	●	A British Virgin Islands company	100%
(“Win&win”)	●	Principal activities: Investment holding

BJK Holding Group Limited	●	A Hong Kong company	100%
(“BJK Holding”)	●	Principal activities: Investment holding

Baijiakang (LiaoNing) Health Information Consulting Service Co., Ltd	●	A PRC limited liability company and deemed a wholly foreign-invested enterprise	100%
(“Baijiakang Consulting”)	●	Principal activities: Consultancy and information technology support

LiaoNing KangBaiEr Biotechnology Development Co., Ltd.	●	A PRC limited liability company	VIE by contractual
(“Liaoning Kangbaier”)	●	Incorporated on September 22, 2015	arrangements
	●	Principal activities: research and development of extraction processes of natural β - carotene, the planting and harvesting of raw materials as well as the production, distribution marketing and sales of natural β -carotene health food products.

Doron KangBaier Biotechnology Co. LTD	●	A PRC limited liability company	100% owned by LiaoNing KangBaiEr
	●	Principal activities: research and support

LiaoNing BaiJiaKang Health Technology Co. LTD	●	A PRC limited liability company	100% owned by LiaoNing KangBaiEr
	●	Principal activities: promotion and support

VIE Agreements

In November 2022, Baijiakang Consulting, LiaoNing KangBaiEr, and the shareholders of LiaoNing KangBaiEr entered into a series of contractual agreements for LiaoNing KangBaiEr to qualify as variable interest entity or VIE (the “VIE Agreements”). The VIE Agreements are as follows:

Consulting Service Agreement

Pursuant to the terms of the Exclusive Consulting and Service Agreement dated November 27, 2022, between Baijiakang Consulting and Kangbaier Liaoning (the “Consulting Service Agreement”), Baijiakang Consulting is the exclusive consulting and service provider to Kangbaier Liaoning to provide business-related software research and development services; design, installation, and testing services; network equipment support, upgrade, maintenance, monitor, and problem-solving services; employees training services; technology development and sublicensing services; public relations services; market investigation, research, and consultation services; short to medium term marketing plan-making services; compliance consultation services; marketing events and membership related activities planning and organizing services; intellectual property permits; equipment and rental services; and business-related management consulting services. Pursuant to the Consulting Service Agreement, the service fee is the remaining amount after Kangbaier Liaoning’s profit before tax in the corresponding year deducts Kangbaier Liaoning’s losses, if any, in the previous year, the necessary costs, expenses, taxes, and fees incurred in the corresponding year, and the withdraws of the statutory provident fund. Kangbaier Liaoning agreed not to transfer its rights and obligations under the Consulting Service Agreement to any third party without prior written consent from Baijiakang Consulting. In addition, Baijiakang Consulting may transfer its rights and obligations under the Consulting Service Agreement to Baijiakang Consulting’s affiliates without Kangbaier Liaoning’s consent, but Baijiakang Consulting shall notify Kangbaier Liaoning of such transfer. This Agreement is valid for a term of 10 years subject to any extension requested by Baijiakang Consulting unless terminated by Baijiakang Consulting unilaterally prior to the expiration.

The foregoing summary of the Consulting Service Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Consulting Service Agreement, which is filed as Exhibit 10.2 to this Form 8-K.

Business Operation Agreement

Pursuant to the terms of the Business Operation Agreement dated November 27, 2022, among Baijiakang Consulting, Kangbaier Liaoning and the shareholders of Kangbaier Liaoning (the “Business Operation Agreement”), Kangbaier Liaoning has agreed to subject the operations and management of its business to the control of Baijiakang Consulting. According to the Business Operation Agreement, Kangbaier Liaoning is not allowed to conduct any transactions that has substantial impact upon its operations, assets, rights, obligations, and personnel without the Baijiakang Consulting’s written approval. The shareholders of Kangbaier Liaoning and Kangbaier Liaoning will take Baijiakang Consulting’s advice on appointment or dismissal of directors, employment of Kangbaier Liaoning’s employees, regular operation, and financial management of Kangbaier Liaoning. The shareholders of Kangbaier Liaoning have agreed to transfer any dividends, distributions, or any other profits that they receive as the shareholders of Kangbaier Liaoning to Baijiakang Consulting without consideration. The Business Operation Agreement is valid for a term of 10 years or longer upon the request of Baijiakang Consulting prior to the expiration thereof. The Business Operation Agreement might be terminated earlier by Baijiakang Consulting with a 30-day written notice.

The foregoing summary of the Business Operation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Business Operation Agreement, which is filed as Exhibit 10.3 to this Form 8-K.

Proxy Agreement

Pursuant to the terms of the Proxy Agreements dated November 27, 2022, among Baijiakang Consulting, and the shareholders of Kangbaier Liaoning (each, the “Proxy Agreement”, collectively, the “Proxy Agreements”), each shareholder of Kangbaier Liaoning has irrevocably entrusted his/her shareholder rights as Kangbaier Liaoning’s shareholder to Baijiakang Consulting , including but not limited to, proposing the shareholder meeting, accepting any notices with regard to the convening of shareholder meeting and any other procedures, conducting voting rights, and selling or transferring the shares held by such shareholder, for 10 years or earlier if the Business Operation Agreement was terminated for any reasons.

The foregoing summary of the Proxy Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the Proxy Agreements, which are filed as Exhibit 10.4 to this Form 8-K.

Equity Disposal Agreement

Pursuant to the terms of the Equity Disposal Agreement dated November 27, 2022, among Baijiakang Consulting, Kangbaier Liaoning, and the shareholders of Kangbaier Liaoning (the “Equity Disposal Agreement”), the shareholders of Kangbaier Liaoning granted Baijiakang Consulting or its designees an irrevocable and exclusive purchase option (the “Option”) to purchase Kangbaier Liaoning’s all or partial equity interests and/or assets at the lowest purchase price permitted by PRC laws and regulations. The option is exercisable at any time at Baijiakang Consulting’s discretion in full or in part, to the extent permitted by PRC law. The shareholders of Kangbaier Liaoning agreed to give Kangbaier Liaoning the total amount of the exercise price as a gift, or in other methods upon Baijiakang Consulting’s written consent to transfer the exercise price to Kangbaier Liaoning. The Equity Disposal Agreement is valid for a term of 10 years or longer upon the request of Baijiakang Consulting.

The foregoing summary of the Equity Disposal Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Equity Disposal Agreement, which is filed as Exhibit 10.5 to this Form 8-K.

Equity Pledge Agreement

Pursuant to the terms of the Equity Pledge Agreement dated November 27, 2022, among Baijiakang Consulting and the shareholders of Kangbaier Liaoning (the “Pledge Agreement”), the shareholders of Kangbaier Liaoning pledged all of their equity interests in Kangbaier Liaoning to Baijiakang Consulting, including the proceeds thereof, to guarantee Kangbaier Liaoning’s performance of its obligations under the Business Operation Agreement, the Consulting Service Agreement and the Equity Disposal Agreement (each, a “Agreement”, collectively, the “Agreements”). If Kangbaier Liaoning or its shareholders breach its respective contractual obligations under any Agreements, or cause to occur one of the events regards as an event of default under any Agreements, Baijiakang Consulting, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interest in Kangbaier Liaoning. During the term of the Pledge Agreement, the pledged equity interests cannot be transferred without Baijiakang Consulting’s prior written consent. The Pledge Agreements is valid until all the obligations due under the Agreements have been fulfilled.

The foregoing summary of the Equity Pledge Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Equity Pledge Agreement, which is filed as Exhibit 10.6 to this Form 8-K.

Foreign Operations

All of our business operations are conducted in Mainland China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political, and legal developments in the PRC. Operating in foreign countries involves substantial risk. For example, our business activities subject us to a number of Chinese laws and regulations, such as anti-corruption laws, tax laws, foreign exchange controls and cash repatriation restrictions, data privacy and security requirements, labor laws, intellectual property laws, privacy laws, and anti-competition regulations, which have uncertainties. Any failure to comply with the PRC laws and regulations could subject us to fines and penalties, make it more difficult or impossible to do business in China and harm our reputation.

Operating in foreign countries also subjects us to risk from currency fluctuations. Our primary exposure to movements in foreign currency exchange rates relates to non-U.S. dollar denominated sales and operating expenses. The weakening of foreign currencies relative to the U.S. dollar adversely affects the U.S. dollar value of our foreign currency-denominated sales and earnings. This could either reduce the U.S. dollar value of our prices or, if we raise prices in the local currency, it could reduce the overall demand for our offerings. Either could adversely affect our revenue. Conversely, a rise in the price of local currencies relative to the U.S. dollar could adversely impact our profitability because it would increase our costs denominated in those currencies, thus adversely affecting gross margins.

Critical Accounting Policies, Judgments and Estimates

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Principle of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company transactions and balances are eliminated upon consolidation.

Use of Estimates

The preparation of these consolidated financial statements requires management of the Company to make estimates and judgments that affect the reported amounts of assets including application of discount on long-term other receivables with present value, liabilities, revenues, costs and expenses, and related disclosures. On an on-going basis, the Company evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Identified below are the accounting policies that reflect the Company’s most significant estimates and judgments, and those that the Company believes are the most critical to fully understanding and evaluating its consolidated financial statements.

In March 2020 the World Health Organization declared coronavirus COVID-19 a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, workforces, customers, and created significant volatility and disruption of financial markets. The pandemic may impact Company’s future estimates including, but not limited to, our allowance for doubtful accounts, inventory valuations, fair value measurements, asset impairment charges. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on its business or results of operations at this time.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC Topic 606, Revenue from Contracts with Customers, which replaced ASC Topic 605, using the modified retrospective method of adoption.

The Company recognizes revenues when its customer obtains control of promised goods, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) the Company satisfies the performance obligation. The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way the Company records its revenue. Upon adoption, the Company evaluated its revenue recognition policy for all revenue streams within the scope of the ASU under previous standards and using the five-step model under the new guidance and confirmed that there were no differences in the pattern of revenue recognition. Hence, the Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to the adoption. The effect from the adoption of ASC Topic 606 was not material to the Company’s consolidated financial statements.

The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience.

Judgment is used in determining: (1) whether the financing component in the sales agreement is significant and, if so, (2) the discount rate used in calculating the significant financing component. The Company assesses the significance of the financing component based on the timing of payments agreed to by the parties to the contract that provides the customer with a significant benefit of financing. If determined to be significant, the Company adjusts the promised amount of consideration for the effects of the time value of money.

Judgment is also used in assessing whether the long-term accounts receivable results in variable consideration and, if so, the amount to be included in the transaction price. The Company applies the portfolio approach to estimating the amount of variable consideration in these arrangements using the most likely amount method that is based on the Company’s historical collection experience under similar arrangements.

Based on the above significant judgements, the financing component, arising from the long-term accounts receivable was recognized as financing revenue over the time of payment. There was no financing revenue for the years ended June 30, 2022 and 2021, respectively.

The Company is in traditional production business operation and its performance obligation is delivery of the products to customers within the agreed upon time and location. Customers sign on the delivery notes to indicate their acceptance. The typical payment term is either advance payment or agreed-upon credit terms after delivery of products. There is no warranty and return policy for the customers. The Company accounts for the sales of health care products using the gross method, as its controls the products that it sells until at which point it transfers control of the products to its customers and recognizes revenue.

There are two revenue streams within the Company’s operations: (1) sales of health care products which constitutes the majority of the revenues, and (2) others.

	Years Ended June 30
	2022	2021
	Sales	Sales
Health care product sales	$817,954	$771,755
Others	11,417	-
Total revenues	$829,371	$771,755

	Three Months Ended September 30
	2022	2021
	Sales	Sales
Normal product sales	$68,035	$292,936
Others	-	-
Total revenues	$68,035	$292,936

There is no variable consideration and non-cash consideration agreed with the customers. The transaction price is fixed and allocated to the agreed product, the only performance obligation. The revenue is recognized at a point in time once the Company has determined that the customers have obtained control over the products. Control is typically deemed to have been transferred to the customers when the performance obligation is fulfilled, usually at the time of delivery, at the net sales price (transaction price).

There is no contract asset that the Company has right to consideration in exchange for the product sales that the Company has transferred to customers. Such right is not conditional on something other than the passage of time.

Practical expedients and exemption

The Company elected a practical expedient that it does not adjust the promised amount of consideration for the effects of a significant financing component if the Company expects that, upon the inception of revenue contracts, the period between when the Company transfers its promised deliverables to its customers and when the customers pay for those deliverables will be more than one year.

Advertising and promotional expenses

Advertising costs are expensed as incurred and included in selling expenses. Advertising costs amounted to $161,853 and $14,057 for the years ended June 30, 2022 and 2021, respectively.

Fair Value of Financial Instruments

U.S. GAAP establishes a three-tier hierarchy to prioritize the inputs used in the valuation methodologies in measuring the fair value of financial instruments. This hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three-tier fair value hierarchy is:

Level 1 – observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – include other inputs that are directly or indirectly observable in the marketplace.

Level 3 – unobservable inputs which are supported by little or no market activity.

The carrying value of the Company’s financial instruments, including cash, accounts receivable, other current assets, accounts payable, and accruals and other payable approximate their fair value due to their short maturities.

In accordance with ASC 825, for investments in financial instruments with a variable interest rate indexed to performance of underlying assets, the Company elected the fair value method at the date of initial recognition and carried these investments at fair value. Changes in the fair value are reflected in the accompanying consolidated statements of operations and comprehensive loss as other income (expense). To estimate fair value, the Company refers to the quoted rate of return provided by banks at the end of each period using the discounted cash flow method. The Company classifies the valuation techniques that use these inputs as Level 2 of fair value measurements.

As of June 30, 2022 and 2021, the Company had no investments in financial instruments.

Income tax

The Company’s subsidiary in China are subject to the income tax laws of the relevant tax jurisdiction. No taxable income was generated outside the PRC for the years ended June 30, 2022 and 2021. The Company accounts for income tax in accordance with U.S. GAAP.

Current income taxes are provided on the basis of net profit (loss) for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions.

Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in which temporary differences are expected to be reversed or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of comprehensive loss in the period of the enactment of the change.

The Company considers positive and negative evidence when determining whether a portion or all of its deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry-forward periods, its experience with tax attributes expiring unused, and its tax planning strategies. The ultimate realization of deferred tax assets is dependent upon its ability to generate sufficient future taxable income within the carry-forward periods provided for in the tax law and during the periods in which the temporary differences become deductible. When assessing the realization of deferred tax assets, the Company has considered possible sources of taxable income including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carry-forwards, (iii) future taxable income arising from implementing tax planning strategies, and (iv) specific known trend of profits expected to be reflected within the industry.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized upon examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. PRC tax returns filed in 2022 and 2021 are subject to examination by any applicable tax authorities. The Company had no uncertain tax position for the years ended June 30, 2022 and 2021.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies”.

Results of Operations

Comparison of Years Ended June 30, 2022 and 2021

The following table sets forth key components of our results of operations during the years ended June 30, 2022 and 2021, both in dollars and as a percentage of our revenue.

	Years Ended June 30,
	2022		2021
	Amount	of Revenue	Amount	of Revenue
Revenues	829,371	100.00%	771,755	100.00%
Cost of revenues	(598,880)	(72.21)%	(654,846)	(84.85)%
Gross profit	230,491	27.79%	116,909	15.15%
Operating expenses
Selling expenses	(182,896)	(22.05)%	(14,221)	(1.84)%
General and administrative expenses	(581,376)	(70.10)%	(1,377,363)	(178.48)%
Loss from operations	(533,781)	(64.35)%	(1,274,675)	(165.17)%

Other Income (expense)
Other incomes	13,869	1.67%	383	0.05%
Other expenses	(144,870)	(17.46)%	(113)	(0.01)%
Net loss before taxes	(664,782)	(80.15)%	(1,274,405)	(165.13)%
Income tax expenses	-	-	-	-
Net loss	(664,782)	(80.15)%	(1,274,405)	(165.13)%

Revenues. Our revenues were $829,371 for the year ended June 30, 2022, representing an increase of $57,616 or 7% from $771,755 for the year ended June 30,2021. There are two revenue streams within the Company’s operations: (1) normal product sales of carotene which constitutes the majority of the revenues, and (2) others. The increase was mainly due to business promotion to get engaged by more customers in 2022.

The following table summarizes our revenues by revenue streams for the years ended June 30, 2022 and 2021:

	Years Ended June 30
	2022	2021
	Sales	Sales
Normal product sales	$817,954	$771,755
Others	11,417	-
Total revenues	$829,371	$771,755

Cost of revenues. Our cost of revenues was $598,880 for the year ended June 30, 2022, compared to $654,846 for the same period last year. Cost of revenue refers to the cost of material and labor cost, direct material and overhead costs. With the similar scale of sales, the cost of revenues of 2022 almost the same with 2021.

Gross profit and gross margin. Our gross profit was $230,491 for the year ended June 30, 2022, compared with a gross profit of $116,909 for the same period last year. The gross margin was increased from 15.15% during 2021 to 27.79% during 2022. The increase was in line with the business growth.

Selling expenses. As shown below, our selling expenses consist primarily of compensation and benefits to our selling department and other expenses incurred in connection with general operations. Our selling expenses increased by $168,676 to $182,896 for year ended June 30, 2022, from $14,221 for the same period 2021. The increase due to the advertising fee increased by $147,796 from June 30, 2021 to June 30, 2022. The increases were mainly in line with the expansion of revenue.

	June 30, 2022		June 30, 2021		Fluctuation
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Salaries and welfare	19,303	10.55%	-	-	19,303	100%
Advertising fee	161,853	88.49%	14,057	98.85%	147,796	1,051%
Others	1,740	0.95%	164	1.15%	1,576	963%
Total selling expenses	$182,896	100.00%	$14,221	100.00%	$168,676	1,186%

General and administrative expenses. As shown below, our general and administrative expenses consist primarily of compensation and benefits to our general management, finance and administrative staff, professional fees and other expenses incurred in connection with general operations. Our general and administrative expenses decreased by $795,987 to $581,376 for year ended June 30, 2022, from $1,377,363 for the same period in 2021. Professional fee decreased by $931,125 or 90.58% from June 30, 2021 to June 30, 2022. The decrease was mainly due to several third party has been hired during 2021 for company initial public offerings strategy. Salary and social insurance increased by $111,025 or 70.00% from June 30, 2020 to June 30, 2021. The increase was mainly in line with the expansion of revenue.

	June 30, 2022		June 30, 2021		Fluctuation
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Salary and Social Insurance	$269,643	46.38%	$158,618	11.52%	$111,025	70.00%
Business entertainment	14,792	2.54%	7,917	0.57%	6,876	86.85%
Depreciation and amortization	55,405	9.53%	5,692	0.41%	49,713	873.32%
Office expenses	29,821	5.13%	14,161	1.03%	15,659	110.58%
Professional fee	96,889	16.67%	1,028,014	74.64%	(931,125)	(90.58)%
Bad debt provision	(21,685)	(3.73)%	87,597	6.36%	(109,282)	(124.76)%
Materials expenses	86,197	14.83	5,959	0.43%	80,238	1,346.48%
Research and development expenses	-	-	30,208	2.19%	(30,208)	(100)%
Rental fee	26	0.00	8,959	0.65%	(8,933)	(99.71)%
Travel fee	12,436	2.14	8,890	0.65%	3,546	39.89%
Installation and maintenance fee	6,960	1.20%	3,334	0.24%	3,627	108.80%
Taxation	2,621	0.45%	904	0.07%	1,717	189.84%
Other	28,270	4.86%	17,110	1.24%	11,160	65.22%
Total general and administrative expenses	$581,376	100.00%	$1,377,363	100.00%	$(795,987)	(57.79)%

Income tax expense. Our Income tax expense was nil for the years ended June 30,2022 and 2021.

Net loss. As a result of the cumulative effect of the factors described above, our net loss was $664,782 for the year ended June 30, 2022 and net loss $1,274,405 for the year ended June 30, 2021. The decrease was primarily due to decrease of operating expenses in 2022 as previously discussed.

Liquidity and Capital Resources

The Company’s primary need for liquidity stems from its need to fund working capital requirements of the Company’s businesses, its capital expenditures and its general operations, including debt repayment. The Company has historically financed its operations through short-term and long-term commercial bank loans from Chinese banks, as well as its ongoing operating activities by using funds from loans from directors and shareholders, and other third party. The Company routinely monitors current and expected operational requirements and financial market conditions to evaluate the use of available financing sources. Considering the existing working capital position and the ability to access debt funding sources, the management believes that the Company’s operations and borrowing resources are sufficient to provide for its current and foreseeable capital requirements to support its ongoing operations for the next twelve months.

The following table set forth a summary of its cash flows for the periods indicated:

	For the Years Ended
	June 30,
	2022	2021
Net cash provided by (used in) operating activities	$9,482,639	(2,481,619)
Net cash used in investing activities	$(96,166)	(63,800)
Net cash provided by (used in) financing activities	(9,238,562)	2,573,769

Operating Activities

Net cash provided by operating activities was $9,482,639 for the year ended June 30, 2022, as compared to $2,481,619 net cash used in operating activities for the year ended June 30, 2021.

The net cash provided by operating activities for the year ended June 30, 2022 was mainly due to our net loss of $664,782, an increase in and an increase in other receivables of $1,586,168, partially offset by an increase in advance from customers of $6,920,217 and an increase in other payables of $4,487,644. The net cash used in operating activities for the year ended June 30, 2021 was mainly due to our net loss of $1,274,405, a decrease in other payables of $1,100,063, and partially offset by a decrease in other receivable of $130,484.

Investing Activities

Net cash used in investing activities was $96,166 for the year ended June 30, 2022, as compared to $63,800 net cash used in investing activities for the year ended June 30, 2021. The net cash used in investing activities was mainly attributable to purchase of property and equipment for the year ended June 30, 2022 and 2021.

Financing Activities

Net cash used in financing activities was $9,238,562 for the year ended June 30, 2022, as compared to $2,573,769 net cash provided by financing activities for the year ended June 30, 2021. The net cash used in financing activities was mainly attributable to repayment to related parties for the year ended June 30, 2022. The net cash provided by financing activities was mainly attributable to advances from related parties for the year ended June 30, 2021.

Comparison of three months ended September 30, 2022 and 2021

The following table sets forth key components of our results of operations during the three months ended September 30, 2022 and 2021, both in dollars and as a percentage of our revenue.

	Three Months ended September 30,
	2022		2021
	Amount	of Revenue	Amount	of Revenue
Revenues	68,035	100.00%	292,936	100.00%
Cost of revenues	(64,133)	(94.27)%	(202,645)	(69.18)%
Gross profit	3,902	5.73%	90,291	30.82%
Operating expenses
Selling expenses	(941)	(1.38)%	(12,104)	(4.13)%
General and administrative expenses	(75,129)	(110.43)%	(107,627)	(36.74)%
Loss from operations	(72,168)	(106.08)%	(29,440)	(10.05)%

Other Income (expense)
Other incomes	8,148	11.98%	1,572	0.54%
Other expenses	-	-	-	-
Net loss before taxes	(64,020)	(94.10)%	(27,868)	(9.51)%
Income tax expenses	-
Net loss	(64,020)	(94.10)%	(27,868)	(9.51)%

Revenues. Our revenues were $68,035 for the three months ended September 30, 2022, representing an decrease of $224,901 or 77% from $292,936 for the three months ended September 30, 2021. There are two revenue streams within the Company’s operations: (1) normal product sales of carotene which constitutes the majority of the revenues, and (2) others. The decrease was mainly due to the explosion of COVID-19 during the three months ended September 30, 2022.

The following table summarizes our revenues by revenue streams for the three months ended September 30, 2022 and 2021:

	Three Months ended September 30,
	2022	2021
	Sales	Sales
Normal product sales	$68,035	$292,936
Others	-	-
Total revenues	$68,035	$292,936

Cost of revenues. Our cost of revenues was $64,133 for the three months ended September 30, 2022, compared to $202,645 for the same period last year. Cost of revenue refers to the cost of material and labor cost, direct material and overhead costs. The decrease was in line with the revenue.

Gross profit and gross margin. Our gross profit was $3,902 for the three months ended September 30, 2022, compared with a gross profit of $90,291 for the same period last year. The gross margin was decreased from 30.82% during 2021 to 5.73% during 2022. The decrease was in line with the business decline.

Selling expenses. As shown below, our selling expenses consist primarily of compensation and benefits to our selling department and other expenses incurred in connection with general operations. Our selling expenses decreased by $11,163 to $941 for the three months ended September 30, 2022, from $12,104 for the same period 2021. The decrease due to the advertising fee decreased by $12,104 for the three months ended September 30, 2022. The decreases were mainly in line with the decline of revenue.

	September 30, 2022		September 30, 2021		Fluctuation
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Advertising fee	-	-%	12,104	100.00%	(12,104)	(100)%
Others	941	100.00%	-	-%	941	100%
Total selling expenses	$941	100.00%	$12,104	100.00%	$(11,163)	92%

General and administrative expenses. As shown below, our general and administrative expenses consist primarily of compensation and benefits to our general management, finance and administrative staff, professional fees and other expenses incurred in connection with general operations. Our general and administrative expenses decreased by $32,498 to $75,129 for the three months ended September 30, 2022, from $107,627 for the same period in 2021. Professional fee decreased by $931,125 or 90.58% from June 30, 2021 to June 30, 2022. The decrease was mainly due to the decline of salary and social insurance $17,358, depreciation and amortization $12,359 and office expense $11,162 for the three months ended September 30, 2022. The decrease was mainly in line with the decline of revenue.

	September 30, 2022		September 30, 2021		Fluctuation
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Salary and Social Insurance	$43,174	57.47%	$60,532	56.24%	$(17,358)	(28.68)%
Business entertainment	2,386	3.18%	3,307	3.07%	(921)	(27.84)%
Depreciation and amortization	4,832	6.43%	17,191	15.97%	(12,359)	(71.89)%
Office expenses	9,551	12.71%	20,713	19.25%	(11,162)	(53.89)%
Professional fee	11,622	15.47%	1,791	1.66%	9,831	548.96%
Travel fee	1,546	2.06%	1,771	1.65%	(225)	(12.70)%
Other	2,018	2.68%	2,322	2.16%	(304)	(13.11)%
Total general and administrative expenses	$75,129	100.00%	$107,627	100.00%	$(32,498)	(30.19)%

Income tax expense. Our Income tax expense was nil for the three months ended September 30,2022 and 2021.

Net loss. As a result of the cumulative effect of the factors described above, our net loss was $64,020 for the three months ended September 30, 2022 and net loss $27,868 for the three months ended September 30, 2021. The decrease was primarily due to decrease of revenue in 2022 as previously discussed.

Liquidity and Capital Resources

The Company’s primary need for liquidity stems from its need to fund working capital requirements of the Company’s businesses, its capital expenditures and its general operations, including debt repayment. The Company has historically financed its operations through short-term and long-term commercial bank loans from Chinese banks, as well as its ongoing operating activities by using funds from loans from directors and shareholders, and other third party. The Company routinely monitors current and expected operational requirements and financial market conditions to evaluate the use of available financing sources. Considering the existing working capital position and the ability to access debt funding sources, the management believes that the Company’s operations and borrowing resources are sufficient to provide for its current and foreseeable capital requirements to support its ongoing operations for the next twelve months.

The following table set forth a summary of its cash flows for the periods indicated:

	For the Three Months Ended
	September 30,
	2022	2021
Net cash used in operating activities	$(9,981,867)	$(126,547)
Net cash used in investing activities	$(47,807)	$(36,702)
Net cash provided by financing activities	10,003,998	168,406

Operating Activities

Net cash used in operating activities was $9,981,867 for the three months ended September 30, 2022, as compared to $126,547 net cash used in operating activities for the three months ended September 30, 2021.

The net cash provided by operating activities for the three months ended September 30, 2022 was mainly due to our net loss of $64,020, a decrease in advance from customers of $6,278,407 and a decrease in other payables of $3,759,841, partially offset by a decrease in other receivable of $49,825. The net cash used in operating activities for the three months ended September 30, 2021 was mainly due to our net loss of $27,868, an increase in other receivable of $530,082, and partially offset by an increase in accounts payable of $258,537 and a decrease in prepayment of $201,813.

Investing Activities

Net cash used in investing activities was $47,807 for the three months ended September 30, 2022, as compared to $36,702 net cash used in investing activities for the three months ended September 30, 2021. The net cash used in investing activities was mainly attributable to purchase of property and equipment for the three months ended September 30, 2022 and 2021.

Financing Activities

Net cash provided by financing activities was $10,003,998 for the three months ended September 30, 2022, as compared to $168,406 net cash provided by financing activities for the three months ended September 30, 2021. The net cash provided by financing activities was mainly attributable to advances from related parties for the three months ended September 30, 2022 and 2021.

Contractual Obligations

The Company had no short-term and long-term bank loans as of September 30, 2022 and June 30, 2022.

Off-Balance Sheet Transactions

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, eases certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

PROPERTIES

Liaoning Kangbaier and its subsidiaries maintain the below corporate office space in Panjin City. We believe that our facilities are suitable and adequate for our operations and are adequately maintained.

Property rental details
	Location (within the Group Hospital)	Area (m 2)	use
1	Zhaojia # 1-17-1, Xinglongtai District, Panjin City	2200	factory building
2	Zhaojia # 1-17-1, Xinglongtai District, Panjin City	800	storehouse
3	Zhaojia # 1-17-1, Xinglongtai District, Panjin City	1200	Office building (including WOFE)
4	Zhaojia # 1-17-1, Xinglongtai District, Panjin City	800	dormitory building
	amount to	5000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of December 30, 2022, immediately following the Reverse Takeover by: (i) each person (including any group) known to us to own more than five percent (5)% of any class of our voting securities, (ii) each of our directors and each of our named executive officers (as defined under Item 402(m)(2) of Regulation S-K), and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown except to the extent voting power may be shared with a spouse. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Bitmis Corp., 1-17-1 ZhaoJia Road, XingLongTai District , PanJin City, Liaoning Province, China.

	Common Stock Beneficially Owned (1)
Name and Address of Beneficial Owner	Number of Shares Beneficial Ownership	Percentage of Total Common Equity (1)
Ms. Sun Xiuzhi (2) (3)	8,506,400	49%
All executive officers and directors as a Group		49%

5% or Greater Stockholders:
None

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Applicable percentage ownership is based on 7,250,750 shares of common stock and 10,000,000 preferred shares outstanding as of December 30, 2022. There are no options, warrants or other rights to acquire shares of our common stock.

(2)	Represents Ms. Xiuzhi’s ownership of 850,640 shares of our common stock and 7,655,760 shares of our Series A Preferred Shares which are convertible into 7,655,760 shares of our common stock.

(3)	Represents shares held by each of the following entities of which Ms. Xiuzhi is the sole director and owner of 100% of each entity: Kidde Holding Limited 1%; and Howell Holding Limited 39%. The address for each such entity is c/o Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

DIRECTORS AND EXECUTIVE OFFICERS

In connection with the closing of the Reverse Acquisition described above in Item 2.01 Ms. Yuan Xiaoyan our sole officer and director resigned from her positions as Chief Executive Officer, President, Chief Financial Officer, and sole director, and appointed the following person as the Director and Executive Officer of the Company effective with her resignation.

The following table sets forth certain information concerning our newly appointed director and executive officer:

Name	Age	Position

Ms. Sun Xiuzhi	66	Chief Executive Officer, Chief Financial Officer and Director

Ms. Sun Xiuzhi, Chief Executive Officer, Chief Financial Officer, and Director

Ms. Xiuzhi has served as the Company’s Chief Executive Office, Chief Financial Officer and Director since the closing of the Reverse Acquisition on December 30, 2022. Since 2015 she has served as the Chairperson of Liaoning Kangbaier Biotechnology Development Co., Ltd, a company she founded which is focus on the research and development of technology related to natural β -carotene extraction as well as the commercialization of products derived from such technology. Ms. Xiuzhi attended Shenyang University of Technology where she received a degree in September 2015.

Term of Office

Our director holds her position until the next annual meeting of shareholders and until her successor is elected and qualified by our shareholders, or until earlier death, retirement, resignation, or removal.

Director Independence

Our sole director does not qualify as an “independent director” under the Rules of NASDAQ, Marketplace Rule 4200(a)(15).

Director Compensation

Our current sole director is an employee of the Company. She has not received and will not receive compensation for her service outside the compensation set forth in the Summary Compensation Table below.

If our board consists of any non-employee directors in the future, we may compensate our non-employee directors for their service in the future. We also intend to allow our non-employee directors to participate in any equity compensation plans that we adopt in the future.

Family Relationships

There are no family relationships between any of our directors, executive officers, or directors.

Communications with the Board of Directors

Stockholders with questions about the Company are encouraged to contact the Company by sending communications to the attention of the Chief Executive Officer at 1-17-1 Zhaojia Road, XingLongTai District, PanJin City, Liaoning Province, PRC. Stockholders may communicate with the Board of Directors by sending their communications to the Board of Directors, c/o the Chief Executive Officer at the same address.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years no current director or executive officer of the Company has been involved in the following:

(1)	A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) ;

(3)	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; Or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease and desist order, or removal or prohibition order; Or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; Or

(8)	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Responsibilities and Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to the stockholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. Our director believes that there are general requirements for service on the Board that are applicable to directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board considers the qualifications of director and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by the stockholders, the Board will consider the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors it determines are pertinent in light of the current needs of the Board. The Board also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board requires that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. The Board believes that it should include some directors with a high level of financial literacy and some directors who possess relevant business experience as a chief executive officer, president or similar position at a company. In addition to the qualifications required of all directors, the Board conducts interviews of potential director candidates to assess intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors intends to exercise its oversight in the following manner:

-	appointing, retaining, and overseeing the work of the independent auditors, including resolving disagreements between the management and the independent auditors relating to financial reporting;

-	approving all auditing and non-auditing services permitted to be performed by the independent auditors;

-	reviewing annually the independence and quality control procedures of the independent auditors;

-	reviewing and approving all proposed related party transactions;

-	discussing the annual audited financial statements with the management; and

-

meeting separately with the independent auditors to discuss critical accounting policies, management letters, recommendations on internal controls, the auditor’s engagement letter and independence letter and other material written communications between the independent auditors and the management.

Board Committees

Audit Committee. We intend to establish an audit committee of the Board which will consist of soon-to-be-nominated independent directors. The audit committee’s duties will be to recommend to the Board the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Board, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Audit Committee Financial Expert. The Board currently acts as our audit committee. The Board is still in the process of finding an “audit committee financial expert” as defined in Regulation S-K and directors that are “independent” as that term is used in Section 10A of the Exchange Act.

Compensation Committee. We intend to establish a compensation committee of the Board. The compensation committee will review and approve our salary and benefits policies, including compensation of executive officers.

Nominating Committee. We do not presently have a nominating committee. Our board of directors currently acts as our nominating committee.

Code of Ethics

We are developing a Code of Business Conduct and Ethics that applies to our principal executive officers and principal financial officer, principal accounting officer or controller, or persons performing similar functions and also to other employees.

EXECUTIVE COMPENSATION

Our executive compensation program is designed to help us attract talented individuals to manage and operate all aspects of our business, to reward those individuals fairly over time and to retain those individuals who continue to meet our high expectations.

The following is a summary of the compensation we paid to our Chief Executive Officer, Chief Financial Officer and Vice President from September 22, 2022 through December 30, 2022 and from December 30, 2022 through December 31, 2022. This includes all compensation, including any compensation paid to the officer by any of our subsidiaries. Other than otherwise disclosed, no executive officer received compensation in excess of $100,000 from during 2022.

Summary Compensation Table

Name & Principal Position	Fiscal Year	Base Compensation (annual, unless otherwise noted)	Performance Award	Stock Options	Total Annual

Ms. Yuan Xiaoyan, CEO, CFO, COO, Chairman and Director of the Board (1)	From September 22, 2022 through December 30, 2022	$-	$-	$-	$-

Ms. Sun Xiuzhi, CEO, CFO, COO, Chairman and Director of the Board (2)	December 30, 2022 through December 31, 2022	$-	$-	$-	$-

(1)	Ms. Yuan Xiaoyan was appointed as Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chairman and Director of the Board of Directors of the Company on September 22, 2022. Ms. Ms. Yuan Xiaoyan resigned from those positions on December 30, 2022 in conjunction with the Reverse Acquisition.

(2)	Ms. Sun Xiuzhi was appointed as our Chief Executive Office, Chief Financial Officer, and Director on December 30, 2022.

Employment Agreements

As of the reporting date, the Company has not entered into any employment agreements.

Compensation Discussion and Analysis

We strive to provide our named executive officer (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in similar locations.

It is not uncommon for PRC private companies in to have base salaries as the sole form of compensation. The base salary level is established and reviewed based on the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary is compared to the list of similar positions within comparable peer companies and consideration is given to the executive’s relative experience in his or her position. Base salaries are reviewed periodically and at the time of promotion or other changes in responsibilities.

We will consider forming a compensation committee to oversee the compensation of our named executive officers. The majority of the members of the compensation committee would be independent directors.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The board of directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

As of the date of this report, our director has received no compensation for her service on the board of directors. We plan to implement a compensation program for our independent directors, as and when they are appointed, which we anticipate will include such elements as an annual retainer, meeting attendance fees and stock options. The details of that compensation program will be negotiated with each independent director.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised during the 12 months ended September 30, 2022 and subsequently through December 31, 2022, by the executive officers named in the Executive Compensation Table. Further, there are no option, warrants or rights to receive any of the Company’s securities outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the ownership of our securities, and except as set forth below, none of the directors, executive officers, holders of more than five percent of our outstanding common stock, or any member of the immediate family of any such person have, to our knowledge, had a material interest, direct or indirect, in any transaction or proposed transaction which may materially affect our company.

The amount due from and due to related parties are as follow:

	Note	September 30, 2022		June 30, 2022
Amounts due from related parties:
Duolun Kangbaier Biotechnology Co. LTD	(a)		$1,124	$1,194
Panjin Kangying Health Food Co., LTD	(a)		141	149
Liaoning Baijiakang Health Technology Co. LTD	(a)		42	45
Ms. Xiuzhi Sun	(b)		-	4,757,546
Ms. Xiuhua Sun	(c)		544,336	1,087,722
Mr. Yuewen Sun	(d)		-	970,281
Mr. Zengwen Wang	(e)		-	746,370
Mr. Mingkai Cao	(f)		4,216	4,479
Total			$549,859	$7,567,786

Amounts due to related parties:
Jilin Kangbaier Biotechnology Co., LTD	(a)	$		$298,548
Panjin Double Eagle Green Health Food Co. LTD	(g)		107,492	114,180
Panjin Double Eagle Weishi Green Health Food Co. LTD	(g)		101,576	107,897
Mr. Zengwen Wang	(e)		-	620,846
Ms. Xiuhua Sun	(c)		47,318	67,173
Ms. Xiuzhi Sun	(b)		3,926,429	-
Total			$4,182,815	$1,208,644

(a)	The companies of the representative of the Company.

(b)	The representative of the Company.

(c)	Sister of Ms. Xiuzhi Sun.

(d)	Brother of Ms. Xiuzhi Sun.

(e)	Nephew of Ms. Xiuzhi Sun.

(f)	Family member of Ms. Xiuzhi Sun.

(g)	Shareholder of the Company.

(h)	Companies under the control of the Company’s shareholders.

All the above balances are due on demand, interest-free and unsecured. The Company used the funds for its operations. $7,017,927 amounts due from related parties was settled subsequently from July to September 30, 2022.

Procedures for Approval of Related Party Transactions

Our board of directors is charged with reviewing and approving all potential related party transactions. All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

LEGAL PROCEEDINGS

We know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is not listed on any securities exchange and is quoted on the OTC Expert Market under the symbol “BITM.” No quotations are currently available since BITM is listed in the Expert Market. Our common stock has not been traded on the OTC market except on a limited and sporadic basis and there is no assurance that a regular public trading market will ever develop. OTC market securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC market securities transactions are conducted through a telephone and computer network connecting dealers. OTC market issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Holders of Our Common Stock

As of December 30, 2022, there were 10 holders of record of our common stock based upon the records of the shareholders provided by the Company’s transfer agent. The Company’s transfer agent is VStock Transfer, LLC, 18 Lafayette Place Woodmere, NY 11598, Telephone 212-828-8436.

Dividends

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. We will rely on dividends from our PRC operation entity for our funds and PRC regulations may limit the amount of funds distributed to us from our PRC operation entity, which will affect our ability to declare any dividends.

Stock Option and Warrant Grants

We have no stock option and warrant granted to our executives, employees, vendors, consultants, and any other parties as of the reporting date.

Registration Rights

We have not granted registration rights to any person.

Equity Compensation Plans

We have not adopted any equity compensation plans as of the reporting date.

Penny Stock Regulations

Our shares of common stock are subject to the “penny stock” rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions under the laws of the State of Nevada where the Company was incorporated. The following discussion is qualified in its entirety by reference to such exhibits.

General

We are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share, of which 7,250,750 shares of common stock are issued and outstanding following the completion of the Reverse Takeover.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of our common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Series A Preferred Stock

We are authorized to issue 200,000,000 shares of preferred stock, $0.001 per value per share.  Similarly, the Board will be authorized to fix or alter the designations, powers, preferences, and the number of shares which constitute each such class or series of preferred stock. Such designations, powers or preferences may include, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share), redemption rights (including sinking fund provisions, if any), and liquidation preferences of any unissued shares or wholly unissued series of preferred stock.

As of the date of this report, there are 10,000,000 shares of Series A preferred stock issued and outstanding, with $0.001 per value per share. The Series A Preferred Shares being issued are, by its principal terms:

(a)	Each convertible into 1 shares of Common Stock;

(b)	have the same voting rights as holders of Common Stock on an as-converted basis for any matters that are subject to shareholder vote;

(c)	not be entitled to any dividends; and

(d)	be treated pari passu with the Common Stock on liquidation, dissolution or winding up of the Company.

Indemnification of Directors and Officers

Under provisions of the certificate of incorporation and bylaws of the registrant, directors and officers will be indemnified for any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees, in connection with threatened, p ending or completed actions, suits or proceedings, whether civil, or criminal, administrative or investigative (other than an action arising by or in the right of the registrant), if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, directors and officers will be indemnified for reasonable expenses in connection with threatened, pending or completed actions or suits by or in the right of registrant if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, except in the case of certain findings by a court that such person is liable for negligence or misconduct in his or her duty to the registrant unless such court also finds that such person is nevertheless fairly and reasonably entitled to indemnity. The registrant’s Articles of Incorporation also eliminates the liability of directors of the registrant for monetary damages to the fullest extent permissible under Nevada law.

Indemnification against Public Policy

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The effect of indemnification may be to limit the rights of the Company and the stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Item 1.01 which is incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

Reference is made to the disclosure made under Item 1.01 and Item 2.01 which is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure made under Item 1.01 and Item 2.01 which is incorporated herein by reference. For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under the heading “DIRECTORS AND EXECUTIVE OFFICERS.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired

(b)	Pro forma financial information

(c)	Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

(d)	The following exhibits are filed with this report:

Exhibit Number	Description

10.1*	Share Exchange Agreement

10.2*	Consulting Service Agreement

10.3*	Business Operation Agreement

10.4*	Proxy Agreement

10.5*	Equity Disposal Agreement

10.6*	Equity Pledge Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Submitted herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2023
/s/ Xiuzhi Sun
	Name:	Xiuzhi Sun
	Title:	Chief Executive Officer

CAMBELL INTERNATIONAL HOLDING LIMITED

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CAMBELL INTERNATIONAL HOLDING LIMITED

PRO FORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Financial Data	F-38

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2022	F-39

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive (Loss) Income for the Three Months Ended September 30, 2022	F-40

Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-41

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of Cambell International Holding Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cambell International Holding Limited and its subsidiaries (collectively, the “Company”) as of June 30, 2022 and 2021, and the related consolidated statements of loss and comprehensive loss, changes in shareholders’ deficit, and cash flows for each of the years in the two-year period ended June 30, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had incurred significant working capital deficiency and accumulated deficit at June 30, 2022, net loss from continuing operations for the year ended June 30, 2022. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. These consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. If the Company is unable to successfully obtain the necessary additional financial support as specified in Note 2, there could be a material adverse effect on the Company.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on our consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of our internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ WWC, P.C.
WWC, P.C.
Certified Public Accountants
PCAOB ID: 1171

We have served as auditor since 2022.

San Mateo, California

January 11, 2023

CAMBELL INTERNATIONAL HOLDING LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2022 AND 2021

(Expressed in U.S. dollar, except for the number of shares)

	2022	2021

ASSETS
CURRENT ASSETS
Cash	$204,004	$63,793
Accounts receivable, net of $62,804 and $86,868 allowance for doubtful accounts as of June 30, 2022 and 2021, respectively	-	52,517
Prepayments	105,216	14,278
Other receivables	1,310,866	479,946
Amounts due from related parties	7,567,786	1,549
Inventory	305,046	493,096
Total current assets	9,492,918	1,105,179

NON-CURRENT ASSETS
Long-term other receivable	615,987	-
Property, plant and equipment, net	87,590	68,183
Total non-current assets	703,577	68,183

TOTAL ASSETS	$10,196,495	$1,173,362

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$82,365	$25,097
Advance from customers	6,668,713	-
Amounts due to related parties	1,208,644	2,641,442
Payroll payable	22,447	25,183
Tax payable	11,400	18,670
Other payables	4,376,943	54,378
Total current liabilities	12,370,512	2,764,770

TOTAL LIABILITIES	12,370,512	2,764,770

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS’ DEFICIT
Ordinary share, par value $0.1 per share; 10,000,000 shares issued and outstanding as of June 30, 2022 and 2021	1,000,000	1,000,000
Subscription receivable	(1,000,000)	(1,000,000)
Accumulated deficit	(2,200,149)	(1,535,367)
Accumulated other comprehensive gain (loss)	26,132	(56,041)
Total Shareholders’ Deficit	(2,174,017)	(1,591,408)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$10,196,495	$1,173,362

The accompanying notes are an integral part of these consolidated financial statements.

CAMBELL INTERNATIONAL HOLDING LIMITED

CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED JUNE 30, 2022 AND 2021

(Expressed in U.S. dollar, except for the number of shares)

	2022	2021

REVENUES	829,371	771,755

COST OF REVENUES	598,880	654,846

GROSS PROFIT	230,491	116,909

OPERATING EXPENSES
Selling expenses	182,896	14,221
General and administrative expenses	581,376	1,377,363
Total operating expenses	764,272	1,391,584

LOSS FROM OPERATIONS	(533,781)	(1,274,675)

OTHER INCOME (EXPENSE), NET
Other incomes	13,869	383
Other expenses	(144,870)	(113)
Total other expenses, net	(131,001)	270

NET LOSS BEFORE INCOME TAX	(664,782)	(1,274,405)

Income tax expense	-	-

NET LOSS	(664,782)	(1,274,405)

Other comprehensive income:
Foreign currency translation gain (loss)	82,173	(57,294)

Total comprehensive loss	$(582,609)	$(1,331,699)

Weighted average number of ordinary shares outstanding - basic and diluted	10,000,000	10,000,000

Net loss per share-basic and diluted	$(0.07)	$(0.13)

The accompanying notes are an integral part of these consolidated financial statements.

CAMBELL INTERNATIONAL HOLDING LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED JUNE 30, 2022 AND 2021

(EXPRESSED IN U.S. DOLLAR, EXCEPT FOR THE NUMBER OF SHARES)

					Accumulated
	Ordinary shares				other
	Number of		Subscription	Accumulated	comprehensive
	shares	Amount	receivable	deficit	income (loss)	Total
Balance, June 30, 2020	10,000,000	$1,000,000	$(1,000,000)	$(260,962)	$1,251	$(259,711)

Net loss	-	-	-	(1,274,405)	-	(1,274,405)

Foreign currency translation adjustment	-	-	-	-	(57,292)	(57,292)

Balance, June 30, 2021	10,000,000	1,000,000	(1,000,000)	(1,535,367)	(56,041)	(1,591,408)

Net loss	-	-	-	(664,782)	-	(664,782)

Foreign currency translation adjustment	-	-	-	-	82,173	82,173

Balance, June 30, 2022	10,000,000	$1,000,000	$(1,000,000)	$(2,200,149)	$26,132	$(2,174,017)

The accompanying notes are an integral part of these consolidated financial statements.

CAMBELL INTERNATIONAL HOLDING LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2022 AND 2021

(Expressed in U.S. dollars)

	June 30,	June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(664,782)	$(1,274,405)
Adjustments to reconcile net loss to net cash used in operating activities:
Adjustments to reconcile net income to net cash used in operating activities:
Provision (reversal) of allowance for doubtful accounts	(21,685)	84,692
Impairment on equipment	-	2,905
Depreciation and amortization	73,448	13,813
Changes in operating assets and liabilities:
Accounts receivable, net	74,196	(26,512)
Other receivables	(1,519,632)	130,484
Prepayments	(94,908)	106,776
Inventory	176,488	70,345
Accounts payable	60,377	(188,268)
Advance from customers	6,920,217	(336,595)
Payroll payable	(1,886)	9,398
Tax payable	(6,838)	25,811
Other payables	4,487,644	(1,100,063)
Net cash provided by (used in) operating activities	9,482,639	(2,481,619)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(96,166)	(63,800)
Cash used in investing activities	(96,166)	(63,800)

CASH FLOWS FROM FINANCIING ACTIVITIES
Proceeds from advances from related parties	-	2,573,769
Repayment to related parties	(9,238,562)	-
Cash provided by (used in) financing activities	(9,238,562)	2,573,769

EFFECT OF EXCHANGE RATE ON CASH	(7,700)	3,727

NET CHANGE IN CASH AND CASH EQUIVALENTS	140,211	32,077

CASH AT BEGINNING OF PERIOD	63,793	31,716

CASH AT END OF PERIOD	$204,004	$63,793

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$-	$-
Interest	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

CAMBELL INTERNATIONAL HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

1. ORGANIZATION AND BUSINESS

Cambell International Holding Limited (the “Company”), via the PRC affiliated entity LiaoNing KangBaiEr , engages in the research and development of extraction processes of natural β -carotene, the planting and harvesting of raw materials as well as the production, distribution marketing and sales of natural β -carotene health food products.

In November 2022, Baijiakang Consulting, LiaoNing KangBaiEr, and the shareholders of LiaoNing KangBaiEr entered into a series of contractual agreements for LiaoNing KangBaiEr to qualify as variable interest entity or VIE (the “VIE Agreements”). The VIE Agreements are as follows:

Consulting Service Agreement

Pursuant to the terms of the Exclusive Consulting and Service Agreement dated November 27 2022, between Baijiakang Consulting and Kangbaier Liaoning (the “Consulting Service Agreement”), Baijiakang Consulting is the exclusive consulting and service provider to Kangbaier Liaoning to provide business-related software research and development services; design, installation, and testing services; network equipment support, upgrade, maintenance, monitor, and problem-solving services; employees training services; technology development and sublicensing services; public relations services; market investigation, research, and consultation services; short to medium term marketing plan-making services; compliance consultation services; marketing events and membership related activities planning and organizing services; intellectual property permits; equipment and rental services; and business-related management consulting services. Pursuant to the Consulting Service Agreement, the service fee is the remaining amount after Kangbaier Liaoning’s profit before tax in the corresponding year deducts Kangbaier Liaoning’s losses, if any, in the previous year, the necessary costs, expenses, taxes, and fees incurred in the corresponding year, and the withdraws of the statutory provident fund. Kangbaier Liaoning agreed not to transfer its rights and obligations under the Consulting Service Agreement to any third party without prior written consent from Baijiakang Consulting. In addition, Baijiakang Consulting may transfer its rights and obligations under the Consulting Service Agreement to Baijiakang Consulting’s affiliates without Kangbaier Liaoning’s consent, but Baijiakang Consulting shall notify Kangbaier Liaoning of such transfer. This Agreement is valid for a term of 10 years subject to any extension requested by Baijiakang Consulting unless terminated by Baijiakang Consulting unilaterally prior to the expiration.

The foregoing summary of the Consulting Service Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Consulting Service Agreement, which is filed as Exhibit 10.2 to this Form 8-K.

Business Operation Agreement

Pursuant to the terms of the Business Operation Agreement dated November 27, 2022, among Baijiakang Consulting, Kangbaier Liaoning and the shareholders of Kangbaier Liaoning (the “Business Operation Agreement”), Kangbaier Liaoning has agreed to subject the operations and management of its business to the control of Baijiakang Consulting. According to the Business Operation Agreement, Kangbaier Liaoning is not allowed to conduct any transactions that has substantial impact upon its operations, assets, rights, obligations and personnel without the Baijiakang Consulting’s written approval. The shareholders of Kangbaier Liaoning and Kangbaier Liaoning will take Baijiakang Consulting’s advice on appointment or dismissal of directors, employment of Kangbaier Liaoning’s employees, regular operation, and financial management of Kangbaier Liaoning. The shareholders of Kangbaier Liaoning have agreed to transfer any dividends, distributions or any other profits that they receive as the shareholders of Kangbaier Liaoning to Baijiakang Consulting without consideration. The Business Operation Agreement is valid for a term of 10 years or longer upon the request of Baijiakang Consulting prior to the expiration thereof. The Business Operation Agreement might be terminated earlier by Baijiakang Consulting with a 30-day written notice.

The foregoing summary of the Business Operation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Business Operation Agreement, which is filed as Exhibit 10.3 to this Form 8-K.

Proxy Agreement

Pursuant to the terms of the Proxy Agreements dated November 27, 2022, among Baijiakang Consulting, and the shareholders of Kangbaier Liaoning (each, the “Proxy Agreement”, collectively, the “Proxy Agreements”), each shareholder of Kangbaier Liaoning has irrevocably entrusted his/her shareholder rights as Kangbaier Liaoning’s shareholder to Baijiakang Consulting , including but not limited to, proposing the shareholder meeting, accepting any notices with regard to the convening of shareholder meeting and any other procedures, conducting voting rights, and selling or transferring the shares held by such shareholder, for 10 years or earlier if the Business Operation Agreement was terminated for any reasons.

The foregoing summary of the Proxy Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the Proxy Agreements, which are filed as Exhibit 10.4 to this Form 8-K.

Equity Disposal Agreement

Pursuant to the terms of the Equity Disposal Agreement dated November 27, 2022, among Baijiakang Consulting, Kangbaier Liaoning, and the shareholders of Kangbaier Liaoning (the “Equity Disposal Agreement”), the shareholders of Kangbaier Liaoning granted Baijiakang Consulting or its designees an irrevocable and exclusive purchase option (the “Option”) to purchase Kangbaier Liaoning’s all or partial equity interests and/or assets at the lowest purchase price permitted by PRC laws and regulations. The option is exercisable at any time at Baijiakang Consulting’s discretion in full or in part, to the extent permitted by PRC law. The shareholders of Kangbaier Liaoning agreed to give Kangbaier Liaoning the total amount of the exercise price as a gift, or in other methods upon Baijiakang Consulting’s written consent to transfer the exercise price to Kangbaier Liaoning. The Equity Disposal Agreement is valid for a term of 10 years or longer upon the request of Baijiakang Consulting.

The foregoing summary of the Equity Disposal Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Equity Disposal Agreement, which is filed as Exhibit 10.5 to this Form 8-K.

Equity Pledge Agreement

Pursuant to the terms of the Equity Pledge Agreement dated November 27, 2022, among Baijiakang Consulting and the shareholders of Kangbaier Liaoning (the “Pledge Agreement”), the shareholders of Kangbaier Liaoning pledged all of their equity interests in Kangbaier Liaoning to Baijiakang Consulting, including the proceeds thereof, to guarantee Kangbaier Liaoning’s performance of its obligations under the Business Operation Agreement, the Consulting Service Agreement and the Equity Disposal Agreement (each, a “Agreement”, collectively, the “Agreements”). If Kangbaier Liaoning or its shareholders breach its respective contractual obligations under any Agreements, or cause to occur one of the events regards as an event of default under any Agreements, Baijiakang Consulting, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interest in Kangbaier Liaoning. During the term of the Pledge Agreement, the pledged equity interests cannot be transferred without Baijiakang Consulting’s prior written consent. The Pledge Agreements is valid until all the obligations due under the Agreements have been fulfilled.

The foregoing summary of the Equity Pledge Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Equity Pledge Agreement, which is filed as Exhibit 10.6 to this Form 8-K.

Based on these contractual arrangements, the Company consolidates the VIE in accordance with SEC Regulation S-X Rule 3A-02 and Accounting Standards Codification (“ASC”) topic 810 (“ASC 810”), Consolidation. The Company through its wholly owned subsidiaries is the primary beneficiary of the contractual agreements with Kangbaier Liaoning.

The accompanying consolidated financial statements reflect the activities of each of the following entities:

Name	Background		Ownership
Cambell International Holding Limited	●	A British Virgin Islands company	Holding Entity
	●	Principal activities: Investment holding
·
Win&win Industrial Development Limited	●	A British Virgin Islands company	100%
	●	Principal activities: Investment holding
·
BJK Holding Group Limited	●	A Hong Kong company	100%
	●	Principal activities: Investment holding

Baijiakang (LiaoNing) Health Information Consulting Service Co., Ltd	●	A PRC limited liability company and deemed a wholly foreign-invested enterprise	100%
	●	Principal activities: Consultancy and information technology support

LiaoNing KangBaiEr Biotechnology Development Co., Ltd.	●	A PRC limited liability company	VIE by contractual arrangements
	●	Incorporated on September 22, 2015
	●	Principal activities: research and development of extraction processes of natural β -carotene, the planting and harvesting of raw materials as well as the production, distribution marketing and sales of natural β -carotene health food products.

Doron KangBaier Biotechnology Co. LTD	●	A PRC limited liability company	100% owned by LiaoNing KangBaiEr
	●	Principal activities: research and support

LiaoNing BaiJiaKang Health Technology Co. LTD	●	A PRC limited liability company	100% owned by LiaoNing KangBaiEr
	●	Principal activities: promotion and support

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Principle of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company transactions and balances are eliminated upon consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s ability to operate profitably, to generate cash flows from operations, and to pursue financing arrangements to support its working capital requirements.

In assessing the Company’s liquidity, the Company monitors and analyzes its cash and cash equivalents and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. As of June 30, 2022, the Company’s current liabilities exceeded the current assets by $2,877,594, its accumulated deficit was $2,200,149 and the Company has incurred losses during the years ended June 30, 2022 and 2021. We may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of our business plan, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all.

In evaluating if there is substantial doubt about the ability to continue as a going concern, the Company is trying to alleviate the going concern risk through (1) increasing cash generated from operations by controlling operating expenses, (2) financing from domestic banks and other financial institutions, and (3) equity or debt financing. The Company has certain plans to mitigate these adverse conditions and to increase the liquidity.

On an on-going basis, the Company will also receive financial support commitments from the Company’s related parties.

These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Liquidity

The Company had a working deficit of $2,877,594 as of June 30, 2022, a decrease of $1,218,003 from a working deficit of $1,659,591 as of June 30, 2021. As of June 30, 2022 and 2021, the Company’s cash was $204,004 and $63,793, respectively.

The Company’s primary need for liquidity stems from its need to fund working capital requirements of the Company’s businesses, its capital expenditures and its general operations, including debt repayment. The Company has historically financed its operations through loans from directors and shareholders, and other third party. The Company routinely monitors current and expected operational requirements and financial market conditions to evaluate the use of available financing sources. In addition, the existing major shareholder committed not to request for repayment of the amount due to shareholders by June 30, 2022. Considering the existing working capital position and the ability to access debt funding sources, the management believes that the Company’s operations and borrowing resources are sufficient to provide for its current and foreseeable capital requirements to support its ongoing operations for the next twelve months.

Use of Estimates

The preparation of these consolidated financial statements requires management of the Company to make estimates and judgments that affect the reported amounts of assets, including application of discount on long-term other receivables with present value, liabilities, revenues, costs and expenses, and related disclosures. On an on-going basis, the Company evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Identified below are the accounting policies that reflect the Company’s most significant estimates and judgments, and those that the Company believes are the most critical to fully understanding and evaluating its consolidated financial statements.

In March 2020 the World Health Organization declared coronavirus COVID-19 a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, workforces, customers, and created significant volatility and disruption of financial markets. The pandemic may impact Company’s future estimates including, but not limited to, our allowance for doubtful accounts, inventory valuations, fair value measurements, asset impairment charges. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on its business or results of operations at this time.

Fair Value of Financial Instruments

U.S. GAAP establishes a three-tier hierarchy to prioritize the inputs used in the valuation methodologies in measuring the fair value of financial instruments. This hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three-tier fair value hierarchy is:

Level 1 – observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – include other inputs that are directly or indirectly observable in the marketplace.

Level 3 – unobservable inputs which are supported by little or no market activity.

The carrying value of the Company’s financial instruments, including cash, accounts receivable, other current assets, accounts payable, and accruals and other payable approximate their fair value due to their short maturities.

In accordance with ASC 825, for investments in financial instruments with a variable interest rate indexed to performance of underlying assets, the Company elected the fair value method at the date of initial recognition and carried these investments at fair value. Changes in the fair value are reflected in the accompanying consolidated statements of operations and comprehensive loss as other income (expense). To estimate fair value, the Company refers to the quoted rate of return provided by banks at the end of each period using the discounted cash flow method. The Company classifies the valuation techniques that use these inputs as Level 2 of fair value measurements.

As of June 30, 2022 and 2021, the Company had no investments in financial instruments.

Cash

Cash consists of cash on hand and at banks and highly liquid investments, which are unrestricted from withdrawal or use, and which have original maturities of three months or less when purchased.

Cash denominated in RMB with a U.S. dollar equivalent of $204,004 and $63,793 at June 30, 2022 and 2021, respectively, were held in accounts at financial institutions located in the PRC‚ which is not freely convertible into foreign currencies. In addition, these balances are not covered by insurance. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness. The Company, its subsidiaries and VIE have not experienced any losses in such accounts and do not believe the cash is exposed to any significant risk.

Accounts Receivable, Net and Allowance for Doubtful Accounts

Accounts receivable represents the revenue earned from the customers not yet collected. The carrying value of accounts receivable is reduced by an allowance that reflects the Company’s best estimate of the amounts that will not be collected. Account balances are charged off against the provision after all means of collection have been exhausted and the likelihood of collection is not probable. For the year ended June 30, 2022, the Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement on Credit Losses on Financial Instruments”, including certain subsequent amendments, transitional guidance and other interpretive guidance within ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-11, ASU 2020-02 and ASU 2020-03 (collectively, including ASU 2016-13, “ASC 326”). ASC 326 introduces an approach based on expected losses to estimate the allowance for doubtful accounts, which replaces the previous incurred loss impairment model. The Company’s estimation of allowance for doubtful accounts considers factors such as historical credit loss experience, age of receivable balances, current market conditions, reasonable and supportable forecasts of future economic conditions, as well as an assessment of receivables due from specific identifiable counterparties to determine whether these receivables are considered at risk or uncollectible. The Company assesses collectability by pooling receivables that have similar risk characteristics and evaluates receivables individually when specific receivables no longer share those risk characteristics. For receivables evaluated individually, when it is determined that foreclosure is probable or when the debtor is experiencing financial difficulty at the reporting date and repayment is expected to be provided substantially through the operation or sale of collateral, expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for selling costs as appropriate. The balance of allowance of June 30, 2022 and 2021 were $62,804 and $86,868, respectively.

Inventory

Inventory primarily consists of 1) raw materials, primarily ingredients such as carrots, 2) finished goods, primarily β-carotene series products including carrot juice, carrot meal and carrot noodle, and 3) miscellaneous such as packages.

Inventories are stated at the lower of cost or net realizable value (market value). The cost of raw materials is determined on the basis of weighted average. The cost of finished goods is determined on the basis of weighted average and comprises direct materials, direct labor and an appropriate proportion of overhead.

Net realizable value is based on estimated selling prices less selling expenses and any further costs expected to be incurred for completion. Adjustments to reduce the cost of inventory to net realizable value are made, if required, for estimated excess, obsolescence, or impaired balances.

Property, Plant and Equipment

Property, plant and equipment, net is recorded at cost less accumulated depreciation and accumulated impairment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Useful
Categories	Lives (Years)
Furniture and equipment	3
Machinery	5
Motor vehicles	4

Expenditure for maintenance and repairs is expended as incurred.

The gain or loss on the disposal of equipment is the difference between the net sales proceeds and the lower of the carrying value or fair value less cost to sell the relevant assets and is recognized in general and administrative expenses in the consolidated statements of income and comprehensive income.

Impairment of Long-lived Assets

In accordance with ASC 360-10-35, the Company reviews the carrying values of long-lived assets, including property and equipment with finite lives and intangible assets subject to amortization, for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. The estimation of future cash flows requires significant management judgment based on the Company’s historical results and anticipated results and is subject to many factors. The discount rate that is commensurate with the risk inherent in the Company’s business model is determined by its management. An impairment loss would be recorded if the Company determined that the carrying value of long-lived assets may not be recoverable. The impairment to be recognized is measured by the amount by which the carrying values of the assets exceed the fair value of the assets. Impairment of $2,871 and $2,979 has been recorded by the Company as of June 30, 2022 and 2021.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC Topic 606, Revenue from Contracts with Customers, which replaced ASC Topic 605, using the modified retrospective method of adoption.

The Company recognizes revenues when its customer obtains control of promised goods, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods. The Company recognizes revenues following the five-step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) the Company satisfies the performance obligation. The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way the Company records its revenue. Upon adoption, the Company evaluated its revenue recognition policy for all revenue streams within the scope of the ASU under previous standards and using the five-step model under the new guidance and confirmed that there were no differences in the pattern of revenue recognition. Hence, the Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to the adoption. The effect from the adoption of ASC Topic 606 was not material to the Company’s consolidated financial statements.

The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience.

Judgment is used in determining: (1) whether the financing component in the sales agreement is significant and, if so, (2) the discount rate used in calculating the significant financing component. The Company assesses the significance of the financing component based on the timing of payments agreed to by the parties to the contract that provides the customer with a significant benefit of financing. If determined to be significant, the Company adjusts the promised amount of consideration for the effects of the time value of money.

Judgment is also used in assessing whether the long-term accounts receivable results in variable consideration and, if so, the amount to be included in the transaction price. The Company applies the portfolio approach to estimating the amount of variable consideration in these arrangements using the most likely amount method that is based on the Company’s historical collection experience under similar arrangements.

Based on the above significant judgements, the financing component, arising from the long-term accounts receivable was recognized as financing revenue over the time of payment. There was no financing revenue for the years ended June 30, 2022 and 2021, respectively.

The Company is in traditional production business operation and its performance obligation is delivery of the products to customers within the agreed upon time and location. Customers sign on the delivery notes to indicate their acceptance. The typical payment term is either advance payment or agreed-upon credit terms after delivery of products. There is no warranty and return policy for the customers. The Company accounts for the sales of health care products using the gross method, as it exercises control over the products that it sells until at which point it transfers control of the products to its customers and recognizes revenue.

There are two revenue streams within the Company’s operations: (1) sales of health care products which constitutes the majority of the revenues, and (2) others.

	For the Years Ended
	2022	2021
	Sales	Sales
Health care product sales	$817,954	$771,755
Others	11,417	-
Total revenues	$829,371	771,755

There is no variable consideration and non-cash consideration agreed with the customers. The transaction price is fixed and allocated to the agreed product, the only performance obligation. The revenue is recognized at a point in time once the Company has determined that the customers have obtained control over the products. Control is typically deemed to have been transferred to the customers when the performance obligation is fulfilled, usually at the time of delivery, at the net sales price (transaction price).

There is no contract asset that the Company has right to consideration in exchange for the product sales that the Company has transferred to customers. Such right is not conditional on something other than the passage of time.

Practical expedients and exemption

The Company elected a practical expedient that it does not adjust the promised amount of consideration for the effects of a significant financing component if the Company expects that, upon the inception of revenue contracts, the period between when the Company transfers its promised deliverables to its customers and when the customers pay for those deliverables will be more than one year.

Advertising and Promotional Expenses

Advertising costs are expensed as incurred and included in selling expenses. Advertising costs amounted to $161,853 and $14,057 for the years ended June 30, 2022 and 2021, respectively.

Income Tax

The Company’s subsidiary in China are subject to the income tax laws of the relevant tax jurisdiction. No taxable income was generated outside the PRC for the years ended June 30, 2022 and 2021. The Company accounts for income tax in accordance with U.S. GAAP.

Current income taxes are provided on the basis of net profit (loss) for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions.

Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in which temporary differences are expected to be reversed or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of comprehensive loss in the period of the enactment of the change.

The Company considers positive and negative evidence when determining whether a portion or all of its deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry-forward periods, its experience with tax attributes expiring unused, and its tax planning strategies. The ultimate realization of deferred tax assets is dependent upon its ability to generate sufficient future taxable income within the carry-forward periods provided for in the tax law and during the periods in which the temporary differences become deductible. When assessing the realization of deferred tax assets, the Company has considered possible sources of taxable income including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carry-forwards, (iii) future taxable income arising from implementing tax planning strategies, and (iv) specific known trend of profits expected to be reflected within the industry.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized upon examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. PRC tax returns filed in 2022 and 2021 are subject to examination by any applicable tax authorities. The Company had no uncertain tax position for the years ended June 30, 2022 and 2021.

Value Added Tax

The Company was subject to VAT at the rate of 13% and related surcharges on revenue generated from selling products for the years ended June 30, 2022 and 2021. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities.

Earnings Per Share

The Company has adopted ASC Topic 260, “Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying consolidation financial statements, basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.

Diluted EPS includes the effect from potential issuance of ordinary shares. There was no potentially dilutive share to be issued during the fiscal years ended June 30, 2022 and 2021.

Related Parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Foreign Currency and Foreign Currency Translation

The functional currency of the Company is the Chinese Yuan (“RMB”), as their functional currencies. An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are re-measured at the applicable rates of exchange in effect at that date. Gains and losses resulting from foreign currency re-measurement are included in the statements of comprehensive loss.

The consolidated financial statements are presented in U.S. dollars. Assets and liabilities are translated into U.S. dollars at the current exchange rate in effect at the balance sheet date, and revenues and expenses are translated at the average of the exchange rates in effect during the reporting period. Shareholders’ equity accounts are translated using the historical exchange rates at the date the entry to shareholders’ equity was recorded, except for the change in retained earnings during the period, which is translated using the historical exchange rates used to translate each period’s income statement. Differences resulting from translating functional currencies to the reporting currency are recorded in accumulated other comprehensive income in the consolidated balance sheets.

Translation of amounts from RMB into U.S. dollars has been made at the following exchange rates:

Balance sheet items, except for equity accounts
June 30, 2022	RMB6.6991 to $1
June 30, 2021	RMB6.6549 to $1

Income statement and cash flows items
For the year ended June 30, 2022	RMB6.4556 to $1
For the year ended June 30, 2021	RMB6.6207 to $1

Segment reporting

The Company’s management reviews the consolidated results when making decisions about allocating resources and assessing performance of the Company as a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. The Company’s long-lived assets are substantially all located in the PRC and substantially all of the Company’s revenues are derived from within the PRC. Therefore, no geographical segments are presented.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Recent Accounting Pronouncements

In June 2017, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. In November 2019, the FASB issued ASU 2019-10 which defers the effective dates for the credit losses, derivatives and lease standards for certain companies. The deferred effective date for credit losses is January 1, 2023 for calendar-year end companies which are “smaller reporting companies”, non-SEC filers and all other companies including not-for-profit companies and employee benefit plans. The deferral for the derivatives and lease standards is only applicable to the companies which are not public business entities. The Group is still evaluating the impact of the accounting standard of credit losses on the Group’s consolidated financial statements and related disclosures.

On December 18, 2019, the FASB issued ASU No. 2019-12, Income taxes (Topic 740), Simplifying the Accounting for Income Taxes. This guidance amends ASC Topic 740 and addresses several aspects including 1) evaluation of step-up tax basis of goodwill when there is not a business combination, 2) policy election to not allocate consolidated taxes on a separate entity basis to entities not subject to income tax, 3) accounting for tax law changes or rates during interim periods, 4) ownership changes from equity method investment to subsidiary or vice versa, 5) elimination of exception to intraperiod allocation when there is gain in discontinued operations and a loss from continuing operations, 6) treatment of franchise taxes that are partially based on income. The guidance is effective for calendar year-end public entities on January 1, 2021 and other entities on January 1, 2022. The Group is evaluating the impact of this guidance on its consolidated financial statements and related disclosures.

In October 2020, the FASB issued ASU 2020-10, “Codification Improvements”. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2020-10 is effective for the Company for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The amendments in this Update should be applied retrospectively. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

The Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Group’s consolidated balance sheets, consolidated statements of income and comprehensive income and consolidated statements of cash flows.

3. ACCOUNTS RECEIVABLE, NET

Accounts receivable consist of the following:

	June 30, 2022	June 30, 2021

Accounts receivable	62,804	139,385
Less: allowance for doubtful accounts	(62,804)	(86,868)
Accounts receivable, net	-	52,517

The following table sets forth the movement of allowance for doubtful accounts:

	June 30, 2022	June 30, 2021

Beginning balance	$86,868	$-
Additions	-	84,692
Write off	(21,685)	-
Exchange rate difference	(2,379)	2,176
Ending balance	$62,804	$86,868

4. PREPAYMENTS

Prepayments consist of the following:

	June 30, 2022	June 30, 2021
Prepayments for inventory	$105,216	$14,278
	$105,216	$14,278

5. OTHER RECEIVABLE

Other receivable consists of the following:

	June 30, 2022	June 30, 2021
Receivables from third party companies	$149,262	$464,765
Loans receivable from employees	1,161,604	15,181
Other receivable - current	$1,310,866	$479,946

	June 30, 2022	June 30, 2021
Other receivable – long term	$615,987	$-

Receivables from third party companies are interest free and due on demand. Loans receivable from employees are interest free and due on demand. $597,096 of loans receivable have been repaid to the Company in October 2022.

6. INVENTORY

Inventory consisted of the following:

	June 30, 2022	June 30, 2021
Raw materials, parts, and components	$87,478	$220,125
Finished goods	207,052	260,151
Miscellaneous supplies	10,516	12,820
	$305,046	$493,096

7. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:

	June 30, 2022	June 30, 2021

Vehicle	$19,419	$-
Office equipment	72,177	7,904
Machinery, equipment, and tools	85,858	80,087
Total	177,454	87,991
Less: accumulated depreciation	(86,993)	(16,828)
Impairment on equipment	(2,871)	(2,979)
Property, plant and equipment, net	$87,590	$68,183

Depreciation expenses charged to the consolidated statements of income and comprehensive income for the years ended June 30, 2022 and 2021 were $73,448 and $13,813 respectively.

8. ADVANCE FROM CUSTOMERS

Changes in advance from customers as follows:

	June 30,
	2022	2021

Advance from customers, beginning of the period	$-	$315,424
Customer deposits received during the period	6,668,713	-
Revenue recognized from customer deposits	-	(315,424)
Advance from customers, end of the period	$6,668,713	$-

$6,427,802 of customer deposits was refunded to customers during the quarter ended September 30, 2022 due to change of production plan.

9. OTHER PAYABLES

Other payables consist of the following:

	June 30, 2022	June 30, 2021

Loans payable	$4,376,863	$54,378
Other	80	-
	$4,376,943	$54,378

Loans payable are unsecured, interest free and due on demand. $3,871,684 of loans payable have been repaid by the Company during the months of July and August of 2022.

10. AMOUNTS DUE FROM AND DUE TO RELATED PARTIES

	Note	June 30, 2022	June 30, 2021
Amounts due from related parties:
Duolun Kangbaier Biotechnology Co. LTD	(a)	$1,194	$-
Panjin Kangying Health Food Co., LTD	(a)	149	-
Liaoning Baijiakang Health Technology Co. LTD	(a)	45	-
Ms. Xiuzhi Sun	(b)	4,757,546	-
Ms. Xiuhua Sun	(c)	1,087,722	-
Mr. Yuewen Sun	(d)	970,281	-
Mr. Zengwen Wang	(e)	746,370	-
Mr. Mingkai Cao	(f)	4,479	-
Mr. Tianzhu Sun	(g)	-	1,549
Total		$7,567,786	$1,549

Amounts due to related parties:
Jilin Kangbaier Biotechnology Co., LTD	(a)	$298,548	$306,745
Panjin Double Eagle Green Health Food Co. LTD	(h)	114,180	118,500
Panjin Double Eagle Weishi Green Health Food Co. LTD	(h)	107,897	111,979
Mr. Zengwen Wang	(e)	620,846	35,632
Ms. Xiuhua Sun	(c)	67,173	472,758
Ms. Xiuzhi Sun	(b)	-	1,595,828
Total		$1,208,644	$2,641,442

(a)	The companies of the authorized representative of the Company.
(b)	The authorized representative of the Company.
(c)	Sister of Ms. Xiuzhi Sun.

(d)	Brother of Ms. Xiuzhi Sun.
(e)	Nephew of Ms. Xiuzhi Sun.
(f)	Family member of Ms. Xiuzhi Sun.
(g)	Shareholder of the Company.
(h)	Companies under the control of the Company’s shareholders.

All the above balances are due on demand, interest-free and unsecured. The funds borrowed from related parties were used to fund the Company’s operations. $7,017,927 of amounts due from related parties were settled during the months of July through September of 2022.

11.	INCOME TAXES

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

PRC

Under the Enterprise Income Tax (“EIT”) Law, which has been effective since January 1, 2008, domestic enterprises and foreign invested enterprises (the “FIEs”) are subject to a unified 25% enterprise income tax rate, except for certain entities that are entitled to tax holidays.

For the years ended June 30, 2022 and 2021, a reconciliation of the income tax expense determined at the statutory income tax rate to the Company’s income taxes is as follows:

	2022	2021
Loss before income taxes	$(664,782)	$(1,274,405)
PRC preferential income tax rate	25%	25%
Income tax credit computed at statutory corporate income tax rate	(166,196)	(318,601)
Reconciling items:
Non-deductible expenses	205,309	240,245
Change in valuation allowance	(39,114)	78,356
Income tax expense	$-	$-

The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. for the years ended June 30, 2022 and 2021, the Company had no unrecognized tax benefits.

12.	CHINA CONTRIBUTION PLAN

The Company participates in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. Chinese labor regulations require the Company to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond their monthly contributions.

13.	CONCENTRATIONS AND CREDIT RISK

(a)	Concentrations

In the year ended June 30, 2022, two customers accounted for over 98.83% of the Company’s revenues. In the year ended June 30, 2021, four customers accounted for over 99.59% of the Company’s revenues. No other customer accounts for more than 10% of the Company’s revenue in the years ended June 30, 2022 and 2021.

As of June 30, 2022, one customer accounted for 100% of the Company’s accounts receivable. As of June 30, 2021, three customers accounted for 46.76%, 30.45% and 15.56% of the Company’s accounts receivable, respectively. No other customer accounts for more than 10% of the Company’s accounts receivable for the years ended June 30, 2022 and 2021.

As of June 30, 2022, four suppliers each accounted for 88.41% of the Company’s accounts payable. As of June 30, 2021, two suppliers each accounted for 100% of the Company’s accounts payable. No other supplier accounts for over 10% of the Company’s accounts payable for the years ended June 30, 2022 and 2021.

(b)	Credit risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash. As of June 30, 2022 and 2021, substantially all of the Company’s cash were held by major financial institutions located in the PRC, which management believes are of high credit quality.

For the credit risk related to trade accounts receivable, which are unsecured in nature, the Company performs ongoing credit evaluations of its customers and, if necessary, maintains reserves for potential credit losses. Historically, such losses have been within management’s expectations; however, there is the extremely remote chance that all trade receivables may be become uncollectible.

14.	COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to certain legal proceedings, claims and disputes that arise from the business operations. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity. As of June 30, 2022, the Company had no outstanding lawsuits or claims.

15.	SUBSEQUENT EVENT

On December 30, 2022, Bitmis Corp. (“Bitmis”) and Cambell International Holding Limited, and all shareholders of Cambell International Holding Limited immediately prior to the closing (collectively, the “ Cambell International Holding Limited Shareholders”, each, a “Cambell International Holding Limited Shareholder”) entered into a share exchange agreement (the “Share Exchange Agreement”), pursuant to which the Bitmis acquired 100% of the issued and outstanding equity securities of Cambell International Holding Limited in exchange for 9,000,000 shares of preferred shares, and 1,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Bitmis (the “Share Exchange”). As a result, immediately following the closing of the Share Exchange, Cambell International Holding Limited Shareholders collectively control over 90% of the voting power of Bitmis.

 CAMBELL INTERNATIONAL HOLDING LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2022 AND JUNE 30, 2022

(Expressed in U.S. dollar, except for the number of shares)

	September 30, 2022	June 30, 2022
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$167,364	$204,004
Accounts receivable, net of $59,125 and $62,804 allowance for doubtful accounts as of September 30, 2022 and June 30, 2022, respectively	-	-
Prepayments	80,380	105,216
Other receivables	1,179,050	1,310,866
Amounts due from related parties	549,859	7,567,786
Inventory	272,646	305,046
Total current assets	2,249,299	9,492,918

NON-CURRENT ASSETS
Long-term other receivable	587,019	615,987
Property, plant and equipment, net	74,035	87,590
Total non-current assets	661,054	703,577

TOTAL ASSETS	$2,910,353	$10,196,495

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$80,823	$82,365
Advance from customers	240,911	6,668,713
Amounts due to related parties	4,182,815	1,208,644
Payroll payable	86	22,447
Tax payable	8,763	11,400
Other payables	505,179	4,376,943
Total current liabilities	5,018,577	12,370,512

TOTAL LIABILITIES	5,018,577	12,370,512

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT
Ordinary share, par value $0.1 per share; 10,000,000 shares issued and outstanding as of September 30, 2022 and June 30, 2022	1,000,000	1,000,000
Subscription receivable	(1,000,000)	(1,000,000)
Accumulated deficit	(2,264,169)	(2,200,149)
Accumulated other comprehensive gain	155,945	26,132
Total Shareholders’ Deficit	(2,108,224)	(2,174,017)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$2,910,353	$10,196,495

The accompanying notes are an integral part of these consolidated financial statements.

CAMBELL INTERNATIONAL HOLDING LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

(Expressed in U.S. dollar, except for the number of shares)

(Unaudited)

	For the three months ended September 30,
	2022	2021

REVENUES	68,035	292,936

COST OF REVENUES	64,133	202,645

GROSS PROFIT	3,902	90,291

OPERATING EXPENSES
Selling expenses	941	12,104
General and administrative expenses	75,129	107,627
Total operating expenses	76,070	119,731

LOSS FROM OPERATIONS	(72,168)	(29,440)

OTHER INCOME (EXPENSE), NET
Other incomes	8,148	1,572
Other expenses	-	-
Total other income net	8,148	1,572

NET LOSS BEFORE INCOME TAX	(64,020)	(27,868)

Income tax expense	-	-

NET LOSS	(64,020)	(27,868)

Other comprehensive income:
Foreign currency translation income	83,041	56,130

Total comprehensive income	$19,021	$28,262

Weighted average number of ordinary shares outstanding - basic and diluted	10,000,000	10,000,000

Net loss per share-basic and diluted	$(0.01)	$(0.00)

The accompanying notes are an integral part of these consolidated financial statements.

CAMBELL INTERNATIONAL HOLDING LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

(EXPRESSED IN U.S. DOLLAR, EXCEPT FOR THE NUMBER OF SHARES)

(Unaudited)

	Ordinary shares				Accumulated other
	Number		Subscription	Accumulated	comprehensive
	of shares	Amount	receivable	deficit	income	Total
Balance, June 30, 2022	10,000,000	$1,000,000	$(1,000,000)	$(2,200,149)	$26,132	$(2,147,017)

Net loss	-	-	-	(64,020)	-	(64,020)

Foreign currency translation adjustment	-	-	-	-	129,813	129,813

Balance, September 30, 2022	10,000,000	$1,000,000	$(1,000,000)	$(2,264,169)	$155,945	$(2,108,224)

	Ordinary shares				Accumulated other
	Number of		Subscription	Accumulated	comprehensive
	shares	Amount	receivable	deficit	income (loss)	Total
Balance, June 30, 2021	10,000,000	$1,000,000	$(1,000,000)	$(1,535,367)	$(56,041)	$(1,591,408)

Net loss	-	-	-	(27,868)	-	(27,868)

Foreign currency translation adjustment	-	-	-	-	56,130	56,130

Balance, September 30, 2021	10,000,000	$1,000,000	$(1,000,000)	$(1,563,234)	$89	$(1,563,145)

The accompanying notes are an integral part of these consolidated financial statements.

CAMBELL INTERNATIONAL HOLDING LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

(Expressed in U.S. dollars)

(Unaudited)

	September 30,	September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(64,020)	$(27,868)
Adjustments to reconcile net loss to net cash used in operating activities:
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	56,567	22,730
Changes in operating assets and liabilities:
Accounts receivable, net	-	(88,999)
Other receivables	49,825	(530,082)
Prepayments	19,418	201,813
Inventory	15,112	57,476
Accounts payable	3,415	258,537
Advance from customers	(6,278,407)	32,773
Payroll payable	(21,887)	1,691
Tax payable	(2,049)	(358)
Other payables	(3,759,841)	(54,260)
Net cash used in operating activities	(9,981,867)	(126,547)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(47,807)	(36,702)
Cash used in investing activities	(47,807)	(36,702)

CASH FLOWS FROM FINANCIING ACTIVITIES
Proceeds from advances from related parties	10,003,998	168,406
Cash provided by financing activities	10,003,998	168,406

EFFECT OF EXCHANGE RATE ON CASH	(10,964)	3,847

NET CHANGE IN CASH AND CASH EQUIVALENTS	(36,640)	9,004

CASH AT BEGINNING OF PERIOD	204,004	63,793

CASH AT END OF PERIOD	$167,364	$72,797

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$-	$-
Interest	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

CAMBELL INTERNATIONAL HOLDING LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

(Unaudited)

1. ORGANIZATION AND BUSINESS

Cambell International Holding Limited (the “Company”), via the PRC affiliated entity LiaoNing KangBaiEr , engages in the research and development of extraction processes of natural β -carotene, the planting and harvesting of raw materials as well as the production, distribution marketing and sales of natural β -carotene health food products.

In November 2022, Baijiakang Consulting, LiaoNing KangBaiEr, and the shareholders of LiaoNing KangBaiEr entered into a series of contractual agreements for LiaoNing KangBaiEr to qualify as variable interest entity or VIE (the “VIE Agreements”). The VIE Agreements are as follows:

Consulting Service Agreement

Pursuant to the terms of the Exclusive Consulting and Service Agreement dated November 27 2022, between Baijiakang Consulting and Kangbaier Liaoning (the “Consulting Service Agreement”), Baijiakang Consulting is the exclusive consulting and service provider to Kangbaier Liaoning to provide business-related software research and development services; design, installation, and testing services; network equipment support, upgrade, maintenance, monitor, and problem-solving services; employees training services; technology development and sublicensing services; public relations services; market investigation, research, and consultation services; short to medium term marketing plan-making services; compliance consultation services; marketing events and membership related activities planning and organizing services; intellectual property permits; equipment and rental services; and business-related management consulting services. Pursuant to the Consulting Service Agreement, the service fee is the remaining amount after Kangbaier Liaoning’s profit before tax in the corresponding year deducts Kangbaier Liaoning’s losses, if any, in the previous year, the necessary costs, expenses, taxes, and fees incurred in the corresponding year, and the withdraws of the statutory provident fund. Kangbaier Liaoning agreed not to transfer its rights and obligations under the Consulting Service Agreement to any third party without prior written consent from Baijiakang Consulting. In addition, Baijiakang Consulting may transfer its rights and obligations under the Consulting Service Agreement to Baijiakang Consulting’s affiliates without Kangbaier Liaoning’s consent, but Baijiakang Consulting shall notify Kangbaier Liaoning of such transfer. This Agreement is valid for a term of 10 years subject to any extension requested by Baijiakang Consulting unless terminated by Baijiakang Consulting unilaterally prior to the expiration.

The foregoing summary of the Consulting Service Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Consulting Service Agreement, which is filed as Exhibit 10.2 to this Form 8-K.

Business Operation Agreement

Pursuant to the terms of the Business Operation Agreement dated November 27, 2022, among Baijiakang Consulting, Kangbaier Liaoning and the shareholders of Kangbaier Liaoning (the “Business Operation Agreement”), Kangbaier Liaoning has agreed to subject the operations and management of its business to the control of Baijiakang Consulting. According to the Business Operation Agreement, Kangbaier Liaoning is not allowed to conduct any transactions that has substantial impact upon its operations, assets, rights, obligations and personnel without the Baijiakang Consulting’s written approval. The shareholders of Kangbaier Liaoning and Kangbaier Liaoning will take Baijiakang Consulting’s advice on appointment or dismissal of directors, employment of Kangbaier Liaoning’s employees, regular operation, and financial management of Kangbaier Liaoning. The shareholders of Kangbaier Liaoning have agreed to transfer any dividends, distributions or any other profits that they receive as the shareholders of Kangbaier Liaoning to Baijiakang Consulting without consideration. The Business Operation Agreement is valid for a term of 10 years or longer upon the request of Baijiakang Consulting prior to the expiration thereof. The Business Operation Agreement might be terminated earlier by Baijiakang Consulting with a 30-day written notice.

The foregoing summary of the Business Operation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Business Operation Agreement, which is filed as Exhibit 10.3 to this Form 8-K.

Proxy Agreement

Pursuant to the terms of the Proxy Agreements dated November 27, 2022, among Baijiakang Consulting, and the shareholders of Kangbaier Liaoning (each, the “Proxy Agreement”, collectively, the “Proxy Agreements”), each shareholder of Kangbaier Liaoning has irrevocably entrusted his/her shareholder rights as Kangbaier Liaoning’s shareholder to Baijiakang Consulting , including but not limited to, proposing the shareholder meeting, accepting any notices with regard to the convening of shareholder meeting and any other procedures, conducting voting rights, and selling or transferring the shares held by such shareholder, for 10 years or earlier if the Business Operation Agreement was terminated for any reasons.

The foregoing summary of the Proxy Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the Proxy Agreements, which are filed as Exhibit 10.4 to this Form 8-K.

Equity Disposal Agreement

Pursuant to the terms of the Equity Disposal Agreement dated November 27, 2022, among Baijiakang Consulting, Kangbaier Liaoning, and the shareholders of Kangbaier Liaoning (the “Equity Disposal Agreement”), the shareholders of Kangbaier Liaoning granted Baijiakang Consulting or its designees an irrevocable and exclusive purchase option (the “Option”) to purchase Kangbaier Liaoning’s all or partial equity interests and/or assets at the lowest purchase price permitted by PRC laws and regulations. The option is exercisable at any time at Baijiakang Consulting’s discretion in full or in part, to the extent permitted by PRC law. The shareholders of Kangbaier Liaoning agreed to give Kangbaier Liaoning the total amount of the exercise price as a gift, or in other methods upon Baijiakang Consulting’s written consent to transfer the exercise price to Kangbaier Liaoning. The Equity Disposal Agreement is valid for a term of 10 years or longer upon the request of Baijiakang Consulting.

The foregoing summary of the Equity Disposal Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Equity Disposal Agreement, which is filed as Exhibit 10.5 to this Form 8-K.

Equity Pledge Agreement

Pursuant to the terms of the Equity Pledge Agreement dated November 27, 2022, among Baijiakang Consulting and the shareholders of Kangbaier Liaoning (the “Pledge Agreement”), the shareholders of Kangbaier Liaoning pledged all of their equity interests in Kangbaier Liaoning to Baijiakang Consulting, including the proceeds thereof, to guarantee Kangbaier Liaoning’s performance of its obligations under the Business Operation Agreement, the Consulting Service Agreement and the Equity Disposal Agreement (each, a “Agreement”, collectively, the “Agreements”). If Kangbaier Liaoning or its shareholders breach its respective contractual obligations under any Agreements, or cause to occur one of the events regards as an event of default under any Agreements, Baijiakang Consulting, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interest in Kangbaier Liaoning. During the term of the Pledge Agreement, the pledged equity interests cannot be transferred without Baijiakang Consulting’s prior written consent. The Pledge Agreements is valid until all the obligations due under the Agreements have been fulfilled.

The foregoing summary of the Equity Pledge Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Equity Pledge Agreement, which is filed as Exhibit 10.6 to this Form 8-K.

Based on these contractual arrangements, the Company consolidates the VIE in accordance with SEC Regulation S-X Rule 3A-02 and Accounting Standards Codification (“ASC”) topic 810 (“ASC 810”), Consolidation. The Company through its wholly owned subsidiaries is the primary beneficiary of the contractual agreements with Kangbaier Liaoning.

The accompanying consolidated financial statements reflect the activities of each of the following entities:

Name	Background		Ownership
Cambell International	●	A British Virgin Islands company	Holding Entity
Holding Limited	●	Principal activities: Investment holding
·
Win&win Industrial	●	A British Virgin Islands company	100%
Development Limited	●	Principal activities: Investment holding
·
BJK Holding Group	●	A Hong Kong company	100%
Limited	●	Principal activities: Investment holding

Baijiakang (LiaoNing) Health Information	●	A PRC limited liability company and deemed a wholly foreign-invested enterprise	100%
Consulting Service Co., Ltd	●	Principal activities: Consultancy and information technology support

LiaoNing KangBaiEr	●	A PRC limited liability company	VIE by contractual
Biotechnology	●	Incorporated on September 22, 2015	arrangements
Development Co., Ltd.	●	Principal activities: research and development of extraction processes of natural β -carotene, the planting and harvesting of raw materials as well as the production, distribution marketing and sales of natural β -carotene health food products.

Doron KangBaier	●	A PRC limited liability company	100% owned by
Biotechnology Co. LTD	●	Principal activities: research and support	LiaoNing KangBaiEr

LiaoNing BaiJiaKang	●	A PRC limited liability company	100% owned by
Health Technology Co. LTD	●	Principal activities: promotion and support	LiaoNing KangBaiEr

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The interim condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Principle of Consolidation

The unaudited interim condensed consolidated financial statements do not include all the information and footnotes required by the U.S. GAAP for complete financial statements. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with the U.S. GAAP have been either condensed or omitted consistent with Article 10 of Regulation S-X. In the opinion of the Company’s management, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, in normal recurring nature, as necessary for the fair statement of the Company’s financial position as of September 30, 2022, and results of operations and cash flows for the three months ended September 30, 2022 and 2021. Management is responsible for the preparation and the presentation of the accompanying unaudited interim condensed consolidated financial statements. The unaudited interim condensed consolidated balance sheet as of June 30, 2022 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by the U.S. GAAP. Interim results of operations are not necessarily indicative of the results expected for the full fiscal year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of and for the years ended June 30, 2022 and 2021, and the related notes included in the Company’s audited consolidated financial statements.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s ability to operate profitably, to generate cash flows from operations, and to pursue financing arrangements to support its working capital requirements.

In assessing the Company’s liquidity, the Company monitors and analyzes its cash and cash equivalents and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. As of June 30, 2022, there was substantial doubt that the Company would continue as a going concern. As of September 30, 2022, the Company’s current liabilities exceeded the current assets by $2,769,278, its accumulated deficit was $2,264,169 and the Company has incurred losses during the three months ended September 30, 2022 and 2021. We may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of our business plan, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all.

In evaluating if there is substantial doubt about the ability to continue as a going concern, the Company is trying to alleviate the going concern risk through (1) increasing cash generated from operations by controlling operating expenses, (2) financing from domestic banks and other financial institutions, and (3) equity or debt financing. The Company has certain plans to mitigate these adverse conditions and to increase the liquidity.

On an on-going basis, the Company will also receive financial support commitments from the Company’s related parties.

These conditions continue to raise substantial doubt about our ability to continue as a going concern and has not alleviated the doubt as of June 30, 2022. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Liquidity

The Company had a working deficit of $2,769,278 as of September 30, 2022, an increase of $108,316 from a working deficit of $2,877,594 as of June 30, 2022. As of September 30, 2022 and June 30, 2022, the Company’s cash was $167,364 and $204,004, respectively.

The Company’s primary need for liquidity stems from its need to fund working capital requirements of the Company’s businesses, its capital expenditures and its general operations, including debt repayment. The Company has historically financed its operations through loans from directors and shareholders, and other third party. The Company routinely monitors current and expected operational requirements and financial market conditions to evaluate the use of available financing sources. In addition, the existing major shareholder committed not to request for repayment of the amount due to shareholders by June 30, 2022. Considering the existing working capital position and the ability to access debt funding sources, the management believes that the Company’s operations and borrowing resources are sufficient to provide for its current and foreseeable capital requirements to support its ongoing operations for the next twelve months.

Use of Estimates

The preparation of these consolidated financial statements requires management of the Company to make estimates and judgments that affect the reported amounts of assets including application of discount on long-term other receivables with present value, liabilities, revenues, costs and expenses, and related disclosures. On an on-going basis, the Company evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Identified below are the accounting policies that reflect the Company’s most significant estimates and judgments, and those that the Company believes are the most critical to fully understanding and evaluating its consolidated financial statements.

In March 2020 the World Health Organization declared coronavirus COVID-19 a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, workforces, customers, and created significant volatility and disruption of financial markets. The pandemic may impact Company’s future estimates including, but not limited to, our allowance for doubtful accounts, inventory valuations, fair value measurements, asset impairment charges. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on its business or results of operations at this time.

Fair Value of Financial Instruments

U.S. GAAP establishes a three-tier hierarchy to prioritize the inputs used in the valuation methodologies in measuring the fair value of financial instruments. This hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three-tier fair value hierarchy is:

Level 1 – observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – include other inputs that are directly or indirectly observable in the market place.

Level 3 – unobservable inputs which are supported by little or no market activity.

The carrying value of the Company’s financial instruments, including cash, accounts receivable, other current assets, accounts payable, and accruals and other payable approximate their fair value due to their short maturities.

In accordance with ASC 825, for investments in financial instruments with a variable interest rate indexed to performance of underlying assets, the Company elected the fair value method at the date of initial recognition and carried these investments at fair value. Changes in the fair value are reflected in the accompanying consolidated statements of operations and comprehensive loss as other income (expense). To estimate fair value, the Company refers to the quoted rate of return provided by banks at the end of each period using the discounted cash flow method. The Company classifies the valuation techniques that use these inputs as Level 2 of fair value measurements.

As of September 30, 2022 and June 30, 2022, the Company had no investments in financial instruments.

Cash

Cash consists of cash on hand and at banks and highly liquid investments, which are unrestricted from withdrawal or use, and which have original maturities of three months or less when purchased.

Cash denominated in RMB with a U.S. dollar equivalent of $167,364 and $204,004 at September 30, 2022 and June 30, 2022, respectively, were held in accounts at financial institutions located in the PRC‚ which is not freely convertible into foreign currencies. In addition, these balances are not covered by insurance. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness. The Company, its subsidiaries and VIE have not experienced any losses in such accounts and do not believe the cash is exposed to any significant risk.

Accounts Receivable, Net and Allowance for Doubtful Accounts

Accounts receivable represents the revenue earned from the customers not yet collected. The carrying value of accounts receivable is reduced by an allowance that reflects the Company’s best estimate of the amounts that will not be collected. Account balances are charged off against the provision after all means of collection have been exhausted and the likelihood of collection is not probable. For the year ended June 30, 2022, the Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement on Credit Losses on Financial Instruments”, including certain subsequent amendments, transitional guidance and other interpretive guidance within ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-11, ASU 2020-02 and ASU 2020-03 (collectively, including ASU 2016-13, “ASC 326”). ASC 326 introduces an approach based on expected losses to estimate the allowance for doubtful accounts, which replaces the previous incurred loss impairment model. The Company’s estimation of allowance for doubtful accounts considers factors such as historical credit loss experience, age of receivable balances, current market conditions, reasonable and supportable forecasts of future economic conditions, as well as an assessment of receivables due from specific identifiable counterparties to determine whether these receivables are considered at risk or uncollectible. The Company assesses collectability by pooling receivables that have similar risk characteristics and evaluates receivables individually when specific receivables no longer share those risk characteristics. For receivables evaluated individually, when it is determined that foreclosure is probable or when the debtor is experiencing financial difficulty at the reporting date and repayment is expected to be provided substantially through the operation or sale of collateral, expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for selling costs as appropriate. The balance of allowance of September 30, 2022 and June 30, 2022 were $59,125 and $62,804, respectively.

Inventory

Inventory primarily consists of 1) raw materials, primarily ingredients such as carrots, 2) finished goods, primarily β-carotene series products including carrot juice, carrot meal and carrot noodle, and 3) miscellaneous such as packages.

Inventories are stated at the lower of cost or net realizable value (market value). The cost of raw materials is determined on the basis of weighted average. The cost of finished goods is determined on the basis of weighted average and comprises direct materials, direct labor and an appropriate proportion of overhead.

Net realizable value is based on estimated selling prices less selling expenses and any further costs expected to be incurred for completion. Adjustments to reduce the cost of inventory to net realizable value are made, if required, for estimated excess, obsolescence, or impaired balances.

Property, Plant and Equipment

Property, plant and equipment, net is recorded at cost less accumulated depreciation and accumulated impairment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Useful Lives
Categories	(Years)
Furniture and equipment	3
Machinery	5
Motor vehicles	4

Expenditure for maintenance and repairs is expended as incurred.

The gain or loss on the disposal of equipment is the difference between the net sales proceeds and the lower of the carrying value or fair value less cost to sell the relevant assets and is recognized in general and administrative expenses in the consolidated statements of income and comprehensive income.

Impairment of Long-lived Assets

In accordance with ASC 360-10-35, the Company reviews the carrying values of long-lived assets, including property and equipment with finite lives and intangible assets subject to amortization, for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. The estimation of future cash flows requires significant management judgment based on the Company’s historical results and anticipated results and is subject to many factors. The discount rate that is commensurate with the risk inherent in the Company’s business model is determined by its management. An impairment loss would be recorded if the Company determined that the carrying value of long-lived assets may not be recoverable. The impairment to be recognized is measured by the amount by which the carrying values of the assets exceed the fair value of the assets. Impairment of $2,703 and $2,871 has been recorded by the Company as of September 30, 2022 and June 30, 2022.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC Topic 606, Revenue from Contracts with Customers, which replaced ASC Topic 605, using the modified retrospective method of adoption.

The Company recognizes revenues when its customer obtains control of promised goods, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods. The Company recognizes revenues following the five-step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) the Company satisfies the performance obligation. The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way the Company records its revenue. Upon adoption, the Company evaluated its revenue recognition policy for all revenue streams within the scope of the ASU under previous standards and using the five-step model under the new guidance and confirmed that there were no differences in the pattern of revenue recognition. Hence, the Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to the adoption. The effect from the adoption of ASC Topic 606 was not material to the Company’s consolidated financial statements.

The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience.

Judgment is used in determining: (1) whether the financing component in the sales agreement is significant and, if so, (2) the discount rate used in calculating the significant financing component. The Company assesses the significance of the financing component based on the timing of payments agreed to by the parties to the contract that provides the customer with a significant benefit of financing. If determined to be significant, the Company adjusts the promised amount of consideration for the effects of the time value of money.

Judgment is also used in assessing whether the long-term accounts receivable results in variable consideration and, if so, the amount to be included in the transaction price. The Company applies the portfolio approach to estimating the amount of variable consideration in these arrangements using the most likely amount method that is based on the Company’s historical collection experience under similar arrangements.

Based on the above significant judgements, the financing component, arising from the long-term accounts receivable was recognized as financing revenue over the time of payment. There was no financing revenue for the three months ended September 30, 2022 and 2021, respectively.

The Company is in traditional production business operation and its performance obligation is delivery of the products to customers within the agreed upon time and location. Customers sign on the delivery notes to indicate their acceptance. The typical payment term is either advance payment or agreed-upon credit terms after delivery of products. There is no warranty and return policy for the customers. The Company accounts for the sales of health care products using the gross method, as its controls the products that it sells until at which point it transfers control of the products to its customers and recognizes revenue.

There are two revenue streams within the Company’s operations: (1) sales of health care products which constitutes the majority of the revenues, and (2) others.

	For the Three Months Ended
	2022	2021
	Sales	Sales
Health care product sales	$68,035	$292,936
Others	-	-
Total revenues	$68,035	292,936

There is no variable consideration and non-cash consideration agreed with the customers. The transaction price is fixed and allocated to the agreed product, the only performance obligation. The revenue is recognized at a point in time once the Company has determined that the customers have obtained control over the products. Control is typically deemed to have been transferred to the customers when the performance obligation is fulfilled, usually at the time of delivery, at the net sales price (transaction price).

There is no contract asset that the Company has right to consideration in exchange for the product sales that the Company has transferred to customers. Such right is not conditional on something other than the passage of time.

Practical expedients and exemption

The Company elected a practical expedient that it does not adjust the promised amount of consideration for the effects of a significant financing component if the Company expects that, upon the inception of revenue contracts, the period between when the Company transfers its promised deliverables to its customers and when the customers pay for those deliverables will be more than one year.

Advertising and Promotional Expenses

Advertising costs are expensed as incurred and included in selling expenses. Advertising costs amounted to nil and $12,104 for the three months ended September 30, 2022 and 2021, respectively.

Income Tax

The Company’s subsidiary in China are subject to the income tax laws of the relevant tax jurisdiction. No taxable income was generated outside the PRC for the three months ended September 30, 2022 and 2021. The Company accounts for income tax in accordance with U.S. GAAP.

Current income taxes are provided on the basis of net profit (loss) for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions.

Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in which temporary differences are expected to be reversed or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of comprehensive loss in the period of the enactment of the change.

The Company considers positive and negative evidence when determining whether a portion or all of its deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry-forward periods, its experience with tax attributes expiring unused, and its tax planning strategies. The ultimate realization of deferred tax assets is dependent upon its ability to generate sufficient future taxable income within the carry-forward periods provided for in the tax law and during the periods in which the temporary differences become deductible. When assessing the realization of deferred tax assets, the Company has considered possible sources of taxable income including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carry-forwards, (iii) future taxable income arising from implementing tax planning strategies, and (iv) specific known trend of profits expected to be reflected within the industry.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized upon examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. PRC tax returns filed in 2022 and 2021 are subject to examination by any applicable tax authorities. The Company had no uncertain tax position for the years ended June 30, 2022 and 2021.

Value Added Tax

The Company was subject to VAT at the rate of 13% and related surcharges on revenue generated from selling products for the three months ended September 30, 2022 and 2021. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities.

Earnings Per Share

The Company has adopted ASC Topic 260, “Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying consolidation financial statements, basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.

Diluted EPS includes the effect from potential issuance of ordinary shares. There was no potentially dilutive share to be issued during the three months ended September 30, 2022 and 2021.

Related Parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Foreign Currency and Foreign Currency Translation

The functional currency of the Company is the Chinese Yuan (“RMB”), as their functional currencies. An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are re-measured at the applicable rates of exchange in effect at that date. Gains and losses resulting from foreign currency re-measurement are included in the statements of comprehensive loss.

The consolidated financial statements are presented in U.S. dollars. Assets and liabilities are translated into U.S. dollars at the current exchange rate in effect at the balance sheet date, and revenues and expenses are translated at the average of the exchange rates in effect during the reporting period. Shareholders’ equity accounts are translated using the historical exchange rates at the date the entry to shareholders’ equity was recorded, except for the change in retained earnings during the period, which is translated using the historical exchange rates used to translate each period’s income statement. Differences resulting from translating functional currencies to the reporting currency are recorded in accumulated other comprehensive income in the consolidated balance sheets.

Translation of amounts from RMB into U.S. dollars has been made at the following exchange rates:

Balance sheet items, except for equity accounts
September 30, 2022	RMB7.1159 to $1
June 30, 2022	RMB6.6991 to $1

Income statement and cash flows items
For the three months ended September 30, 2022	RMB6.8425 to $1
For the three months ended September 30, 2021	RMB6.4688 to $1

Segment reporting

The Company’s management reviews the consolidated results when making decisions about allocating resources and assessing performance of the Company as a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. The Company’s long-lived assets are substantially all located in the PRC and substantially all of the Company’s revenues are derived from within the PRC. Therefore, no geographical segments are presented.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Recent Accounting Pronouncements

The Company is an emerging growth company (“EGC”) as defined by the Jumpstart Our Business Startups Act (“JOBS Act”). The JOBS Act provides that an EGC can take advantage of extended transition periods for complying with new or revised accounting standards. This allows an EGC to delay adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company elected to take advantage of the extended transition periods. However, this election will not apply should the Company cease to be classified as an EGC.

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after June 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company does not expect this guidance will have a material impact on its consolidated financial statements.

In June 2016, FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Statements. This ASU requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This ASU affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. This ASU affects loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. For public business entities, this ASU is effective for fiscal years beginning after June 15, 2019, including interim periods within those fiscal years. All entities may adopt this ASU through a cumulative effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). The Company adopted the new standard for the year ended December 31, 2021 using the modified retrospective transition approach. The impact of adopting the new standard was not material to the Group’s consolidated financial statements.

In June 2019, the FASB issued ASU 2019-12: Simplifying the Accounting for Income Taxes (Topic 740), which removes certain exceptions to the general principles in Topic 740 and improves consistent application of and simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance. This ASU is effective for fiscal years beginning after June 15, 2020, and interim periods within those fiscal years, with early adoption permitted. The Company is evaluating the effect of adopting this new accounting guidance but does not expect adoption will have a material impact on the Company’s disclosures.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have material impact on the consolidated financial position, statements of operations and cash flows.

3. ACCOUNTS RECEIVABLE, NET

Accounts receivable consist of the following:

	September 30, 2022	June 30, 2022

Accounts receivable	59,125	62,804
Less: allowance for doubtful accounts	(59,125)	(62,804)
Accounts receivable, net	-	-

The following table sets forth the movement of allowance for doubtful accounts:

	September 30, 2022	June 30, 2022

Beginning balance	$62,804	$86,868
Additions	-	-
Write off	-	(21,685)
Exchange rate difference	(3,679)	(2,379)
Ending balance	$59,125	$62,804

4. PREPAYMENTS

Prepayments consist of the following:

	September 30, 2022	June 30, 2022
Prepayments for inventory	$80,380	$105,216
	$80,380	$105,216

5. OTHER RECEIVABLE

Other receivable consists of the following:

	September 30, 2022	June 30, 2022
Receivables from third party companies	$140,518	$149,262
Loans receivable from employees	1,038,532	1,161,604
Other receivable - current	$1,179,050	$1,310,866

	September 30, 2022	June 30, 2022
Other receivable – long term	$587,019	$615,987

Receivables from third party companies are interest free and due on demand. Loans receivable from employees are interest free and due on demand. $597,096 of loan receivable has been repaid to the Company subsequently during October 2022.

6. INVENTORY

Inventory consisted of the following:

	September 30, 2022	June 30, 2022
Raw materials, parts, and components	$90,559	$87,478
Finished goods	172,080	207,052
Miscellaneous supplies	10,007	10,516
	$272,646	$305,046

7. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:

	September 30, 2022	June 30, 2022

Vehicle	$18,282	$19,419
Office equipment	67,948	72,177
Machinery, equipment, and tools	80,829	85,858
Total	167,059	177,454
Less: accumulated depreciation	(90,321)	(86,993)
Impairment on equipment	(2,703)	(2,871)
Property, plant and equipment, net	$74,035	$87,590

Depreciation expenses charged to the consolidated statements of income and comprehensive income for the three months ended September 30, 2022 and 2021 were $56,567 and $22,730 respectively.

8. ADVANCE FROM CUSTOMERS

Changes in advance from customers as follows:

	September 30,	June 30,
	2022	2022

Advance from customers, beginning of the period	$6,668,713	$-
Customer deposits received during the period	-	6,668,713
Refund of customer deposits	(6,427,802)	-
Advance from customers, end of the period	$240,911	$6,668,713

9. OTHER PAYABLES

Other payables consist of the following:

	September 30, 2022	June 30, 2022

Loans payable	$505,179	$4,376,863
Other	-	80
Other payables	$505,179	$4,376,943

Loans payable are unsecured, interest free and due on demand.

10. AMOUNTS DUE FROM AND DUE TO RELATED PARTIES

	Note	September 30, 2022	June 30, 2022
Amounts due from related parties:
Duolun Kangbaier Biotechnology Co. LTD	(a)	$1,124	$1,194
Panjin Kangying Health Food Co., LTD	(a)	141	149
Liaoning Baijiakang Health Technology Co. LTD	(a)	42	45
Ms. Xiuzhi Sun	(b)	-	4,757,546
Ms. Xiuhua Sun	(c)	544,336	1,087,722
Mr. Yuewen Sun	(d)	-	970,281
Mr. Zengwen Wang	(e)	-	746,370
Mr. Mingkai Cao	(f)	4,216	4,479
Total		$549,859	$7,567,786

Amounts due to related parties:
Jilin Kangbaier Biotechnology Co., LTD	(a)	$	$298,548
Panjin Double Eagle Green Health Food Co. LTD	(g)	107,492	114,180
Panjin Double Eagle Weishi Green Health Food Co. LTD	(g)	101,576	107,897
Mr. Zengwen Wang	(e)	-	620,846
Ms. Xiuhua Sun	(c)	47,318	67,173
Ms. Xiuzhi Sun	(b)	3,926,429	-
Total		$4,182,815	$1,208,644

(a)	The companies of the authorized representative of the Company.
(b)	The authorized representative of the Company.
(c)	Sister of Ms. Xiuzhi Sun.
(d)	Brother of Ms. Xiuzhi Sun.
(e)	Nephew of Ms. Xiuzhi Sun.
(f)	Family member of Ms. Xiuzhi Sun.
(g)	Companies under the control of the Company’s shareholders.

All the above balances are due on demand, interest-free and unsecured. The Company used the funds borrowed from related parties to fund its operations. As of December 31, 2022, $331,762 of amounts due from related parties had been settled with the Company during the months from October to December of 2022.

11. INCOME TAXES

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

PRC

Under the Enterprise Income Tax (“EIT”) Law, which has been effective since January 1, 2008, domestic enterprises and foreign invested enterprises (the “FIEs”) are subject to a unified 25% enterprise income tax rate, except for certain entities that are entitled to tax holidays.

For the three months ended September 30, 2022 and 2021, a reconciliation of the income tax expense determined at the statutory income tax rate to the Company’s income taxes is as follows:

	For the three months ended September 30,
	2022	2021
Loss before income taxes	$(15,484)	$(27,868)
PRC preferential income tax rate	25%	25%
Income tax credit computed at statutory corporate income tax rate	(3,871)	(6,967)
Reconciling items:
Non-deductible expenses	340	1,323
Change in valuation allowance	3,531	5,644
Income tax expense	$-	$-

The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. for the three months ended September 30, 2022 and 2021, the Company had no unrecognized tax benefits.

12. CHINA CONTRIBUTION PLAN

The Company participates in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. Chinese labor regulations require the Company to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond their monthly contributions.

13. CONCENTRATIONS AND CREDIT RISK

(a) Concentrations

In the three months ended September 30, 2022, three customers accounted for over 98.98% of the Company’s revenues. In the three months ended September 30, 2021, two customers accounted for 100% of the Company’s revenues. No other customer accounts for more than 10% of the Company’s revenue in the three months ended September 30, 2022 and 2021.

As of September 30, 2022, one customer accounted for 100% of the Company’s accounts receivable. As of June 30, 2022, one customer accounted for 100% of the Company’s accounts receivable, respectively. No other customer accounts for more than 10% of the Company’s accounts receivable as of September 30, 2022 and June 30, 2022.

As of September 30, 2022, two suppliers each accounted for 87.77% of the Company’s accounts payable. As of June 30, 2022, four suppliers each accounted for 88.41% of the Company’s accounts payable. No other supplier accounts for over 10% of the Company’s accounts payable as of September 30, 2022 and June 30, 2022.

(b) Credit risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash. As of September 30, 2022 and June 30, 2022, substantially all of the Company’s cash were held by major financial institutions located in the PRC, which management believes are of high credit quality.

For the credit risk related to trade accounts receivable, which are unsecured in nature, the Company performs ongoing credit evaluations of its customers and, if necessary, maintains reserves for potential credit losses. Historically, such losses have been within management’s expectations; however, there is the extremely remote chance that all trade receivables may be become uncollectible.

14. COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to certain legal proceedings, claims and disputes that arise from the business operations. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity. As of September 30, 2022, the Company had no outstanding lawsuits or claims.

15. SUBSEQUENT EVENT

On December 30, 2022, Bitmis Corp. (“Bitmis”) and Cambell International Holding Limited, and all shareholders of Cambell International Holding Limited immediately prior to the closing (collectively, the “ Cambell International Holding Limited Shareholders”, each, a “Cambell International Holding Limited Shareholder”) entered into a share exchange agreement (the “Share Exchange Agreement”), pursuant to which the Bitmis acquired 100% of the issued and outstanding equity securities of Cambell International Holding Limited in exchange for 9,000,000 shares of preferred shares, and 1,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Bitmis (the “Share Exchange”). As a result, immediately following the closing of the Share Exchange, Cambell International Holding Limited Shareholders collectively control over 90% of the voting power of Bitmis.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On December 30, 2021, Bitmis Corp. (“Bitmis”) entered into a definitive Share Exchange Agreement (the “Share Exchange Agreement”) with Cambell International Holding Limited (“Cambell”), a British Virgins Island company, and the shareholders of Cambell International Holding Limited (the “Shareholders”). The Share Exchange Agreement is effective on December 30, 2022.

For accounting purposes, the Share Exchange Agreement has been accounted for as a reverse acquisition, and the transactions has been treated as a recapitalization of Cambell, with Cambell t as the accounting acquirer and continuing entities although Bitmis is the legal acquirer. Accordingly, the Company’s historical financial statements are those of Cambell immediately following the consummation of the reverse acquisition.

The accompanying unaudited pro forma condensed combined financial information have been prepared to present the balance sheet and statements of operations of Bitmis to indicate how the combined financial statements might have looked like if the acquisition of Cambell and the transactions related to the acquisition had occurred as of the beginning of the period presented.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 is presented as if we have entered into and closed the Share Exchange Agreement, hence consummation of the reverse acquisition on September 30, 2022.

The unaudited pro forma condensed combined statements of operations for the six months ended March 31, 2021 are presented as if the reverse acquisition consummated at the beginning of the period presented and were carried forward through each of the aforementioned periods presented. The unaudited pro forma condensed combined financial statements of Bitmis were derived from the audited financial statements contained on its April 30, 2021 Form 10-K, and unaudited financial statements contained on its January 31, 2021 and October 31, 2020 Form 10-Q as filed with the Securities and Exchange Commission due to different fiscal year and period end between Bitmis and Cambell. The unaudited pro forma condensed combined financial statements of Bitmis were derived from its books and records.

The unaudited pro forma condensed financial statements of Cambell and its subsidiaries were derived from their books and records and assumed the VIE Agreements consummated on such period.

These unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations.

Bitmis Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2022

	Bitmis Corp.	Consolidated Combined Cambell Limited and Its Subsidiaries	Adjustment		Pro forma Balances

ASSETS
Current Assets
Cash	$-	$167,364	$-		$167,364
Accounts receivable		-			-
Prepayments		80,380			80,380
Other receivables		1,179,050			1,179,050
Amounts due from related parties		549,859			549,859
Inventory	-	272,646	-		272,646
Total Current Assets	-	2,249,299	-		2,249,299

Non-current Assets
Long-term other receivable	-	587,019	-		587,019
Property, plant and equipment, net	-	74,035	-		74,035
Total Non-current Assets	-	661,054	-		661,054

Total Assets	$-	$2,910,353	$-		$2,910,353

LIABILITIES AND DEFICIT
LIABIILITIES
Current Liabilities
Accounts payable	$-	$80,823	$-		$80,823
Advance from customers	-	240,911	-		240,911
Amounts due to related parties	-	4,182,815	-		4,182,815
Payroll payable	-	86	-		86
Tax payable	-	8,763	-		8,763
Other payables	-	505,179	-		505,179
Total Current Liabilities	-	5,018,577	-		5,018,577

Total Liabilities	-	5,018,577	-		5,018,577

Commitment and contingencies

DEFICIT
Preferred stock, par value $0.001, 10,000,000 shares authorized, 10,000,000 shares issued and outstanding	10,000	-	-		10,00
Common stock, par value $0.001; 75,000,000 shares authorized, 6,250,750 shares issued and outstanding	6,251	-	1,000	(1)	7,251
Additional paid-in capital	56,230	-	(56,230	)(2)	-
Ordinary shares	-	1,000,000	(1,000,000	)(2)	1,000,000
Subscription receivable		(1,000,000)	1,000,000		(1,000,000)
Accumulated deficit	(56,230)	(2,264,169)	56,230	(1)	(2,264,169)
Accumulated other comprehensive income	-	155,945	-		155,945
Total Shareholders’ deficit	-	(2,108,224)	-		(2,108,224)

Total Liabilities and Deficit	$-	$2,910,353	$-		$2,910,353

Bitmis Corp.

Unaudited Pro Forma Condensed Statement of Operations and Comprehensive (Loss) Income

for the Three Months Ended September 30, 2022

	Bitmis Corp.	Consolidated Combined Cambell Limited and Its Subsidiaries	Adjustments		Proforma Balance

Revenue	$-	$68,035	$-		$68,035
Cost of revenue	-	(64,133)	-		(64,133)
Gross profit	-	3,902	-		3,902

Operating expenses
General and administrative expenses	9,350	75,12	(9,350	)(3)	75,12
Selling expense	-	941	-		941
Total operating expenses	9,350	76,070	(9,350)		76,070

Loss from operations	(9,350)	(72,168)	9,350		(72,168)

Other income (expense):
Other income (expense)	-	8,148	-		8,148
Total other income	-	8,148	-		8,148

Loss before income taxes	(9,350)	(64,020)	9,350		(64,020)

Income tax (expense) benefit	-	-	-		-

Net loss	(9,350)	(64,020)	9,350		(64,020)
Foreign currency translation adjustment	-	129,813	-		129,813
Comprehensive (loss) income	(9,350)	65,793	9,350		65,793

Notes to Unaudited Pro Forma Condensed Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 and the unaudited pro forma condensed combined statements of operations for the three months ended September 30, 2022, are based on the historical financial statements of Bitmis and Cambell after giving effect of the reverse merger between Bitmis and Cambell on December 30, 2022, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

For accounting purpose, the transaction with Cambell was treated as a reserve acquisition, with Bitmis and Cambell as the acquirer and Bitmis as the acquired party.

Note 2 – Adjustments

(1)	To record an issuance of 1,000,000 of Bitmis’s common stock to Cambell’s shareholders

(2)	To adjust the equity of subsidiaries

(3)	To eliminate the expenses of Bitmis as a result of the elimination of assets and liabilities